 ------------------------------------------------------------------------------------------------------------------- Panorama Series Fund, Inc. ------------------------------------------------------------------------------------------------------------------- 6803 S. Tucson Way, Englewood, Colorado 80112 1.888.470.0861 Statement of Additional Information dated April 30, 2002 Panorama Series Fund, Inc. is an investment company with four series, referred to as "Portfolios" in this document. Each portfolio is a separate mutual fund having its own objective, investments, strategies and risks. The Portfolios are: |_| Total Return Portfolio |_| Growth Portfolio |_| Oppenheimer International Growth Fund/VA |_| Government Securities Portfolio ------------------------------------------------------------------------------------------------------------------- Shares of the Portfolios are sold only as the underlying investments for variable life insurance policies, variable annuity contracts and other products for insurance company separate accounts. Shares are not available for sale directly to investors. ------------------------------------------------------------------------------------------------------------------- This Statement of Additional Information is not a Prospectus. This document contains additional information about the Portfolios, and supplements information in the Prospectuses dated April 30, 2002, of the Portfolios. This document should be read together with the Prospectuses. You can obtain a Prospectus by writing to the Portfolios' Transfer Agent, OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217, or by calling the Transfer Agent at the toll-free number shown above. Contents Page About the Portfolios Additional Information About Investment Policies and Risks.............................................. Investment Policies................................................................................ Other Investment Techniques and Strategies......................................................... Investment Restrictions............................................................................ How the Portfolios are Managed ......................................................................... Organization and History........................................................................... Directors and Officers of the Company.............................................................. The Manager........................................................................................ Brokerage Policies of the Portfolios.................................................................... Distribution and Service Plans (Service Shares Only).................................................... Performance of the Portfolios........................................................................... Investing In the Portfolios How To Buy and Sell Shares.............................................................................. Dividends, Capital Gains and Taxes...................................................................... Additional Information About the Portfolios............................................................. Financial Information About the Portfolios Independent Auditors' Report............................................................................ Financial Statements.................................................................................... Appendix A: Ratings Definitions......................................................................... A-1 Appendix B: Industry Classifications.................................................................... B-1 A B O U T T H E P O R T F O L I O S Additional Information About Investment Policies and Risks The investment objectives, the principal investment policies and the main risks of each Portfolio are described in the Prospectus for that Portfolio. This Statement of Additional Information contains supplemental information about those policies and risks and the types of securities that the Portfolios' investment Manager, OppenheimerFunds, Inc., can select for the Portfolios. Additional information is also provided about the strategies that each Portfolio may use to try to achieve its objective. Investment Policies. The composition of the investment portfolio of each Portfolio and the techniques and strategies that the Manager uses in selecting investment securities will vary over time. The Portfolios are not required to use all of the investment techniques and strategies described below at all times in seeking their goal. They may use some of the special investment techniques and strategies at some times or not at all. In the discussion of the investment strategies of the Portfolios below, the Portfolios are categorized according to the types of investments they primarily make. Total Return Portfolio, Growth Portfolio and Oppenheimer International Growth Fund/VA are referred to as "Equity Portfolios," because they invest mainly or substantially in common stocks and other equity securities. Government Securities Portfolio is referred to as a "Fixed Income Portfolio," because the main emphasis of its investment program is debt securities. However a Portfolio is referred to in general, the discussion below of particular investments and strategies indicates which Portfolios can use that investment or technique as part of their investment program. For example, some investments can be held by only some of the Portfolios and some can be held by all. Please refer to the Prospectus of a particular Portfolio for an explanation of its principal investment policies and risks. |X| Equity Securities. The Equity Portfolios invest in equity securities, which include common stocks, preferred stocks, rights and warrants, and securities convertible into common stock. Certain equity securities may be selected for some of the Portfolios not only for their appreciation possibilities but because they may provide dividend income. The capitalization ranges of the issuers of equity securities that particular Portfolios invest in are discussed in the Prospectuses. Some of the Portfolios may emphasize securities of issuers in one or more capitalization ranges, such as mid-cap and large-cap issuers. "Capitalization" refers to the market capitalization of a company, which, in general terms, is the value of a company determined by the total market value of its issued and outstanding common stock. There are no fixed dollar amounts for particular capitalization ranges, and the ranges currently used by the Portfolios may change over time as investors change their views as to what, for example, a "small-cap" company is in relation to "mid-cap" and "large-cap" as the stock market changes. Different Portfolios may also have different definitions of what constitutes a small-, mid- or large-cap issuer. Small-cap growth companies may offer greater opportunities for capital appreciation than securities of large, more established companies. However, these securities also involve greater risks than securities of larger companies. Securities of small capitalization issuers may be subject to greater price volatility in general than securities of large-cap and mid-cap companies. Therefore, to the degree that a Portfolio has investments in smaller capitalization companies at times of market volatility, that Portfolio's share price may fluctuate more. Those investments may be limited to the extent the Manager believes that such investments would be inconsistent with the Portfolio's investment objective. |_| Growth Companies (All Equity Portfolios). The Equity Portfolios can invest in securities of "growth" companies. Growth companies are those companies that the Manager believes are entering into a growth cycle in their business, with the expectation that their stock will increase in value. They may be established companies as well as newer companies in the development stage. Growth companies may have a variety of characteristics that in the view of the portfolio manager of a Portfolio defines them as "growth" issuers. Growth companies may include companies that are generating or applying new technologies, new or improved distribution techniques or new services. They may own or develop natural resources. They may be companies that can benefit from changing consumer demands or lifestyles, or companies that have projected earnings in excess of the average for their sector or industry. In each case, they have prospects that the portfolio manager believes are favorable for the long term. |_| Preferred Stocks (All Equity Portfolios). Preferred stock, unlike common stock, has a stated dividend rate payable from the corporation's earnings. Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock. Preferred stock may be "participating" stock, which means that it may be entitled to a dividend exceeding the stated dividend in certain cases. If interest rates rise, the fixed dividend on preferred stocks may be less attractive, causing the price of preferred stocks to decline. Preferred stock may have mandatory sinking fund provisions, as well as provisions allowing calls or redemptions prior to maturity, which also have a negative impact on prices when interest rates decline. The rights of preferred stock on distribution of a corporation's assets in the event of a liquidation are generally subordinate to the rights associated with a corporation's debt securities. Preferred stock generally has a preference over common stock on the distribution of a corporation's assets in the event of liquidation of the corporation. |_| Convertible Securities (All Equity Portfolios). While some convertible securities are a form of debt security, in some cases their conversion feature (allowing conversion into the issuer's common stock) may cause a portfolio manager to regard them as "equity equivalents." In those cases, the rating assigned to the security has less impact on the portfolio manager's investment decision with respect to convertible securities than in the case of non-convertible fixed income securities. Convertible debt securities are subject to the credit risks and interest rate risks described below in "Debt Securities." The value of a convertible security is a function of its "investment value" and its "conversion value." If the investment value exceeds the conversion value, the security will behave more like a debt security and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the security will behave more like an equity security. In that case, it will likely sell at a premium over its conversion value and its price will tend to fluctuate directly with the price of the underlying security. To determine whether convertible securities should be regarded as "equity equivalents," the portfolio managers typically examine the following factors: (1) whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer, (2) whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and (3) the extent to which the convertible security may be a defensive "equity substitute," providing the ability to participate in any appreciation in the price of the issuer's common stock. |_| Rights and Warrants (All Equity Portfolios). Warrants basically are options to purchase equity securities at specific prices valid for a specific period of time. Their prices do not necessarily move parallel to the prices of the underlying securities. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer. A Portfolio may invest up to 5% of its total assets in warrants or rights. That 5% limitation does not apply to warrants a Portfolio has acquired as part of units with other securities or that are attached to other securities. No more than 2% of a Portfolio's total assets may be invested in warrants that are not listed on either The New York Stock Exchange or The American Stock Exchange. |X| Foreign Securities (All Equity Portfolios). Each Equity Portfolio can invest in foreign securities, consistent with any limitations a Portfolio may have on foreign investing set forth in its Prospectus or this Statement of Additional Information. These may include debt and equity securities issued by companies or governmental issuers in developed countries or emerging market countries. Growth Portfolio and Total Return Portfolio have fundamental policies, described in "Investment Restrictions," below, that limit the percentage of their assets that can be invested in foreign securities. The Portfolios can invest in obligations of foreign branches of U.S. banks and U.S. branches of foreign banks. These investments are subject to some of the risks of foreign securities and do not offer the protection of Federal Deposit Insurance Corporation insurance. Investing in foreign securities offers potential benefits not available from investing solely in securities of domestic issuers. They include the opportunity to invest in foreign issuers that appear to offer growth or income potential, or in foreign countries with economic policies or business cycles different from those of the U.S., or to reduce fluctuations in portfolio value by taking advantage of foreign stock or bond markets that do not move in a manner parallel to U.S. markets. In buying foreign securities, a Portfolio may convert U.S. dollars into foreign currency, but only to effect securities transactions on foreign securities exchanges and not to use currency for speculative purposes or to hold it as an investment. Notwithstanding the foregoing, International Growth Fund/VA may invest up to 10% of its net assets in the euro for investment purposes. With respect to each of the Portfolios except Oppenheimer International Growth Fund/VA, securities of foreign issuers that are represented by American Depository Receipts (ADRs), or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for the purposes of a Portfolio's investment allocations. That is because they are not subject to many of the special considerations and risks, discussed below, that apply to foreign securities traded and held abroad. Because the Portfolios can purchase securities denominated in foreign currencies, a change in the value of a foreign currency against the U.S. dollar could result in a change in the amount of income a Portfolio has available for distribution. Because a portion of the Portfolio's investment income may be received in foreign currencies, the Portfolio will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore will absorb the cost of currency fluctuations. After the Portfolio has distributed income, subsequent foreign currency losses may result in the Portfolios having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders. |_| Risks of Foreign Investing. Investments in foreign securities may offer special opportunities for investing but also present special additional risks and considerations not typically associated with investments in domestic securities. Some of these additional risks are: o reduction of income by foreign taxes; o fluctuation in value of foreign investments due to changes in currency rates, currency devaluation or currency control regulations (for example, currency blockage); o transaction charges for currency exchange; o lack of public information about foreign issuers; o lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers; o less volume on foreign exchanges than on U.S. exchanges; o greater volatility and less liquidity on foreign markets than in the U.S.; o less governmental regulation of foreign issuers, securities exchanges and brokers than in the U.S.; o greater difficulties in commencing lawsuits; o higher brokerage commission rates than in the U.S.; o increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities; o possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and o unfavorable differences between the U.S. economy and foreign economies. In the past, U.S. government policies have discouraged certain investments abroad by U.S. investors, through taxation or other restrictions, and it is possible that such restrictions could be re-imposed. |_| Special Risks of Emerging Markets. Emerging and developing markets abroad may also offer special opportunities for investing but have greater risks than more developed foreign markets, such as those in Europe, Canada, Australia, New Zealand and Japan. There may be even less liquidity in their securities markets, and settlements of purchases and sales of securities may be subject to additional delays. They are subject to greater risks of limitations on the repatriation of income and profits because of currency restrictions imposed by local governments. Those countries may also be subject to the risk of greater political and economic instability, which can greatly affect the volatility of prices of securities in those countries. The portfolio managers will consider these factors when evaluating securities in these markets, and the Portfolios currently do not expect to invest a substantial portion of their assets in emerging markets. |X| Debt Securities. The Portfolios can invest in debt securities to seek their objectives. Foreign debt securities are subject to the risks of foreign securities described above. In general, debt securities are also subject to two additional types of risk: credit risk and interest rate risk. |_| Credit Risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. In general, lower-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, higher-quality bonds. The portfolios can buy rated and unrated debt securities. In making investments in debt securities, the portfolio managers may rely to some extent on the ratings of ratings organizations or it may use their own research to evaluate a security's credit-worthiness. If a Portfolio buys unrated debt securities, to consider them part of the Portfolio's holdings of investment-grade securities, they must be judged by the Manager to be of a quality comparable to securities rated as investment grade by a rating organization. U.S. government securities, although unrated, are generally considered to be equivalent to securities in the highest rating categories. Investment-grade securities are securities that are rated at least "Baa" by Moody's Investors Service, Inc. ("Moody's") or at least "BBB" by Standard & Poor's Ratings Service ("Standard & Poor's") or that have comparable ratings by another nationally-recognized rating organization. The Portfolios other than Government Securities Portfolio can also buy non-investment-grade debt securities (commonly referred to as "junk bonds"). |_| Interest Rate Risk. Interest rate risk refers to the fluctuations in value of debt securities resulting from the inverse relationship between price and yield. For example, an increase in general interest rates will tend to reduce the market value of already-issued debt securities, and a decline in general interest rates will tend to increase their value. In addition, debt securities having longer maturities tend to offer higher yields, but are subject to potentially greater fluctuations in value from changes in interest rates than obligations having shorter maturities. Fluctuations in the market value of debt securities after a Portfolio buys them will not affect the interest income payable on those securities (unless the security pays interest at a variable rate pegged to interest rate changes). However, those price fluctuations will be reflected in the valuations of the securities, and therefore the Portfolio's net asset values will be affected by those fluctuations. |_| Lower-Grade Securities (All Equity Portfolios). Because lower-grade securities tend to offer higher yields than investment-grade securities, a Portfolio might invest in lower-grade securities to seek higher income. "Lower-grade" debt securities are those rated below "investment grade," which means they have a rating lower than "Baa" by Moody's or lower than "BBB" by Standard & Poor's or similar ratings by other rating organizations. If they are unrated, and are determined by the Manager to be of comparable quality to debt securities rated below investment grade, they are considered part of the Portfolio's holdings of lower-grade securities. Some of the special credit risks of lower-grade securities are discussed below. There is a greater risk that the issuer may default on its obligation to pay interest or to repay principal than in the case of investment-grade securities. The issuer's low creditworthiness may increase the potential for its insolvency. An overall decline in values in the high yield bond market is also more likely during a period of a general economic downturn. An economic downturn or an increase in interest rates could severely disrupt the market for high yield bonds, adversely affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay principal. In the case of foreign high yield bonds, these risks are in addition to the special risks of foreign investing discussed above. To the extent they can be converted into stock, convertible securities may be less subject to some of the risks of volatility than non-convertible high yield bonds, since stock may be more liquid and less affected by some of these risk factors. While securities rated "Baa" by Moody's or "BBB" by Standard & Poor's are investment grade and are not regarded as junk bonds, those securities may be subject to special risks and have some speculative characteristics. Definitions of the debt security ratings categories of Moody's, Standard & Poor's, and Fitch, Inc. are included in Appendix A to this Statement of Additional Information. |_| Mortgage-Related Securities (Government Securities Portfolio and Total Return Portfolio). Mortgage-related securities are a form of derivative investment collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations ("CMOs"), mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real estate-related securities. Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government, discussed below under "U.S. Government Securities," have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks. As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. Some mortgage-related securities pay interest at rates that move inversely to changes in general interest rates, based on a multiple of a specific index. Although the value of a mortgage-related security may decline when interest rates rise, the converse is not always the case. In periods of declining interest rates, mortgages are more likely to be prepaid. Therefore, a mortgage-related security's maturity can be shortened by unscheduled prepayments on the underlying mortgages. Therefore, it is not possible to predict accurately the security's yield. The principal that is returned earlier than expected may have to be reinvested in other investments having a lower yield than the prepaid security. Therefore, these securities may be less effective as a means of "locking in" attractive long-term interest rates, and they may have less potential for appreciation during periods of declining interest rates, than conventional bonds with comparable stated maturities. Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. In turn, this can affect the value of a Portfolio's shares. If a mortgage-related security has been purchased at a premium, all or part of the premium the Portfolio paid may be lost if there is a decline in the market value of the security, whether that results from interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Portfolio may fail to recoup its initial investment on the security. During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments effectively may lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in responses to changes in interest rates. If the prepayments on a Portfolio's mortgage-related securities were to decrease broadly, the sensitivity of the Portfolio's share price to interest rate changes would increase. As with other debt securities, the values of mortgage-related securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them. Their values may also be affected by changes in government regulations and tax policies. o Collateralized Mortgage Obligations. Collateralized mortgage obligations or "CMOs," are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by: (1) pass-through certificates issued or guaranteed by Government National Mortgage Association (Ginnie Mae), Federal National Mortgage Association (Fannie Mae), or Federal Home Loan Mortgage Corporation (Freddie Mac), (2) unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs, (3) unsecuritized conventional mortgages, (4) other mortgage-related securities, or (5) any combination of the securities mentioned above. Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more tranches may have coupon rates that reset periodically at a specified increase over an index. These are floating rate CMOs, and typically have a cap on the coupon rate. Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed rate CMOs or floating rate CMOs. The prices and yields of CMOs are determined, in part, by assumptions about the cash flows from the rate of payments of the underlying mortgages. Changes in interest rates may cause the rate of expected prepayments of those mortgages to change. In general, prepayments increase when general interest rates fall and decrease when interest rates rise. If prepayments of mortgages underlying a CMO occur faster than expected when interest rates fall, the market value and yield of the CMO will be reduced. Additionally, a Portfolio might have to reinvest the prepayment proceeds in other securities paying interest at lower rates, which could reduce the Portfolio's income. When interest rates rise rapidly, if prepayments occur more slowly than expected, a short- or medium-term CMO can in effect become a long-term security, subject to greater fluctuations in value. These are the prepayment risks described above and can make the prices of CMOs very volatile when interest rates change. The prices of longer-term debt securities tend to fluctuate more than those of shorter-term debt securities. That volatility will affect the Portfolio's share prices. o Mortgage-Related U.S. Government Securities. These include interests in pools of residential or commercial mortgages, in the form of collateralized mortgage obligations and other "pass-through" mortgage securities. CMOs that are U.S. government securities have collateral to secure payment of interest and principal. They may be issued in different series with different interest rates and maturities. The collateral is either in the form of mortgage pass-through certificates issued or guaranteed by a U.S. agency or instrumentality or mortgage loans insured by a U.S. government agency. o Commercial (Privately-Issued) Mortgage Related Securities. Some mortgage-related securities are issued by private entities. Generally these are multi-class debt or pass-through certificates secured by mortgage loans on commercial properties. They are subject to the credit risk of the issuer. These securities typically are structured to provide protection to investors in senior classes from possible losses on the underlying loans. They do so by having holders of subordinated classes take the first loss if there are defaults on the underlying loans. They may also be protected to some extent by guarantees, reserve funds or additional collateralization mechanisms. o "Stripped" Mortgage-Related Securities. These are mortgage-related securities that are created by segregating the cash flows from underlying mortgage loans or mortgage securities to create two or more new securities. Each has a specified percentage of the underlying security's principal or interest payments. They are a form of derivative investment. Mortgage securities may be partially stripped so that each class receives some interest and some principal. However, they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." Strips can be created for pass through certificates or CMOs. The yields to maturity of I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, a Portfolio might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on the P/Os based on them could decline substantially. |_| U.S. Government Securities (All Portfolios). These are securities issued or guaranteed by the U.S. Treasury or other U.S. government agencies or federally-chartered corporate entities referred to as "instrumentalities." The obligations of U.S. government agencies or instrumentalities in which the Fund can invest may or may not be guaranteed or supported by the "full faith and credit" of the United States. "Full faith and credit" means generally that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency issuing the obligation for repayment. The owner might not be able to assert a claim against the United States if the issuing agency or instrumentality does not meet its commitment. o U.S. Treasury Obligations. These include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities of from one to ten years when issued), and Treasury bonds (which have maturities of more than ten years when issued). Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. Other U.S. Treasury obligations the Portfolios can buy include U. S. Treasury securities that have been "stripped" by a Federal Reserve Bank, zero-coupon U.S. Treasury securities described below, and Treasury Inflation-Protection Securities ("TIPS"). o Obligations of U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the government. Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association pass-through mortgage certificates (called "Ginnie Maes"). Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds. Others are supported only by the credit of the entity that issued them, such as Federal Home Loan Mortgage Corporation obligations. |X| Money Market Instruments (All Portfolios). The following is a brief description of the types of the money market securities the Portfolios can invest in. Money market securities are high-quality, short-term debt instruments that may be issued by the U.S. government, corporations, banks or other entities. They may have fixed, variable or floating interest rates. |_| U.S. Government Securities. These include obligations issued or guaranteed by the U.S. government or any of its agencies or instrumentalities, described above. |_| Bank Obligations. "Banks" include commercial banks, savings banks and savings and loan associations, which may or may not be members of the Federal Deposit Insurance Corporation. The Portfolios can buy time deposits, certificates of deposit and bankers' acceptances. They must be: o obligations issued or guaranteed by a domestic bank (including a foreign branch of a domestic bank) having total assets of at least U.S. $1 billion, or o obligations of a foreign bank with total assets of at least U.S. $1 billion. |_| Commercial Paper. The Portfolios can invest in commercial paper if it is rated within the top three rating categories of Standard & Poor's and Moody's or other rating organizations. If the paper is not rated, it may be purchased if the Manager determines that it is comparable to rated commercial paper in the top three rating categories of national rating organizations. The Portfolios can buy commercial paper, including U.S. dollar-denominated securities of foreign branches of U.S. banks, issued by other entities if the commercial paper is guaranteed as to principal and interest by a bank, government or corporation whose certificates of deposit or commercial paper may otherwise be purchased by the Portfolios. |_| Variable Amount Master Demand Notes. Master demand notes are corporate obligations that permit the investment of fluctuating amounts at varying rates of interest under direct arrangements between a Portfolio, as lender, and the borrower. They permit daily changes in the amounts borrowed. The Portfolio has the right to increase the amount under the note at any time up to the full amount provided by the note agreement, or to decrease the amount. The borrower may prepay up to the full amount of the note without penalty. These notes may or may not be backed by bank letters of credit. Because these notes are direct lending arrangements between the lender and borrower, it is not expected that there will be a trading market for them. There is no secondary market for these notes, although they are redeemable (and thus are immediately repayable by the borrower) at principal amount, plus accrued interest, at any time. Accordingly, a Portfolio's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand. The Portfolios have no limitations on the type of issuer from whom these notes will be purchased. However, in connection with such purchases and on an ongoing basis, the portfolio manager will consider the earning power, cash flow and other liquidity ratios of the issuer, and its ability to pay principal and interest on demand, including a situation in which all holders of such notes made demand simultaneously. Investments in master demand notes are subject to the limitation on investments by the Portfolios in illiquid securities. Currently, the Portfolios do not intend that their investments in variable amount master demand notes will exceed 5% of a Portfolio's total assets. Other Investment Techniques and Strategies. In seeking their respective objectives, each Portfolio may from time to time use the types of investment strategies and investments described below. A Portfolio is not required to use all of these strategies at all times, and at times may not use them. |X| Forward Rolls (Total Return Portfolio and Government Securities Portfolio). In a "forward roll" transaction with respect to mortgage-related securities, a Portfolio sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, and having the same coupon and maturity) at a later date at a set price. The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements. The income from those investments, plus the fees from the forward roll transaction, are expected to generate income to the Portfolio in excess of the yield on the securities that have been sold. A Portfolio will only enter into "covered" rolls. To assure its future payment of the purchase price, the Portfolio will identify on its books liquid assets in an amount equal to the payment obligation under the roll. These transactions have risks. During the period between the sale and the repurchase, the Portfolio will not be entitled to receive interest and principal payments on the securities that have been sold. It is possible that the market value of the securities the Portfolio sells might decline below the price at which the Portfolio is obligated to repurchase securities. |X| Asset-Backed Securities (Government Securities Portfolio and Total Return Portfolio). Asset-backed securities are fractional interests in pools of assets, typically accounts receivable or consumer loans. They are issued by trusts or special-purpose corporations. They are similar to mortgage-backed securities, described above, and are backed by a pool of assets that consist of obligations of individual borrowers. The income from the pool is passed through to the holders of participation interest in the pools. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. The value of an asset-backed security is affected by changes in the market's perception of the asset backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The risks of investing in asset-backed securities are ultimately related to payment of consumer loans by the individual borrowers. As a purchaser of an asset-backed security, a Portfolio would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans are subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-backed securities and CMOs, described above. |X| Zero-Coupon Securities (All Portfolios). The Portfolios can buy zero-coupon and delayed-interest securities, and "stripped" securities. Stripped securities are debt securities whose interest coupons are separated from the security and sold separately. They can include, among others, foreign debt securities and U.S. Treasury notes or bonds that have been stripped of their interest coupons, U.S. Treasury bills issued without interest coupons, and certificates representing interests in stripped securities. Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value. The buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. In the absence of threats to the issuer's credit quality, the discount typically decreases as the maturity date approaches. Some zero-coupon securities are convertible, in that they are zero-coupon securities until a predetermined date, at which time they convert to a security with a specified coupon rate. Because zero-coupon securities pay no interest and compound semi-annually at the rate fixed at the time of their issuance, their value is generally more volatile than the value of other debt securities. Their value may fall more dramatically than the value of interest-bearing securities when interest rates rise. When prevailing interest rates fall, zero-coupon securities tend to rise more rapidly in value because they have a fixed rate of return. A Portfolio's investment in zero-coupon securities may cause the Portfolio to recognize income and make distributions to shareholders before it receives any cash payments on the zero-coupon investment. To generate cash to satisfy those distribution requirements, the Portfolio might have to sell portfolio securities that it otherwise might have continued to hold or to use cash flows from other sources such as the sale of Portfolio shares. |X| "When-Issued" and "Delayed-Delivery" Transactions (All Portfolios). The Portfolios can invest in securities on a "when-issued" basis and can purchase or sell securities on a "delayed-delivery" basis. When-issued and delayed-delivery are terms that refer to securities whose terms and indenture are available and for which a market exists, but which are not available for immediate delivery. When these transactions are negotiated, the price (which is generally expressed in yield terms) is fixed at the time the commitment is made. Delivery and payment for the securities take place at a later date. The securities are subject to change in value from market fluctuations during the period until settlement. The value at delivery may be less than the purchase price. For example, changes in interest rates in a direction other than that expected by the portfolio manager of a Portfolio before settlement will affect the value of such securities and may cause a loss to the Portfolio. During the period between purchase and settlement, no payment is made by the Portfolio to the issuer and no interest accrues to the Portfolio from the investment until it receives the security at settlement. A Portfolio might engage in when-issued transactions to secure what the portfolio manager considers to be an advantageous price and yield at the time the obligation is entered into. When a Portfolio enters into a when-issued or delayed-delivery transaction, it relies on the other party to complete the transaction. Its failure to do so may cause the Portfolio to lose the opportunity to obtain the security at a price and yield the portfolio manager considers to be advantageous. When a Portfolio engages in when-issued and delayed-delivery transactions, it does so for the purpose of acquiring or selling securities consistent with its investment objective and policies or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although a Portfolio enters into delayed-delivery or when-issued purchase transactions to acquire securities, it may dispose of a commitment prior to settlement. If a Portfolio chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to delivery or receive against a forward commitment, it may incur a gain or loss. At the time a Portfolio makes the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, it records the transaction on its books and reflects the value of the security purchased in determining the Portfolio's net asset value. In a sale transaction, it records the proceeds to be received. The Portfolio will identify on its books liquid assets at least equal in value to the value of the Portfolio's purchase commitments until it pays for the investment. The Portfolios anticipate that a Portfolio's commitments to purchase when-issued securities and forward commitments will not exceed 33% of that Portfolio's total assets under normal market conditions. When-issued and delayed-delivery transactions can be used by a Portfolio as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, in periods of rising interest rates and falling prices, a Portfolio might sell securities in its portfolio on a forward commitment basis to attempt to limit its exposure to anticipated falling prices. In periods of falling interest rates and rising prices, a Portfolio might sell portfolio securities and purchase the same or similar securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields. |X| Repurchase Agreements (all Portfolios). A Portfolio can acquire securities subject to repurchase agreements. It might do so for liquidity purposes to meet anticipated redemptions of shares, or pending the investment of the proceeds from sales of shares, or pending the settlement of portfolio securities transactions, or for temporary defensive purposes. In a repurchase transaction, a Portfolio buys a security from, and simultaneously resells it to, an approved vendor for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved vendors include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the Manager from time to time. The majority of these transactions run from day to day, and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements having a maturity beyond seven days are subject to a Portfolio's limits on holding illiquid investments. A Portfolio will not enter into a repurchase agreement that causes more than 15% of its net assets to be subject to repurchase agreements having a maturity beyond seven days. There is no limit on the amount of a Portfolio's net assets that may be subject to repurchase agreements having maturities of seven days or less. Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security. The Portfolios' repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the vendor fails to pay the resale price on the delivery date, a Portfolio may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. The Manager will monitor the vendor's creditworthiness to confirm that the vendor is financially sound and will continuously monitor the collateral's value. |X| Illiquid and Restricted Securities (All Portfolios). Under the policies and procedures established by the Board of Directors, the Manager determines the liquidity of certain of a Portfolio's investments. To enable a Portfolio to sell its holdings of a restricted security not registered under the Securities Act of 1933, the Portfolio may have to cause those securities to be registered. The expenses of registering restricted securities may be negotiated by the Portfolio with the issuer at the time the Portfolio buys the securities. When the Portfolio must arrange registration because it wishes to sell the security, a considerable period may elapse between the time the decision is made to sell the security and the time the security is registered so that the Portfolio could sell it. The Portfolio would bear the risks of any downward price fluctuation during that period. The Portfolios may also acquire restricted securities through private placements. Those securities have contractual restrictions on their public resale. Those restrictions may make it more difficult to value them, and might limit a Portfolio's ability to dispose of the securities and might lower the amount the Portfolio could realize upon the sale. Each Portfolio has limitations that apply to purchases of restricted securities, as stated in its Prospectus. Those percentage restrictions do not limit purchases of restricted securities that are eligible for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines. Those guidelines take into account the trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, a Portfolio's holdings of that security may be considered to be illiquid. Illiquid securities include repurchase agreements maturing in more than seven days and participation interests that do not have puts exercisable within seven days. |X| Municipal Securities (Total Return Portfolio). These are debt obligations issued by the governments of states and their agencies, instrumentalities and authorities, as well as their political subdivisions (cities towns and counties, for example), that are used to finance a variety of public and private purposes. Those purposes include financing state or local governments and financing specific public projects and facilities. The Portfolio can invest in them because the portfolio managers believe they offer attractive yields relative to the yields and risks of other debt securities, rather than to seek tax-exempt interest income for distribution to shareholders. |X| Floating Rate and Variable Rate Obligations (All Portfolios). The interest rate on a floating rate note is adjusted automatically according to a stated prevailing market rate, such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, or some other standard. The instrument's rate is adjusted automatically each time the base rate is adjusted. The interest rate on a variable rate note is also based on a stated prevailing market rate but is adjusted automatically at specified intervals. Generally, the changes in the interest rate on such securities reduce the fluctuation in their market value. As interest rates decrease or increase, the potential for capital appreciation or depreciation is less than that for fixed-rate obligations of the same maturity. The portfolio manager of a Portfolio may determine that an unrated floating rate or variable rate obligation meets the Portfolio's quality standards by reason of being backed by a letter of credit or guarantee issued by a bank that meets those quality standards. Floating rate and variable rate demand notes that have a stated maturity in excess of one year may have features that permit the holder to recover the principal amount of the underlying security at specified intervals not exceeding one year and upon no more than 30 days' notice. The tender may be at par value plus accrued interest, according to the terms of the obligations. The issuer of that type of note normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the note plus accrued interest. Generally the issuer must provide a specified number of days' notice to the holder. Step-coupon bonds have a coupon interest rate that changes periodically during the life of the security on predetermined dates that are set when the security is issued. |X| "Structured" Notes (Government Securities Portfolio and Total Return Portfolio). "Structured" notes are specially-designed derivative debt investments with principal payments or interest payments that are linked to the value of an index (such as a currency or securities index) or commodity. The terms of the instrument may be "structured" by the purchaser (the Portfolio) and the borrower issuing the note. The principal and/or interest payments depend on the performance of one or more other securities or indices, and the values of these notes will therefore fall or rise in response to the changes in the values of the underlying security or index. They are subject to both credit and interest rate risks and therefore a Portfolio could receive more or less than it originally invested when the notes mature, or it might receive less interest than the stated coupon payment if the underlying investment or index does not perform as anticipated. Their values may be very volatile and they may have a limited trading market, making it difficult for a Portfolio to sell its investment at an acceptable price. |X| Inverse Floaters (Government Securities Portfolio and Total Return Portfolio). "Inverse floaters" are debt obligations on which the interest rates typically fall as market rates increase and increase as market rates fall. Changes in market interest rates or the floating rate of the security inversely affect the residual interest rate of an inverse floater. As a result, the price of an inverse floater will be considerably more volatile than that of a fixed-rate obligation when interest rates change. To provide investment leverage, an issuer might decide to issue two variable rate obligations instead of a single long-term, fixed-rate bond. The interest rate on one obligation reflects short-term interest rates. The interest rate on the other instrument, the inverse floater, reflects the approximate rate the issuer would have paid on a fixed-rate bond, multiplied by a factor of two, minus the rate paid on the short-term instrument. The two portions may be recombined to create a fixed-rate bond. A Portfolio might acquire both portions of that type of offering, to reduce the effect of the volatility of the individual securities. This provides a flexible portfolio management tool to vary the degree of investment leverage efficiently under different market conditions. Inverse floaters may offer relatively high current income, reflecting the spread between short-term and long-term tax-exempt interest rates. As long as the yield curve remains relatively steep and short term rates remain relatively low, owners of inverse floaters will have the opportunity to earn interest at above-market rates because they receive interest at the higher long-term rates but have paid for bonds with lower short-term rates. If the yield curve flattens and shifts upward, an inverse floater will lose value more quickly than a conventional long-term bond. A Portfolio might invest in inverse floaters to seek higher yields than are available from fixed-rate bonds that have comparable maturities and credit ratings. In some cases, the holder of an inverse floater may have an option to convert the floater to a fixed-rate bond, pursuant to a "rate-lock" option. Some inverse floaters have a feature known as an interest rate "cap" as part of the terms of the investment. Investing in inverse floaters that have interest rate caps might be part of a portfolio strategy to try to maintain a high current yield for a Portfolio when the Portfolio has invested in inverse floaters that expose the Portfolio to the risk of short-term interest rate fluctuations. "Embedded" caps might be used to hedge a portion of a Portfolio's exposure to rising interest rates. When interest rates exceed a pre-determined rate, the cap generates additional cash flows that offset the decline in interest rates on the inverse floater, and the hedge is successful. However, the Portfolio bears the risk that if interest rates do not rise above the pre-determined rate, the cap (which is purchased for additional cost) will not provide additional cash flows and will expire worthless. Inverse floaters are a form of derivative investment. Certain derivatives, can be used to increase or decrease a Portfolio's exposure to changing security prices, interest rates or other factors that affect the value of securities. However, these techniques could result in losses to a Portfolio if the portfolio manager judges market conditions incorrectly or employs a strategy that does not correlate well with the Portfolio's other investments. These techniques can cause losses if the counterparty does not perform its promises. An additional risk of investing in securities that are derivative investments is that their market value could be expected to vary to a much greater extent than the market value of securities that are not derivative investments but have similar credit quality, redemption provisions and maturities. |X| Loans of Portfolio Securities (All Portfolios). Besides using repurchase transactions, each Portfolio can lend its portfolio securities in amounts up to 10% of the Portfolio's total assets. Loans can be made to brokers, dealers and other types of financial institutions approved by the Board of Directors. The Portfolios currently do not use this strategy, but if they do so they expect to limit such loans to not more than 5% of their total assets. There are some risks in connection with securities lending. A Portfolio might experience a delay in receiving additional collateral to secure a loan, or a delay in recovery of the loaned securities if the borrower defaults. A Portfolio must receive collateral for a loan. Under current applicable regulatory requirements (which are subject to change), on each business day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash, bank letters of credit or securities of the U.S. government or its agencies or instrumentalities, or other cash equivalents in which the Portfolio is permitted to invest. To be acceptable as collateral, letters of credit must obligate a bank to pay amounts demanded by the Portfolio if the demand meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Portfolio. When it lends securities, a Portfolio receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities used as collateral, and (c) interest on any short-term debt securities purchased with such loan collateral. Either type of interest may be shared with the borrower. A Portfolio may also pay reasonable finder's, custodian and administrative fees in connection with these loans. The terms of these loans must meet applicable tests under the Internal Revenue Code and must permit a Portfolio to reacquire loaned securities on five days' notice or in time to vote on any important matter. |X| Hedging (All Portfolios). Although the Portfolios can use certain hedging instruments and techniques, they are not obligated to use them in seeking their objectives. A Portfolio's strategy of hedging with futures and options on futures will be incidental to the Portfolio's activities in the underlying cash market. The particular hedging instruments each Portfolios can use are described below. |_| Call and Put Options. The Portfolios have different policies and restrictions regarding the purchase and sale of call and put options. o All Portfolios can write (sell) exchange-traded covered call options on securities, currencies and securities indices. o Oppenheimer International Growth Fund/VA and Government Securities Portfolio can buy exchange-traded call options on securities, currencies and securities indices. o Oppenheimer International Growth Fund/VA can purchase options on currency in the over-the-counter markets. Call options can be used as a hedge against possible decreases in the prices of investment securities held by a Portfolio or against an increase in price of a security the Portfolio contemplates buying. Covered call options can be used to generate income. |_| Writing Covered Call Options (All Portfolios). The Portfolios can write (that is, sell) covered calls. If a Portfolio sells a call option, it must be covered. That means the Portfolio must own the security subject to the call while the call is outstanding, or, for certain calls on indices and currencies, the call may be covered by segregating liquid assets to enable that Portfolio to satisfy its obligations if the call is exercised. Up to 20% of each Portfolio's total assets may be subject to calls the Portfolio writes. When a Portfolio writes a call on a security, it receives cash (a premium). That Portfolio agrees to sell the underlying security to a purchaser of a corresponding call on the same security during the call period at a fixed exercise price regardless of market price changes during the call period. The call period is usually not more than nine months. The exercise price may differ from the market price of the underlying security. The Portfolio shares the risk of loss that the price of the underlying security may decline during the call period. That risk may be offset to some extent by the premium the Portfolio receives. If the value of the investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Portfolio would keep the cash premium and the investment. When a Portfolio writes a call on an index, it receives cash (a premium). If the buyer of the call exercises it, the Portfolio will pay an amount of cash equal to the difference between the closing price of the call and the exercise price, multiplied by a specified multiple that determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price, it is likely that the call will lapse without being exercised. In that case the Portfolio would keep the cash premium. The Portfolios' custodian bank, or a securities depository acting for the Custodian, will act as the Portfolios' escrow agent, through the facilities of the Options Clearing Corporation ("OCC"), as to the investments on which a Portfolio has written calls traded on exchanges or as to other acceptable escrow securities. In that way, no margin will be required for such transactions. OCC will release the securities on the expiration of the option or when the Portfolios enter into a closing transaction. When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement with a primary U.S. government securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker. To terminate its obligation on a call it has written, a Portfolio may purchase a corresponding call in a "closing purchase transaction." The Portfolio will then realize a profit or loss, depending upon whether the net of the amount of the option transaction costs and the premium received on the call the Portfolio wrote is more or less than the price of the call the Portfolio purchases to close out the transaction. The Portfolio may realize a profit if the call expires unexercised, because the Portfolio will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes, as are the premiums on lapsed calls. If a Portfolio cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised. The Portfolios may also write calls on a futures contract without owning the futures contract or securities deliverable under the contract. The Portfolios may use call options on futures contracts solely for bona fide hedging purposes. To do so, at the time the call is written, the Portfolios must cover the call by segregating on its books an equivalent dollar amount of liquid assets. A Portfolio will segregate additional liquid assets if the value of the segregated assets drops below 100% of the current value of the future. Because of this segregation requirement, in no circumstances would a Portfolio's receipt of an exercise notice as to that future require the Portfolios to deliver a futures contract. It would simply put the Portfolio in a short futures position, which is permitted by the Portfolios' hedging policies. |_| Writing Put Options. Oppenheimer International Growth Fund/VA can also sell put options on futures. A put option on securities gives the purchaser the right to sell, and the writer the obligation to buy, the underlying investment at the exercise price during the option period. The premium the Portfolio receives from writing a put represents a profit, as long as the price of the underlying investment remains equal to or above the exercise price of the put. However, the Portfolio also assumes the obligation during the option period to buy the underlying investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price. If a put a Portfolio has written expires unexercised, the Portfolio realizes a gain in the amount of the premium less the transaction costs incurred. If the put is exercised, the Portfolio must fulfill its obligation to purchase the underlying investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Portfolio may incur a loss if it sells the underlying investment. That loss will be equal to the sum of the sale price of the underlying investment and the premium received minus the sum of the exercise price and any transaction costs the Portfolio incurred. When writing a put option on a security, to secure its obligation to pay for the underlying security a Portfolio will identify on its books liquid assets with a value equal to or greater than the exercise price of the underlying securities. The Portfolio therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets. As long as a Portfolio's obligation as the put writer continues, it may be assigned an exercise notice by the broker-dealer through which the put was sold. That notice will require the Portfolio to take delivery of the underlying security and pay the exercise price. The Portfolio has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put. That obligation terminates upon expiration of the put. It may also terminate if, before it receives an exercise notice, the Portfolio effects a closing purchase transaction by purchasing a put of the same series as it sold. Once the Portfolio has been assigned an exercise notice, it cannot effect a closing purchase transaction. A Portfolio may decide to effect a closing purchase transaction to realize a profit on an outstanding put option it has written or to prevent the underlying security from being put. Effecting a closing purchase transaction will also permit the Portfolio to write another put option on the security, or to sell the security and use the proceeds from the sale for other investments. The Portfolio will realize a profit or loss from a closing purchase transaction depending on whether the cost of the transaction is less or more than the premium received from writing the put option. Any profits from writing puts are considered short-term capital gains for federal tax purposes. |_| Purchasing Calls and Puts. The Oppenheimer International Growth Fund/VA and Government Securities Portfolio can purchase calls on securities, securities indices, and foreign currencies. Oppenheimer International Growth Fund/VA can also buy put and call options on futures. A Portfolio might do so to protect against the possibility that its investment portfolio will not participate in an anticipated rise in the securities market. When a Portfolio buys a call (other than in a closing purchase transaction), it pays a premium. The Portfolio then has the right to buy the underlying investment from a seller of a corresponding call on the same investment during the call period at a fixed exercise price. The Portfolio benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying investment is above the sum of the call price plus the transaction costs and the premium paid for the call and the Portfolio exercises the call. If the Portfolio does not exercise the call or sell it (whether or not at a profit), the call will become worthless at its expiration date. In that case the Portfolio will have paid the premium but lost the right to purchase the underlying investment. When a Portfolio purchases a put, it pays a premium and, except as to puts on indices, has the right to sell the underlying investment to a seller of a put on a corresponding investment during the put period at a fixed exercise price. Buying a put on securities or futures a Portfolio owns enables the Portfolio to attempt to protect itself during the put period against a decline in the value of the underlying investment below the exercise price by selling the underlying investment at the exercise price to a seller of a corresponding put. If the market price of the underlying investment is equal to or above the exercise price and, as a result, the put is not exercised or resold, the put will become worthless at its expiration date. In that case the Portfolio will have paid the premium but lost the right to sell the underlying investment. However, the Portfolio may sell the put prior to its expiration. That sale may or may not be at a profit. Buying a put on an investment a Portfolio does not own (such as an index or future) permits the Portfolio either to resell the put or to buy the underlying investment and sell it at the exercise price. The resale price will vary inversely to the price of the underlying investment. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date. When a Portfolio purchases a call or put on an index or future, it pays a premium, but settlement is in cash rather than by delivery of the underlying investment to the Portfolio. Gain or loss depends on changes in the index in question (and thus on price movements in the securities market generally) rather than on price movements in individual securities or futures contracts. |_| Buying and Selling Options on Foreign Currencies. All Portfolios can sell exchange-traded call options on foreign currencies. Government Securities Portfolio and Oppenheimer International Growth Fund/VA can also buy exchange-traded calls on foreign currencies. Oppenheimer International Growth Fund/VA can buy call options on currencies in the OTC markets. A Portfolio could use these calls to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Portfolio wants to acquire. If a portfolio manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls on that foreign currency. If the portfolio manager anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Portfolios' position. The Portfolio will then have incurred option premium payments and transaction costs without a corresponding benefit. A call written on a foreign currency is "covered" if the Portfolio owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio. A Portfolio could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Portfolio owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Portfolio covers the option by identifying liquid assets on its books in an amount equal to the exercise price of the option. |_| Futures. The Portfolios have different policies and limitations on the purchase and sale of futures contracts: o Each Portfolio can buy and sell future contracts on stock indices. o Total Return Portfolio, Oppenheimer International Growth Fund/VA and Government Securities Portfolio may buy and sell interest rate futures contracts. o Each portfolio that can invest in securities denominated in foreign currency can purchase and sell futures on foreign currencies. o Total Return Portfolio, Oppenheimer International Growth Fund/VA and Government Securities Portfolio can buy and sell futures contracts related to financial indices. A broadly-based stock index is used as the basis for trading stock index futures. In some cases, these futures may be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the common stocks included in the index and its value fluctuates in response to the changes in value of the underlying stocks. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract. An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. No money is paid or received by a Portfolio on the purchase or sale of a future. Upon entering into a futures transaction, the Portfolio will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker"). Initial margin payments will be deposited with the Portfolio's custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on that Portfolio's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily. At any time prior to expiration of the future, a Portfolio may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to that Portfolio. Any loss or gain on the future is then realized by that Portfolio for tax purposes. All futures transactions are effected through a clearinghouse associated with the exchange on which the contracts are traded. |_| Forward Contracts (All Equity Portfolios). Forward contracts are foreign currency exchange contracts. They are used to buy or sell foreign currency for future delivery at a fixed price. A Portfolio can use them to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Portfolio has bought or sold, or to protect against possible losses from changes in the relative values of the U.S. dollar and a foreign currency. A Portfolio may also use "cross-hedging" where the Portfolio hedges against changes in currencies other than the currency in which a security it holds is denominated. Under a forward contract, one party agrees to purchase, and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. These contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers. A Portfolio may use forward contracts to protect against uncertainty in the level of future exchange rates. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities the Portfolio owns or intends to acquire, but it does fix a rate of exchange in advance. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases. When a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency, or when it anticipates receiving dividend payments in a foreign currency, the Portfolio might desire to "lock-in" the U.S. dollar price of the security or the U.S. dollar equivalent of the dividend payments. To do so, the Portfolio could enter into a forward contract for the purchase or sale of the amount of foreign currency involved in the underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency. This is called a "transaction hedge." The transaction hedge will protect the Portfolio against a loss from an adverse change in the currency exchange rates during the period between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received. A Portfolio could also use forward contracts to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." When a portfolio manager believes that foreign currency might suffer a substantial decline against the U.S. dollar, the Portfolio could enter into a forward contract to sell an amount of that foreign currency approximating the value of some or all of the Portfolio's investment securities denominated in that foreign currency. When a portfolio manager believes that the U.S. dollar might suffer a substantial decline against a foreign currency, the Portfolio could enter into a forward contract to buy that foreign currency for a fixed dollar amount. Alternatively, a Portfolio could enter into a forward contract to sell a different foreign currency for a fixed U.S. dollar amount if the portfolio manager believes that the U.S. dollar value of the foreign currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which securities of the Portfolio are denominated. That is referred to as a "cross hedge." A Portfolio will cover its short positions in these cases by identifying on its books liquid assets having a value equal to the aggregate amount of the Portfolio's commitment under forward contracts. A Portfolio will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Portfolio to deliver an amount of foreign currency in excess of the value of its portfolio securities or other assets denominated in that currency or another currency that is the subject of the hedge. However, to avoid excess transactions and transaction costs, a Portfolio may maintain a net exposure to forward contracts in excess of the value of its portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. The cover must be at least equal at all times to the amount of that excess. As one alternative, the Portfolio may purchase a call option permitting it to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Portfolio may purchase a put option permitting it to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price. The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the portfolio manager might decide to sell the security and deliver foreign currency to settle the original purchase obligation. If the market value of the security is less than the amount of foreign currency the Portfolio is obligated to deliver, the Portfolio might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security instead exceeds the amount of foreign currency the Portfolio is obligated to deliver to settle the trade, the Portfolio might have to sell on the spot market some of the foreign currency received upon the sale of the security. There will be additional transaction costs on the spot market in those cases. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing a Portfolio to sustain losses on these contracts and to pay additional transactions costs. The use of forward contracts in this manner might reduce a Portfolio's performance if there are unanticipated changes in currency prices to a greater degree than if the Portfolio had not entered into such contracts. At or before the maturity of a forward contract requiring a Portfolio to sell a currency, the Portfolio might sell a portfolio security and use the sale proceeds to make delivery of the currency. In the alternative it might retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract. Under that contract the Portfolio will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Portfolio might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Portfolio would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract. The costs to a Portfolio of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract. Although each Portfolio values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. A Portfolio may convert foreign currency from time to time, and will incur costs in doing so. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange if the Portfolio desires to resell that currency to the dealer. |_| Interest Rate Swap Transactions (Government Securities Portfolio). In an interest rate swap, a Portfolio and another party exchange their right to receive or their obligation to pay interest on a security. For example, they might swap the right to receive floating rate payments for fixed rate payments. A Portfolio can enter into swaps only on securities that it owns and will not enter into swaps with respect to more than 25% of its total assets. Also, a Portfolio will identify on its books liquid assets (such as cash or U.S. government securities) to cover any amounts it could owe under swaps that exceed the amounts it is entitled to receive, and it will adjust that amount daily, as needed. Swap agreements entail both interest rate risk and credit risk. There is a risk that, based on movements of interest rates in the future, the payments made by a Portfolio under a swap agreement will be greater than the payments it received. Credit risk arises from the possibility that the counterparty will default. If the counterparty defaults, the Portfolio's loss will consist of the net amount of contractual interest payments that the Portfolio has not yet received. The Manager will monitor the creditworthiness of counterparties to a Portfolio's interest rate swap transactions on an ongoing basis. A Portfolio can enter into swap transactions with certain counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Portfolio and that counterparty shall be regarded as parts of an integral agreement. If amounts are payable on a particular date in the same currency in respect of one or more swap transactions, the amount payable on that date in that currency shall be the net amount. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty may terminate all of the swaps with that party. Under these agreements, if a default results in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each swap. It is measured by the mark-to-market value at the time of the termination of each swap. The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation." |_| Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Manager uses a hedging instrument at the wrong time or judges market conditions incorrectly, hedging strategies may reduce a Portfolio's return. A Portfolio could also experience losses if the prices of its futures and options positions were not correlated with its other investments. A Portfolio's option activities could affect its portfolio turnover rate, brokerage commissions and transaction costs. The exercise of calls written by a Portfolio might cause the Portfolio to sell related portfolio securities, thus increasing its turnover rate. The exercise by a Portfolio of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Portfolio's control, holding a put might cause that Portfolio to sell the related investments for reasons that would not exist in the absence of the put. A Portfolio could pay a brokerage commission each time they buy a call or put, sell a call or put, or buy or sell an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in a Portfolio's net asset value being more sensitive to changes in the value of the underlying investment. If a covered call written by a Portfolio is exercised on an investment that has increased in value, that Portfolio will be required to sell the investment at the call price. It will not be able to realize any profit if the investment has increased in value above the call price. An option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. A Portfolio might experience losses if it could not close out a position because of an illiquid market for the future or option. There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of a Portfolio's investment securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Portfolio's securities. For example, it is possible that while the Portfolio has used hedging instruments in a short hedge, the market might advance and the value of the securities held by the Portfolio might decline. If that occurred, the Portfolio would lose money on the hedging instruments and also experience a decline in the value of its investment securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based. The risk of imperfect correlation increases as the composition of a Portfolio's investments diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the investments being hedged and movements in the price of the hedging instruments, a Portfolio might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index. The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions. A Portfolio can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Portfolio does so the market might decline. If the Portfolio then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Portfolio will realize a loss on the hedging instruments that is not offset by a reduction in the price of the securities purchased. |_| Regulatory Aspects of Hedging Instruments. When using futures and options on futures, the Portfolios are required to operate within certain guidelines and restrictions with respect to the use of futures as established by the Commodities Futures Trading Commission (the "CFTC"). In particular, each Portfolio is exempted from registration with the CFTC as a "commodity pool operator" if the Portfolio complies with the requirements of Rule 4.5 adopted by the CFTC. The Rule does not limit the percentage of the Portfolio's assets that may be used for futures margin and related options premiums for a bona fide hedging position. However, under the Rule, a Portfolio must limit their aggregate initial futures margin and related options premiums to not more than 5% of the Portfolio's net assets for hedging strategies that are not considered bona fide hedging strategies under the Rule. Under the Rule, the Portfolio must also use short futures and options on futures solely for bona fide hedging purposes within the meaning and intent of the applicable provisions of the Commodity Exchange Act. Transactions in options by the Portfolios are subject to limitations established by the option exchanges. The exchanges limit the maximum number of options that may be written or held by a single investor or group of investors acting in concert. Those limits apply regardless of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that a Portfolio may write or hold may be affected by options written or held by other entities, including other investment companies having the same adviser as the Portfolio (or an adviser that is an affiliate of the Portfolio's investment advisor). The exchanges also impose position limits on futures transactions. An exchange may order the liquidation of positions found to be in violation of those limits and may impose certain other sanctions. Under the Investment Company Act, when a Portfolio purchases a future, it must maintain cash or readily marketable short-term debt instruments in an amount equal to the market value of the securities underlying the future, less the margin deposit applicable to it. |_| Tax Aspects of Certain Hedging Instruments. Certain foreign currency exchange contracts in which the Portfolios may invest are treated as "Section 1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Portfolios at the end of each taxable year are "marked-to-market," and unrealized gains or losses are treated as though they were realized. An election can be made by the Portfolios to exempt those transactions from this marked-to-market treatment. Certain forward contracts the Portfolios enter into may result in "straddles" for Federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized by a Portfolio on straddle positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions making up the straddle. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of. Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss: (1) gains or losses attributable to fluctuations in exchange rates that occur between the time a Portfolio accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Portfolio actually collects such receivables or pay such liabilities, and (2) gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition. Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Internal Revenue Code for that trade, which may increase or decrease the amount of a Portfolio's investment income available for distribution to its shareholders. |X| Temporary Defensive Investments. When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks, the Portfolios can invest in a variety of debt securities for defensive purposes. The Portfolios can also purchase these securities for liquidity purposes to meet cash needs due to the redemption of Portfolio shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Portfolios can buy: |_| obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies, |_| commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization, |_| short-term debt obligations of corporate issuers, rated investment grade (rated at least Baa by Moody's or at least BBB by Standard & Poor's, or a comparable rating by another rating organization), or unrated securities judged by the Manager to have a comparable quality to rated securities in those categories, |_| certificates of deposit and bankers' acceptances of domestic and foreign banks having total assets in excess of U.S. $1 billion, and |_| repurchase agreements. Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities. Investment Restrictions |X| What Are "Fundamental Policies?" Fundamental policies are those policies that each Portfolio has adopted to govern its investments that can be changed only by the vote of a "majority" of the Portfolio's outstanding voting securities. Under the Investment Company Act, a "majority" vote is defined as the vote of the holders of the lesser of: |_| 67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or |_| more than 50% of the outstanding shares. The Portfolios' investment objectives are not fundamental policies, but will not be changed by the Board of Directors without advance notice to shareholders. Other policies described in the Prospectus or this Statement of Additional Information are "fundamental" only if they are identified as such. The Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Prospectus or this Statement of Additional Information, as appropriate. The Portfolios' most significant investment policies are described in the Prospectus. |X| Do the Portfolios Have Additional Fundamental Policies? Each Portfolio currently has investment restrictions which are fundamental policies changeable only by approval of a majority of shareholders. The Board of Directors has approved the elimination or amendment of certain of those fundamental policies and a meeting of shareholders has been called for June 10, 2002 to consider those proposals, among others. If the proposals are approved by shareholders, the investment restrictions will be as follows: |_| A Portfolio cannot invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer other than the U.S. government. That limit applies to repurchase agreements with any one bank. A Portfolio cannot purchase more than either (1) 10% of the principal amount of the outstanding debt securities of an issuer or (2) 10% of the outstanding voting securities of an issuer. This restriction does not apply to securities issued or guaranteed by the U.S. government or its agencies, bank money instruments or bank repurchase agreements. (This restriction also does not apply to Government Securities Portfolio). |_| A Portfolio cannot mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by such Portfolio. An exception is made as may be necessary in connection with borrowings mentioned in the preceding restriction. In that case such mortgaging, pledging or hypothecating may not exceed 10% of the Portfolio's total assets, taken at market value at the time of the transaction. The deposit of cash equivalents and liquid debt securities in a segregated account with the Portfolio's custodian bank and/or with a broker in connection with futures contracts or related options transactions and the purchase of securities on a "when-issued" basis are not deemed to be pledges. |_| A Portfolio cannot underwrite securities of other issuers. A permitted exception is if the Portfolio is deemed to be an underwriter under the 1933 Act in selling its investment securities. |_| A Portfolio cannot invest in "senior securities", except to the extent permitted under the 1940 Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time. |_| Total Return Portfolio and Growth Portfolio cannot concentrate investments. That means these portfolios cannot invest 25% or more of their total assets in companies in any one industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities or securities issued by investment companies. |_| A Portfolio cannot invest in physical commodities or commodities contracts. However, a Portfolio can invest in hedging instruments permitted by any of its other investment policies, and can buy or sell options, futures, securities or other instruments backed by, or the investment return from which is linked to, changes in the price of physical commodities, commodity contracts or currencies. |_| A Portfolio cannot invest in real estate or in interests in real estate. However, a Portfolio can purchase securities of issuers holding real estate or interests in real estate (including securities of real estate investment trusts) if permitted by its other investment policies. |_| The Portfolio may not borrow money, except to the extent permitted under the 1940 Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules or regulations may be amended or interpreted from time to time. |_| The Portfolio cannot make loans, except to the extent permitted under the 1940 Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Portfolio, as such statute, rules or regulations may be amended or interpreted from time to time. |_| Total Return Portfolio, Growth Portfolio and Oppenheimer International Growth Fund/VA cannot buy securities or other instruments issued or guaranteed by any one issuer if more than 5% of its total assets would be invested in securities or other instruments of that issuer or if it would then own more than 10% of that issuer's voting securities. This limitation applies to 75% of the Portfolio's total assets. The limit does not apply to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies. In addition, if approved by shareholders, the following fundamental investment would be recharacterized as a non-fundamental policy which can be changed by the Board of Directors without shareholder approval: |_| A Portfolio cannot invest in securities of foreign issuers if at the time of acquisition more than 10% of its total assets, taken at market value, would be invested in those securities. However, a Portfolio can invest up to 25% of its total assets in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on The New York Stock Exchange. (This restriction does not apply to Oppenheimer Internaltional Growth Fund/VA.) The following investment restrictions are the fundamental policies of each Portfolio prior to the shareholder meeting mentioned above. |_| A Portfolio cannot issue "senior securities." |_| A Portfolio cannot invest more than 5% of its total assets (taken at market value at the time of each investment) in the securities of any one issuer other than the U.S. government. That limit applies to repurchase agreements with any one bank. A Portfolio cannot purchase more than either (1) 10% of the principal amount of the outstanding debt securities of an issuer or (2) 10% of the outstanding voting securities of an issuer. This restriction does not apply to securities issued or guaranteed by the U.S. government or its agencies, bank money instruments or bank repurchase agreements. (This restriction also does not apply to Government Securities Portfolio). |_| A Portfolio cannot invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers primarily engaged in the same industry. For the purpose of interpreting this restriction, utilities are divided according to their services. For example, gas, gas transmissions, electric and telephone each are considered to be a separate industry. However, this limitation does not apply to the purchase of obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities, certificates of deposit issued by domestic banks and bankers' acceptances. (This restriction does not apply to Oppenheimer International Growth Fund/VA or Government Securities Portfolio). |_| A Portfolio cannot, by itself or together with any other Portfolio or Portfolios, make investments for the purpose of exercising control over, or management of, any issuer. |_| A Portfolio cannot purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition or reorganization. Another exception is purchase in the open market of securities of closed-end investment companies if no underwriter or dealer's commission or profit, other than customary broker's commission, is involved, but only if immediately after the purchase not more than 10% of the Portfolio's total assets, taken at market value, would be invested in such securities. |_| A Portfolio cannot purchase or sell interests in oil, gas or other mineral exploration or development programs, commodities, commodity contracts or real estate. However, Total Return Portfolio, Oppenheimer International Growth Fund/VA, Growth Portfolio, and Government Securities Portfolio each may purchase securities of issuers that invest or deal in any of the above and may invest for hedging purposes in futures contracts on securities, financial instruments and indices, and foreign currency, as are approved for trading on a registered exchange. The Oppenheimer International Growth Fund/VA may also invest in options on foreign futures contracts on securities, financial instruments and indices and foreign currency. |_| A Portfolio cannot purchase any securities on margin, however Panorama Series Fund may obtain such short term credits as may be necessary for the clearance of purchases and sales of portfolio securities. A Portfolio cannot make short sales of securities or maintain a short position. The deposit or payment by a Portfolio of initial or maintenance margin in connection with futures contracts or related options transactions is not considered the purchase of a security on margin. |_| A Portfolio cannot make loans, except that a Portfolio (1) may lend portfolio securities in accordance with the Portfolio's investment policies in amounts up to 33 1/3% of the Portfolio's total assets taken at market value, (2) can enter into repurchase agreements, and (3) can purchase all or a portion of an issue of publicly distributed debt securities, bank loan participation interests, bank certificates of deposit, bankers' acceptances, debentures or other securities, whether or not the purchase is made upon the original issuance of the securities. |_| A Portfolio cannot concentrate investments. That means it cannot invest 25% or more of its total assets in companies in any one industry. |_| A Portfolio cannot borrow amounts in excess of 10% of its total assets, taken at market value at the time of the borrowing. It can borrow only from banks as a temporary measure for extraordinary or emergency purposes. A Portfolio cannot make investments in portfolio securities while its outstanding borrowings exceed 5% of its total assets. |_| A Portfolio cannot mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by such Portfolio. An exception is made as may be necessary in connection with borrowings mentioned in the preceding restriction. In that case such mortgaging, pledging or hypothecating may not exceed 10% of the Portfolio's total assets, taken at market value at the time of the transaction. The deposit of cash equivalents and liquid debt securities in a segregated account with the Portfolio's custodian bank and/or with a broker in connection with futures contracts or related options transactions and the purchase of securities on a "when-issued" basis are not deemed to be pledges. |_| A Portfolio cannot underwrite securities of other issuers. A permitted exception is if the Portfolio is deemed to be an underwriter under the 1933 Act in selling its investment securities. |_| A Portfolio cannot write, purchase or sell puts, calls or combinations thereof. However, Total Return Portfolio and Growth Portfolio may write covered call options and engage in closing purchase transactions. (This restriction does not apply to Oppenheimer International Growth Fund/VA and Government Securities Portfolio.) |_| A Portfolio cannot invest in securities of foreign issuers if at the time of acquisition more than 10% of its total assets, taken at market value, would be invested in those securities. However, a Portfolio can invest up to 25% of its total assets in securities (i) issued, assumed or guaranteed by foreign governments, or political subdivisions or instrumentalities thereof, (ii) assumed or guaranteed by domestic issuers, including Eurodollar securities, or (iii) issued, assumed or guaranteed by foreign issuers having a class of securities listed for trading on The New York Stock Exchange. (This restriction does not apply to Oppenheimer International Growth Fund/VA.) How the Portfolios Are Managed Organization and History. Panorama Series Fund, Inc., the investment company of which each Portfolio is a series, was incorporated in Maryland on August 17, 1981. It is referred to as the "Company" in this Statement of Additional Information. Prior to May 1, 1996, the Company was named Connecticut Mutual Financial Services Series Fund I, Inc. |X| Meetings of Shareholders. As series of a Maryland corporation, the Portfolios are not required to hold, and do not plan to hold, regular annual meetings of shareholders. The Portfolios will hold meetings from time to time on important matters and when required to do so by the Investment Company Act or other applicable law. They will also do so when a shareholder meeting is called by the Directors or upon proper request of the shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable law. The Fund will hold a meeting when the Directors call a meeting or upon proper request of shareholders. If the Company receives a written request of the record holders of at least 25% of the outstanding shares eligible to be voted at a meeting to call a meeting for a specified purpose (which might include the removal of a Director), the Directors will call a meeting of shareholders for that specified purpose. The Company has undertaken that it will then either give the applicants access to the Fund's shareholder list or mail the applicants' communication to all other shareholders at the applicants' expense. |X| Classes of Shares. The Directors are authorized, without shareholder approval, to create new series and classes of shares. The Directors may reclassify unissued shares of a Portfolio into additional series or classes of shares. The Directors also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in a Portfolio. Shares do not have cumulative voting rights or preemptive or subscription rights. Shares may be voted by proxy at shareholder meetings. Each Portfolio currently has two classes of shares authorized. All the Portfolios offer a class with no name designation and the Service Share Class. All classes invest in the same investment portfolio. Each class of shares: o has its own dividends and distributions, o pays certain expenses which may be different for the different classes, o may have a different net asset value, o may have separate voting rights on matters in which interests of one class are different from interests of another class, and o votes as a class on matters that affect that class alone. Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders. Each share of a Portfolio represents an interest in that Portfolio proportionately equal to the interest of each other share of the same class. Board of Directors The Company is governed by a Board of Directors, which is responsible for protecting the interests of shareholders under Maryland law. The Directors meet periodically throughout the year to oversee the Portfolio's activities, review its performance, and review the actions of the Manager. Although the Portfolios will not normally hold annual meetings of shareholders, they may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Director or to take other action described in the Company's Articles of Incorporation. The Board of Directors has an Audit Committee and a Review Committee. The members of the Audit Committee are Edward L. Cameron (Chairman), C. Howard Kast and F. William Marshall, Jr. The Audit Committee held six meetings during the fiscal year ended December 31, 2001. The Audit Committee acts under a charter adopted by the Board of Directors and performs a number of oversight functions. Among other functions, the Audit Committee provides the Board with recommendations regarding the selection of the independent auditor. The Audit Committee also reviews the scope and results of audits and the audit fees charged, reviews reports from the independent audit concerning each Portfolio's internal accounting procedures and controls. The Audit Committee's functions include selecting and nominating to the full Board, Independent nominees for election as Independent Directors. The Audit Committee may, but need not consider the advice and recommendation of the Manager and its affiliates in selecting nominees. The full Board elects new Directors except for those instances when a shareholder vote is required. To date, the Audit Committee has been able to identify from its own resources an ample number of qualified candidates. Nonetheless, shareholders may submit names of individuals, accompanied by complete and properly supported resumes, for the Audit Committee's consideration by mailing such information to the Committee in care of the Fund. The Committee may consider such persons at such time as it meets to consider possible nominees. The Committee, however, reserves sole discretion to determine the candidates to present to the Board and/or shareholders and when it meets for the purpose of considering potential nominees. The members of the Review Committee are Jon S. Fossel (Chairman), Sam Freedman, William L. Armstrong and Robert G. Avis. The Review Committee held six meetings during the fiscal year ended December 31, 2001. The Review Committee acts under a charter adopted by the Board of Directors and performs a number of oversight functions. Among other functions, the Review Committee reviews reports and makes recommendations to the Board concerning the fees paid to the Portfolios' Transfer Agent and the services provided to each Portfolio by the Transfer Agent. The Review Committee also reviews policies and procedures adopted by the Portfolio to comply with the Investment Company Act of 1940 and other applicable law. Directors and Officers of the Company. The Directors and officers of the Company and their positions held, length of service in such position(s) and their principal occupations and business affiliations during the past five years are listed below. Each of the Directors except Mr. Murphy, is an "Independent Director," (a person who is neither an "affiliated person" or an "interested person" as defined in the Investment Company Act). Mr. Murphy is an "Interested Director," because he is affiliated with the Manager by virtue of his positions as an officer and director of the Manager, and as a shareholder of its parent company. Mr. Murphy was elected as a Director with the understanding that in the event he ceases to be the chief executive officer of the Manager, he will resign as a Director of the Board II Funds for which he is a trustee or director. The information for the Directors also indicates that none owns any shares of any of the Portfolios as well as the aggregate dollar range of shares of the Board II Funds beneficially owned by the Director. All information is as of December 31, 2001. All of the Directors are also trustees, directors or managing general partners of the following Oppenheimer funds (hereinafter referred to as "Board II funds")1: Oppenheimer Cash Reserves Oppenheimer Select Managers Oppenheimer Champion Income Fund Oppenheimer Senior Floating Rate Fund Oppenheimer Capital Income Fund Oppenheimer Strategic Income Fund Oppenheimer High Yield Fund Oppenheimer Total Return Fund, Inc. Oppenheimer International Bond Fund Oppenheimer Variable Account Funds Oppenheimer Integrity Funds Panorama Series Fund, Inc. Oppenheimer Limited-Term Government Fund Centennial America Fund, L. P. Oppenheimer Main Street Funds, Inc. Centennial California Tax Exempt Trust Oppenheimer Main Street Opportunity Fund Centennial Government Trust Oppenheimer Main Street Small Cap Fund Centennial Money Market Trust Oppenheimer Municipal Fund Centennial New York Tax Exempt Trust Oppenheimer Real Asset Fund Centennial Tax Exempt Trust Messrs. Swain, Murphy, Molleur, Wixted and Zack, Charles Albers, Nicholas Monoyios, Patrick Bisbey, David Negri, George Evans and Mses. Feld and Ives who are officers of the Fund, respectively hold the same offices with one or more of the other Board II Funds as with the Fund. As of March 31, 2002, the Directors and officers of the Company as a group owned less than 1% of the outstanding shares of the Portfolio. The foregoing statement does not reflect ownership of shares held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under that plan by the officers of the Portfolios listed above. In addition, each Independent Director, and his family members, do not own securities of either the Manager or Distributor of the Board II Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor. Mr. Swain has reported that he sold a residential property to Mr. Freedman on October 23, 2001 for $1.2 million. An independent appraisal of the property supported the sale price. Independent Trustees and Officer --------------------------- ----------------------------------------------------------- -------------- ---------------- Aggregate Dollar Range Name, Address, 2 Age, Dollar Range of Shares Position(s) Held with Principal Occupation(s) During Past 5 Years / Other of Shares Owned in any Fund and Length of Time Trusteeships Held by Trustee / Number of Portfolios in Owned in the of the Board Served3 Fund Complex Overseen by Trustee Fund II Funds --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- James C. Swain, Chairman, Formerly (until January 2, 2002) Vice Chairman of the $0 Over $100,000 Chief Executive Officer Manager and (until 1997) President and a director of and Director, since 1996 Centennial Asset Management Corporation, an investment Age: 68 advisory subsidiary of the Manager. Director/trustee of 41 investment companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- William L. Armstrong, Chairman of the following private mortgage banking Director since 1999 companies: Cherry Creek Mortgage Company (since 1991), Age: 64 Centennial State Mortgage Company (since 1994), The El Paso Mortgage Company (since 1993), Transland Financial Services, Inc. (since 1997); Chairman of the following private companies: Great Frontier Insurance (insurance agency) (since 1995) and Ambassador Media Corporation (since 1984); Director of the following public companies: Storage Technology Corporation (computer equipment company) (since 1991), Helmerich & Payne, Inc. (oil and gas drilling/production company) (since 1992), $0 $50,001- UNUMProvident (insurance company) (since 1991); formerly $100,000 Director of International Family Entertainment (television channel) (1992 - 1997) and Natec Resources, Inc. (air pollution control equipment and services company) (1991-1995), Frontier Real Estate, Inc. (residential real estate brokerage) (1994-1999), and Frontier Title (title insurance agency) (1995-June 1999); formerly U.S. Senator (January 1979-January 1991). Director/ trustee of 40 investment companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- Robert G. Avis, Director Formerly (until February 2001), Director and President of since 1996 A.G. Edwards Capital, Inc. (General Partner of private Age: 70 equity funds); formerly (until March 2000), Chairman, President and Chief Executive Officer of A.G. Edwards Capital, Inc.; formerly (until March 1999), Vice Chairman and Director of A.G. Edwards, Inc. and Vice Chairman of A.G. Edwards & Sons, Inc. (its brokerage company $0 $1 - $10,000 subsidiary); (until March 1999), Chairman of A.G. Edwards Trust Company and A.G.E. Asset Management (investment advisor); (until March 2000), a Director of A.G. Edwards & Sons and A.G. Edwards Trust Company. Director/trustee of 41 investment companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- Jon S. Fossel, Formerly (until October 1995), Mr. Fossel held the Director since 1996 following positions: Chairman and a director of the Age: 59 Manager, President and a director of Oppenheimer Acquisition Corp., Shareholder Services, Inc. and $0 Over $100,000 Shareholder Financial Services, Inc. Director/trustee of 40 investment companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- Sam Freedman, Formerly (until October 1994) Mr. Freedman held the Director since 1996 following positions: Chairman and Chief Executive Officer Age: 61 of OppenheimerFunds Services; Chairman, Chief Executive Officer and a director of Shareholder Services, Inc., Chairman, Chief Executive Officer and director of $0 Over $100,000 Shareholder Financial Services, Inc., Vice President and director of Oppenheimer Acquisition Corp. and a director of OppenheimerFunds, Inc. Director/trustee of 41 investment companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- C. Howard Kast, Formerly Managing Partner of Deloitte, Haskins & Sells Director since 1996 (an accounting firm). Director/trustee of 41 investment $0 Over $100,000 Age: 80 companies in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- --------------------------- ----------------------------------------------------------- -------------- ---------------- Robert M. Kirchner, President of The Kirchner Company (management Director since 1996 consultants). Director/trustee of 41 investment companies $0 Over $100,000 Age: 80 in the OppenheimerFunds complex. --------------------------- ----------------------------------------------------------- -------------- ---------------- Officers of the Fund ----------------------------------------------- ----------------------------------------------------------------------- Name, Address,4 Age, Position(s) Held with Principal Occupation(s) During Past 5 Years Fund and Length of Time Served5 ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Charles Albers, Vice President and Portfolio Senior Vice President (since April 1998) of the Manager; a Certified Manager Age: 61 Financial Analyst; an officer and portfolio manager of other Oppenheimer funds; formerly a Vice President and portfolio manager for Guardian Investor Services, the investment management subsidiary of The Guardian Life Insurance Company (1972 - April 1998). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Nikolaos D. Monoyios, Vice President and Vice President of the Manager (since April 1998); an officer and Portfolio Manager portfolio manager of other Oppenheimer funds; a Certified Financial Age: 52. Analyst; formerly a Vice President and portfolio manager for Guardian Investor Services, the investment management subsidiary of The Guardian Life Insurance Company (1979 - March 1998). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Patrick M. Bisbey, Portfolio Manager, Age: 43 Vice President (since November 1990), Managing Director (since June 1992), Manager of Trading and Portfolio Operations (since January, 1984) and Director (since November 2001) of Trinity Investment Management Corporation, a wholly-owned subsidiary of OppenheimerFunds, Inc.'s immediate parent, Oppenheimer Acquisition Corp.; a portfolio manager of another Oppenheimer fund. ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- David P. Negri, Vice President and Portfolio Manager Senior Vice President of the Manager (since May 1998) and of Age: 47. HarbourView Asset Management Corporation (since April 1999); an officer and portfolio manager of other Oppenheimer funds; formerly Vice President of the Manager (July 1988 - May 1998). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- George Evans, Vice President and Portfolio Vice President of the Manager (since October 1993) and of HarbourView Manager Age: 42. Asset Management Corporation (since July 1994); an officer and portfolio manager of other Oppenheimer funds. ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Angelo Manioudakis, Vice President and Senior Vice President of the Manager (since April 2002); an officer and Portfolio Manager (since 2002) portfolio manager of other Oppenheimer funds; formerly Executive Age: 35. Director and portfolio manager for Miller, Anderson & Sherrerd, a division of Morgan Stanley Investment Management (August 1993 - April 2002). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Brian W. Wixted, Treasurer, Principal Senior Vice President and Treasurer (since March 1999) of the Financial and Accounting Officer (since April Manager; Treasurer (since March 1999) of HarbourView Asset Management 1999) Corporation, Shareholder Services, Inc., Oppenheimer Real Asset Age: 42 Management Corporation, Shareholder Financial Services, Inc., Oppenheimer Partnership Holdings, Inc., OFI Private Investments, Inc. (since March 2000), OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since May 2000), offshore fund management subsidiaries of the Manager, and OAM Institutional, Inc. (since November 2000), an investment advisory subsidiary of the Manager; Treasurer and Chief Financial Officer (since May 2000) of Oppenheimer Trust Company, a trust company subsidiary of the Manager; Assistant Treasurer (since March 1999) of Oppenheimer Acquisition Corp. and OppenheimerFunds Legacy Program (since April 2000); an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust Company - Mutual Fund Services Division (March 1995 - March 1999). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Robert G. Zack, Senior Vice President (since May 1985) and General Counsel (since Vice President and Secretary (since November February 2002) of the Manager; Assistant Secretary of Shareholder 1, 2001) Services, Inc. (since May 1985), Shareholder Financial Services, Inc. Age: 53 (since November 1989); OppenheimerFunds International Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds; formerly, Acting General Counsel (November 2001-February 2002) and Associate General Counsel (1984 - October 2001) ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Denis R. Molleur, Assistant Secretary (since Vice President and Senior Counsel of the Manager (since July 1999); November 1, 2001) an officer of other Oppenheimer funds; formerly a Vice President and Age: 44 Associate Counsel of the Manager (September 1995 - July 1999). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Katherine P. Feld, Assistant Secretary (since Vice President and Senior Counsel of the Manager (since July 1999); November 1, 2001) an officer of other Oppenheimer funds; formerly a Vice President and Age: 43 Associate Counsel of the Manager (June 1990 - July 1999). ----------------------------------------------- ----------------------------------------------------------------------- ----------------------------------------------- ----------------------------------------------------------------------- Kathleen T. Ives, Assistant Secretary (since Vice President and Assistant Counsel of the Manager (since June November 1, 2001) 1998); an officer of other Oppenheimer funds; formerly an Assistant Age: 36 Vice President and Assistant Counsel of the Manager (August 1997 - June 1998); and Assistant Counsel of the Manager (August 1994-August 1997). ----------------------------------------------- ----------------------------------------------------------------------- |X| Remuneration of Directors. The officers of the Company are affiliated with the Manager and receive no salary or fee from the Company. The Directors of the Company received the compensation shown below. The compensation from the Portfolios was paid during their fiscal year ended December 31, 2001. The compensation from all of the Board II Oppenheimer funds includes the compensation from the Portfolios and represents compensation received as a director, trustee, managing general partner or member of a committee of the Board --------------------------------------------------------------------------------------------------------------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------- |X| 2002. Aggregate Compensation from Fund Aggregate Compensation from Fund Total Compensation From all Board II Funds2 (41 Funds) --------------------------------------------------------------------------------------------------------------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------------------------- -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ Aggregate Panorama Oppenheimer Compensation Panorama Panorama Government InternationalGrowth from Panorama Growth Total Return Securities Fund/VA Funds Director's Name Portfolio Portfolio Portfolio (4 Portfolios)1 -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ William Armstrong $696 $833 $370 $264 $2,163 $78,865 Review Committee Member -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ Robert Avis $701 $839 $373 $266 $2,179 $79,452 Review Committee Member -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ C. Howard Kast $771 $924 $411 $293 $2,399 $87,452 Audit Committee Member -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ Robert Kirchner $701 $839 $373 $266 $2,179 $79,452 -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ Sam Freedman $736 $881 $392 $279 $2,288 $83,402 Review Committee Member -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ Jon S. Fossel $742 $889 $395 $282 $2,308 $84,177 Review Committee Chairman -------------------------- -------------- ---------------- --------------- ----------------- ------------------ ------------------ *Effective July 1, 2000, William A. Baker and Ned M. Steel resigned as Directors of the Company and subsequently became Directors Emeritus of the Company. For the fiscal year ended December 31, 2001, Mssrs. Baker and Steel each received $1,646 aggregate compensation from the Company and for the calendar year ended December 31, 2001, they each received $60,000 total compensation from all Board II funds. Effective April 5, 2001, Raymond Kalinowski resigned as Director of the Company. For the fiscal year ended December 31, 2001, Mr. Kalinowski received $452 aggregate compensation from the Company and for the calendar year ended December 31, 2001, he received $16,468 total compensation from all Board II funds. 1. For the Fund's fiscal year ended December 31, 2001. Aggregate compensation includes fees and deferred compensation, if any, accrued for a Director. For the 2001 calendar year. |X| Deferred Compensation Plan for Directors. The Board of Directors has adopted a Deferred Compensation Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from the Portfolios. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the Director under the plan will be determined based upon the performance of the selected funds. No Director has elected to participate as of December 31, 2001. Deferral of Director's fees under the plan will not materially affect the Portfolios' assets, liabilities and net income per share. The plan will not obligate the Portfolios to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the Securities and Exchange Commission, the Portfolios may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Director's deferred fee account. |X| Major Shareholders. As of March 31, 2002 all of the outstanding shares of Government Securities Portfolio and Oppenheimer International Growth Fund/VA were held by separate investment accounts of Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, MA 01111, for variable annuity contracts, variable life insurance policies and other investment products owned by its customers. The holders of 5% or more of the outstanding shares of Oppenheimer International Growth Fund/VA Service shares, Growth Portfolio and Total Return Portfolio were Lincoln Benefit Life Company, 2940 South 84th Street, Lincoln, NE 68506-4142 and Massachusetts Life Insurance Company. The Manager. OppenheimerFunds, Inc., the Manager, is wholly-owned by Oppenheimer Acquisition Corporation, a holding company controlled by Massachusetts Mutual Life Insurance Company. |X| Code of Ethics. The Company, the Manager and the Distributor have a Code of Ethics. It is designed to detect and prevent improper personal trading by certain employees, including portfolio managers, that would compete with or take advantage of a Portfolio's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of a Portfolio and other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code to invest in securities, including securities that may be purchased or held by the Portfolio, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager. Each Fund's Code of Ethics is an exhibit to the Funds' registration statement filed with the Securities and Exchange Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. You can obtain information about the hours of operation of the Public Reference Room by calling the SEC at 1-202-942-8090. The Code of Ethics can also be viewed as part of the Fund's registration statement on the SEC's EDGAR database at the SEC's Internet web site at http://www.sec.gov. Copies may be obtained, after paying a duplicating fee, by electronic request at the following E-mail address: publicinfo@sec.gov., or by writing to the SEC's Public Reference Section, Washington, D.C. 20549-0102. |X| The Investment Advisory Agreement. The Manager provides investment management services to each Portfolio under an investment advisory agreement between the Manager and the respective Portfolio. The investment advisory agreements require the Manager, at its expense, to provide each Portfolio with adequate office space, facilities and equipment. The agreements also require the Manager to provide and supervise the activities of all administrative and clerical personnel necessary to provide effective corporate administration for each Portfolio. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for the continuous public sale of shares of the Portfolio. Expenses not expressly assumed by the Manager under an advisory agreement or by the Distributor under the General Distributor's Agreement for Service shares are paid by the relevant Portfolio. The advisory agreements list examples of expenses to be paid by a Portfolio. The major categories relate to interest, taxes, brokerage commissions, fees to certain Directors, legal, and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by a Portfolio to the Manager are calculated at the rates listed in the Portfolio's Prospectus, which are applied to the assets of the Portfolio as a whole. Whenever more than one class of shares is issued, the fees are allocated to each class of shares based upon the relative proportion of a Fund's net assets represented by that class. -------------------------------------- ------------------------------------------------------------------------------- Management Fees Paid to OppenheimerFunds, Inc. in the Fiscal Years Ended: Portfolio -------------------------------------- ------------------------------------------------------------------------------- -------------------------------------- ------------------------- ---------------------------- ------------------------ 12/31/99 12/31/00 12/31/01 -------------------------------------- ------------------------- ---------------------------- ------------------------ -------------------------------------- ------------------------- ---------------------------- ------------------------ Total Return Portfolio $6,587,018 $ 4,613,663 $3,181,642 -------------------------------------- ------------------------- ---------------------------- ------------------------ -------------------------------------- ------------------------- ---------------------------- ------------------------ Growth Portfolio $4,214,611 $ 2,645,079 $1,708,136 -------------------------------------- ------------------------- ---------------------------- ------------------------ -------------------------------------- ------------------------- ---------------------------- ------------------------ Oppenheimer International Growth Fund/VA $1,072,824 $ 1,620,304 $1,179,660 -------------------------------------- ------------------------- ---------------------------- ------------------------ -------------------------------------- ------------------------- ---------------------------- ------------------------ Government Securities Portfolio $119,156 $ 98,206 $ 98,727 -------------------------------------- ------------------------- ---------------------------- ------------------------ -------------------------------------- ------------------------- ---------------------------- ------------------------ Total (All Portfolios) $13,689,139 $ 8,977,252 $6,168,165 -------------------------------------- ------------------------- ---------------------------- ------------------------ The investment advisory agreements state that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the advisory agreement, the Manager is not liable for any loss resulting from any good faith errors or omissions in connection with any matters to which the agreement relates. Each advisory agreement permits the Manager to act as investment adviser for any other person, firm or corporation. |X| Annual Approval of Investment Advisory Agreement. Each year, the Board of Directors, including a majority of the Independent Directors, is required to approve the renewal of the investment advisory agreement for each Portfolio. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreement. The Board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose. The Board also receives information about the 12b-1 distribution fees the Portfolio pays with respect to Service shares. These distribution fees are reviewed and approved at a different time of the year. The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreement. Among other factors, the Board considered: o The nature, cost, and quality of the services provided to the Portfolio and its shareholders; o The profitability of the Portfolio to the Manager; o The investment performance of the Portfolio in comparison to regular market indices o Economies of scale that may be available to the Portfolio from the Manager; o Fees paid by other mutual funds for similar services; o The value and quality of any other benefits or services received by the Portfolio from its relationship with the Manager, and o The direct and indirect benefits the Manager received from its relationship with the Portfolio. These included services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under Section 28(e) of the Securities Exchange Act. The Board considered that the Manager must be able to pay and retain high quality personnel at competitive rates to provide services to the Portfolio. The Board also considered that maintaining the financial viability of the Manager is important so that the Manager will be able to continue to provide quality services to the Portfolio and its shareholders in adverse times. The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager. These matters were also considered by the Independent Directors, meeting separately from the full Board with experienced Counsel to the Company who assisted the Board in its deliberations. The Company's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel. In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together. The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances. Brokerage Policies of the Portfolios Brokerage Provisions of the Investment Advisory Agreements. One of the duties of the Manager under each investment advisory agreement is to arrange the investment securities transactions for each Portfolio. Each advisory agreement contains provisions relating to the employment of broker-dealers ("brokers") to effect a Portfolio's portfolio transactions. The Manager is authorized by the advisory agreements to employ broker-dealers, including "affiliated" brokers, as that term is defined in the Investment Company Act. The Manager may employ broker-dealers that it thinks, in its best judgment based on all relevant factors, will implement the policy of each Portfolio to obtain, at reasonable expense, the "best execution" of a Portfolio's transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable. The Manager need not seek competitive commission bidding. However, it is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interest and policies of a Portfolio as established by the Board of Directors. Under each advisory agreement, the Manager may select brokers (other than affiliates) that provide brokerage and/or research services for a Portfolio and/or the other accounts over which the Manager or its affiliates have investment discretion. The commissions paid to such brokers may be higher than another qualified broker would charge, if the Manager makes a good faith determination that the commission is fair and reasonable in relation to the services provided. Subject to the those considerations, as a factor in the selection of brokers for a Portfolio's portfolio transactions, the Manager may also consider sales of shares of a Portfolio and other investment companies for which the Manager or an affiliate serves as investment advisor. Subject to any policy established by the Board of Directors, the Manager is primarily responsible for the investment decisions of each Portfolio and for placing its portfolio transactions. While the Manager generally seeks reasonably competitive spreads or commissions, the Portfolios will not necessarily pay the lowest spread or commission available. Description of Brokerage Practices Followed by the Manager. Subject to the provisions of the advisory agreements and the procedures and rules described above, generally the Manager's portfolio traders allocate brokerage based upon recommendations from the portfolio managers. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Manager's executive officers supervise the allocation of brokerage. Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, a Portfolio may be required to pay fixed brokerage commissions and would not have the benefit of negotiated commissions available in U.S. markets. Brokerage commissions are paid primarily for effecting transactions in listed securities or for certain fixed income agency transactions in the secondary market. Otherwise brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, ordinarily a Portfolio uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates. Most purchases of debt securities, commercial paper, and money market instruments made by the Portfolios are principal transactions at net prices, and the Portfolios incur little or no brokerage costs for these transactions. Purchases of securities from underwriters include a commission or concession paid by the issuer to the underwriter, and purchases from dealers include a spread between the bid and asked price. Other funds advised by the Manager have investment policies similar to those of the Portfolios. Those other funds may purchase or sell the same securities as the Portfolios at the same time as the Portfolios, which could affect the supply and price of the securities. If two or more funds advised by the Manager purchase the same security on the same day from the same dealer, the transactions under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account. The investment advisory agreements permit the Manager to allocate brokerage for research services. The research services provided by a particular broker may be useful only to one or more of the advisory accounts of the Manager and its affiliates. Investment research received for the commissions of those other accounts may be useful both to the Portfolios and one or more of the other accounts. Investment research may be supplied by a third party at the instance of a broker through which trades are placed. Investment research services include information and analyses on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, information systems, computer hardware and similar products and services. If a research service also assists the Manager in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager in the investment decision-making process may be paid in commission dollars. The Board of Directors permits the Manager to use stated commissions on secondary fixed-income trades to obtain research if the broker represents to the Manager that: (i) the trade is not from the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board of Directors permits the Manager to use commissions on fixed price offerings to obtain research, in the same manner as is permitted for agency transactions. The research services provided by brokers broadens the scope and supplements the research activities of the Manager. That research provides additional views and comparisons, and helps the Manager obtain market information for the valuation of securities held in a Portfolio's investment portfolio or are being considered for purchase. The Manager provides information to the Board about the commissions paid to brokers for furnishing these services, together with the Manager's representation that the amount of those commissions was reasonably related to the value or benefit of those services. No principal transactions and, except under unusual circumstances, no agency transactions for Government Securities Portfolio will be handled by any affiliated securities dealer. In the unusual circumstance when that Portfolio pays brokerage commissions, the above-described brokerage practices and policies are followed. --------------------------------------------------------------------------------------------------------- Total Brokerage Commissions Paid by the Portfolios1 --------------------------------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------------- Fiscal Year Ended Fiscal Year Ended Fiscal Year Ended Portfolio 12/31/992 12/31/00 12/31/01 ---------------------------------------------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------------- Growth Portfolio $315,183,251 $1,315,460 $458,880 ---------------------------------------------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------------- Total Return Portfolio $130,981,333 $1,542,128 $698,919 ---------------------------------------------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------------- Oppenheimer International Growth Fund/VA $40,955,623 $ 467,909 $190,252 ---------------------------------------------------------------------------------------------------------------------- ---------------------------------------------------------------------------------------------------------------------- Government Securities Portfolio $ 0 $ 480 $480 ---------------------------------------------------------------------------------------------------------------------- 1. Amounts do not include spreads or concessions on principal transactions on a net trade basis. 2. In the fiscal year ended 12/31/01, the amount of transactions directed to brokers for research services and the amount of the commissions paid to broker-dealers for those serves were as follows: --------------------------------------------------- ------------------------ -------------------- Amount of Transactions Amount of Portfolio Commissions --------------------------------------------------- ------------------------ -------------------- --------------------------------------------------- ------------------------ -------------------- Growth Portfolio $114,691,399 $147,403 --------------------------------------------------- ------------------------ -------------------- --------------------------------------------------- ------------------------ -------------------- Total Return Portfolio $65,864,514 $60,588 --------------------------------------------------- ------------------------ -------------------- --------------------------------------------------- ------------------------ -------------------- International Growth Fund/VA $ 5,192,214 $10,616 --------------------------------------------------- ------------------------ -------------------- --------------------------------------------------- ------------------------ -------------------- Government Securities Portfolio $ 0 $ 0 --------------------------------------------------- ------------------------ -------------------- Distribution and Service Plans (Service Shares Only) Under its General Distributor's Agreements with the Portfolios, OppenheimerFunds Distributor, Inc. will only act as the principal underwriter of the Portfolios' Service shares. Each Portfolio has adopted a Distribution and Service Plan (the "Plan") for its Service shares under Rule 12b-1 of the Investment Company Act, pursuant to which each Portfolio will make payments to the Distributor in connection with the distribution and/or servicing of Service shares. The Distributor will pay insurance company separate account sponsors and other entities that offer and/or provide services to Service shares, as described in the Prospectus. Each Plan has been approved by a vote of (i) the Board of Directors of the Company, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on that Plan, and (ii) the Manager as the then-sole initial holder of such shares. Under the Plans, no payment will be made to any insurance company separate account sponsor or affiliate thereof under a Portfolio's Plan (each is referred to as a "Recipient") in any quarter if the aggregate net assets of a Portfolio's Service shares held by the Recipient for itself and its customers did not exceed a minimum amount, if any, that may be determined from time to time by a majority of the Company's Independent Directors. The Board of Directors has set the fee at 0.25% of average annual net assets and set no minimum amount. Under the Plans, the Manager and the Distributor may make payments to affiliates and, in their sole discretion, from time to time, may use their own resources at no direct cost to the Portfolio to make payments to brokers, dealers or other financial institutions for distribution and administrative services they perform. Unless terminated as described below, each Plan continues in effect from year to year but only as long as such continuance is specifically approved at least annually by the Company's Board of Directors and its Independent Directors by a vote cast in person at a meeting called for the purpose of voting on such continuance. Any Plan may be terminated at any time by the vote of a majority of the Independent Directors or by the vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding Service shares. For purposes of voting with respect to the Plans, Account owners are considered to be shareholders of a Portfolio's shares. No Plan may be amended to increase materially the amount of payments to be made unless such amendment is approved by Account owners of the class affected by the amendment. All material amendments must be approved by the Board and a majority of the Independent Directors. While the plans are in effect and Service shares are outstanding, the Treasurer of the Company must provide separate written reports to the Company's Board of Directors at least quarterly describing the amount of payments made pursuant to each Plan. These reports are subject to the review and approval of the Independent Directors. During calendar year 2001, the Oppenheimer International Growth Fund/VA paid to the Distributor a total of $42 under its 12b-1 Plan for Service shares. The Distributor retained no portion of that amount. Service shares were not issued during calendar year 2001 for Growth Portfolio, Total Return Portfolio and Government Securities Portfolio. Performance of the Portfolios Explanation of Performance Terminology. The Portfolios use a variety of terms to illustrate their performance. These terms include "standardized yield" and "dividend yield" for the Government Securities Portfolio and "average annual total return" and "cumulative total return" for all Portfolios. An explanation of how yields and total returns are calculated is set forth below. The charts below show the performance of the Portfolios as of the most recent fiscal year end. You can obtain current performance information by calling the Transfer Agent at 1.800.981.2871. The illustrations of performance data in advertisements must comply with rules of the Securities and Exchange Commission. Those rules describe the types of performance data that may be used and how it is to be calculated. In general, any advertisement by a Portfolio of its performance data must include the average annual total returns for the Portfolio. Those returns must be shown for the 1- 5 and 10-year periods (or the life of the class, if less) ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication). Certain types of yields may also be shown, provided that they are accompanied by standardized average annual total returns. Performance information for Service shares is not shown for the following Portfolios since they were not offered prior to December 31, 2001: Total Return Portfolio, Growth Portfolio and Government Securities Portfolio. Because Service shares are subject to an additional fee, the performance is expected to be lower for any given period. The Portfolios are not sold directly to members of the public but are available only as the underlying investments for variable annuities, variable life insurance policies and other investment products through separate investment accounts of different insurance companies that may impose charges and fees. A Portfolio's investment results, when shown alone, do not deduct those charges and fees. If those fees and charges were included, the Portfolio's performance results would be less. Use of standardized performance calculations enables an investor to compare a Portfolio's performance to the performance of other funds for the same periods. However, a number of factors should be considered before using a Portfolio's performance information as a basis for comparison with other investments: |_| Yields and total returns measure the performance of a hypothetical account in the Portfolio over various periods and do not show the performance of each investor's account under their respective annuity contract, variable life insurance policy or other product. Your account's performance will vary from the model performance data also if you bought or sold shares during the period, or you bought your shares at a different time and price than the shares used in the model. |_| An investment in a Portfolio is not insured by the FDIC or any other government agency. |_| The principal value of a Portfolio's shares, and its yields and/or total returns are not guaranteed and normally will fluctuate on a daily basis. |_| When an investor's shares are redeemed, they may be worth more or less than their original cost. |_| Yields and total returns for any given past period represent historical performance information and are not, and should not be considered, a prediction of future yields or returns. |X| Yields. The Government Securities Portfolio uses a variety of different yields to illustrate its current returns. |_| Standardized Yield. The "standardized yield" (sometimes referred to just as "yield") is shown for a stated 30-day period. It is not based on actual distributions paid by the Portfolio in the 30-day period, but is a hypothetical yield based upon the net investment income from the Portfolio's investments for that period. It may therefore differ from the "dividend yield" for the same class of shares, described below. Standardized yield is calculated using the following formula set forth in rules adopted by the Securities and Exchange Commission, designed to assure uniformity in the way that all funds calculate their yields: Standardized Yield = 2[(a-b 6 --- + 1) - 1] cd The symbols above represent the following factors: a = dividends and interest earned during the 30-day period. b = expenses accrued for the period (net of any expense assumptions). c = the average daily number of shares outstanding during the 30-day period that were entitled to receive dividends. d = the maximum offering price per share on the last day of the period, adjusted for undistributed net investment income. The standardized yield for a particular 30-day period may differ from the yield for other periods. The SEC formula assumes that the standardized yield for a 30-day period occurs at a constant rate for a six-month period and is annualized at the end of the six-month period. |_| Dividend Yield. The Government Securities Portfolio may quote a "dividend yield" for its shares. Dividend yield is based on the dividends paid during the actual dividend period. To calculate dividend yield, the dividends declared during a stated period are added together, and the sum is multiplied by 12 (to annualize the yield) and divided by the maximum offering price on the last day of the dividend period. The formula is shown below: Dividend Yield = Distribution Paid / No. of Days in the Period x No. of Days in the Calendar Year ------------------------------------------------------------------------------------------------- Maximum Offering Price (payment date) ----------------------------------------------------------------------------------------------------------------- Yields for the 30-Day Period Ended 12/31/01 ----------------------------------------------------------------------------------------------------------------- --------------------------------------------- ---------------------------------- -------------------------------- Portfolio Standardized Yield Dividend Yield --------------------------------------------- ---------------------------------- -------------------------------- --------------------------------------------- ---------------------------------- -------------------------------- Government Securities Portfolio 3.83% 6.26% --------------------------------------------- ---------------------------------- -------------------------------- |X| Total Return Information. There are different types of "total returns" to measure a Portfolio's performance. Total return is the change in value of a hypothetical investment in the Portfolio over a given period, assuming that all dividends and capital gains distributions are reinvested in additional shares and that the investment is redeemed at the end of the period. The cumulative total return measures the change in value over the entire period (for example, ten years). An average annual total return shows the average rate of return for each year in a period that would produce the cumulative total return over the entire period. However, average annual total returns do not show actual year-by-year performance. A Portfolio uses standardized calculations for its total returns as prescribed by the SEC. The methodology is discussed below. 1/n ERV --- - 1 = Average Annual Total Return P |_| Average Annual Total Return. The "average annual total return" is an average annual compounded rate of return for each year in a specified number of years. It is the rate of return based on the change in value of a hypothetical initial investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value ("ERV" in the formula) of that investment, according to the following formula: |_| Cumulative Total Return. The "cumulative total return" calculation measures the change in value of a hypothetical investment of $1,000 over an entire period of years. Its calculation uses some of the same factors as average annual total return, but it does not average the rate of return on an annual basis. Cumulative total return is determined as follows: ERV-P ----- = Total Return P Total Returns for the Periods Ended 12/31/01 --------------------------------------------------------------------------------------------------------------------- -------------------------------------- ------------------ ----------------------------------------------------------- Portfolio Cumulative Total Average Annual Total Returns Returns (10 years or Life of Class) -------------------------------------- ------------------ ----------------------------------------------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- 1-Year 5-Year 10-Year (or life-of-class) (or life-of-class) -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- Growth Portfolio1 128.98% -10.61% 0.58% 8.64% -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- Total Return Portfolio2 103.01% -6.94% 3.31% 7.34% -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- Oppenheimer International Growth 96.50% -24.31% 5.88% 7.26% Fund/VA3 -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- Oppenheimer International Growth -11.48% N/A N/A N/A Fund/VA Service Shares 4 -------------------------------------- ------------------ ------------------- ------------------- ------------------- -------------------------------------- ------------------ ------------------- ------------------- ------------------- Government Securities Portfolio3 90.05% 7.23% 6.86% 6.89% -------------------------------------- ------------------ ------------------- ------------------- ------------------- 1. Inception: 1/21/82. 2. Inception: 9/30/82. 3. Inception: 5/13/92. 4. Inception: 3/19/01 Other Performance Comparisons. Each Portfolio compares its performance annually to that of an appropriate broadly-based market index in its Annual Report to shareholders. You can obtain that information by contacting the Transfer Agent at the addresses or telephone numbers shown on the cover of this Statement of Additional Information. A Portfolio may also compare its performance to that of other investments, including other mutual funds, or use rankings of its performance by independent ranking entities. Examples of these performance comparisons are set forth below. |X| Lipper Rankings. From time to time a Portfolio may publish the ranking of the performance of its shares by Lipper, Inc. ("Lipper"). Lipper is a widely-recognized independent mutual fund monitoring service. Lipper monitors the performance of regulated investment companies, including the Portfolios, and ranks their performance for various periods in categories based on investment styles. The Lipper performance rankings are based on total returns that include the reinvestment of capital gain distributions and income dividends but do not take sales charges or taxes into consideration. Lipper also publishes "peer-group" indices of the performance of all mutual funds in a category that it monitors and averages of the performance of the funds in particular categories. |X| Morningstar Ratings and Rankings. From time to time a Portfolio may publish the star ranking and/or star rating of the performance of its shares by Morningstar, Inc. ("Morningstar"), an independent mutual fund monitoring service. Morningstar rates and ranks mutual funds in broad investment categories: domestic stock funds, international stock funds, taxable bond funds and municipal bond funds. Morningstar proprietary star rankings reflect historical risk-adjusted total investment return. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's load-adjusted return for the same period, and then adjusting this excess return for risk. The top 10% of funds in each broad asset class receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. The Overall Morningstar Rating for a fund is derived from a weighted average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics. A Portfolio may also compare its total return ranking to that of other funds in its Morningstar category, in addition to its star ratings. Those total return rankings are percentages from one percent to one hundred percent and are not risk-adjusted. For example, if a fund is in the 94th percentile, that means that 94% of the funds in the same category performed better than it did. |X| Performance Rankings and Comparisons by Other Entities and Publications. From time to time a Portfolio may include in its advertisements and sales literature performance information about the Portfolio cited in newspapers and other periodicals such as The New York Times, The Wall Street Journal, Barron's, or similar publications. That information may include performance quotations from other sources, including Lipper and Morningstar. The performance of the Portfolio's shares may be compared in publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services. Investors may also wish to compare the returns on a Portfolio's shares to the return on fixed-income investments available from banks and thrift institutions. Those include certificates of deposit, ordinary interest-paying checking and savings accounts, and other forms of fixed or variable time deposits, and various other instruments such as Treasury bills. However, a Portfolio's returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository obligations may be insured by the FDIC and may provide fixed rates of return. Repayment of principal and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. government. From time to time, a portfolio may publish rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer funds, other than performance rankings of the Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services. They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others. I N V E S T I N G I N T H E P O R T F O L I O S How To Buy and Sell Shares Insurance companies that hold shares of the Portfolios in their separate accounts for the benefit of their customers' variable annuities, variable life insurance policies and other investment products are the record holders and the owners of shares of beneficial interest in the Portfolios. The right of those customers of the insurance companies to give directions to the insurance company for the purchase or redemption of shares is determined under the contract between the customer and the insurance company. Those customers are not "shareholders" of the Portfolios. The rights of those insurance companies as record holders and owners of shares of a Portfolio are different from the rights of their customers. The term "shareholder" in this Statement of Additional Information refers only to the insurance companies whose separate accounts hold shares of the Portfolios, and not to contract holders. The sale of shares of the Portfolios is currently limited to Accounts as explained on the cover page of this Statement of Additional Information and the Prospectus. Such shares are sold at their respective offering prices (net asset values without sales charges) and redeemed at their respective net asset values as described in the Prospectus. The Company reserves the right to limit the types of separate accounts that may invest in any Portfolio. Determination of Net Asset Values Per Share. The net asset value per share of each Portfolio is determined as of the close of business of The New York Stock Exchange on each day the Exchange is open. The calculation is done by dividing the value of a Portfolio's net assets by the number of shares outstanding. The Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some days (for example, in case of weather emergencies or on days falling before or after a holiday). The Exchange's most recent annual holiday schedule (which is subject to change) states that it will close New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may close on other days. Dealers other than Exchange members may conduct trading in certain securities on days on which the Exchange is closed (including weekends and U.S. holidays) or after 4:00 P.M., on a regular business day. Because the Portfolio's net asset values will not be calculated on those days, the Portfolio's net asset values per share may be significantly affected on such days when shareholders may not purchase or redeem shares. Additionally, trading on European and Asian stock exchanges and over-the-counter markets normally is completed before the close of The New York Stock Exchange. Changes in the values of securities traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock Exchange, will not be reflected in a Portfolio's calculation of its net asset values that day unless the Manager determines that the event is likely to effect a material change in the value of the security. If such determination is made, the Manager, acting through an internal valuation committee, will establish a valuation for such security. Some of the securities the Portfolios buy may not have readily available market quotations. For these securities, the Board of Directors has authorized the Manager's valuation committee to establish values for them. All valuation determinations by the valuation committee are subject to the approval, ratification and confirmation by the Board at its next ensuing meeting. |X| Securities Valuation. The Board of Directors has established procedures for the valuation of each Portfolio's securities. In general those procedures are as follows: |_| Equity securities traded on a U.S. securities exchange or on Nasdaq are valued as follows: (1) if last sale information is regularly reported, they are valued at the last reported sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, on that day, or (2) if last sale information is not available on a valuation date, they are valued at the last reported sale price preceding the valuation date if it is within the spread of the closing "bid" and "asked" prices on the valuation date or, if not, at the closing "bid" price on the valuation date. |_| Equity securities traded on a foreign securities exchange generally are valued in one of the following ways: (1) at the last sale price available to the pricing service approved by the Board of Directors, or (2) at the last sale price obtained by the Manager from the report of the principal exchange on which the security is traded at its last trading session on or immediately before the valuation date, or (3) at the mean between the "bid" and "asked" prices obtained from the principal exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security. |_| Long-term debt securities having a remaining maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio pricing service approved by the Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry. |_| The following securities are valued at the mean between the "bid" and "asked" prices determined by a pricing service approved by the Board of Directors or obtained by the Manager from two active market makers in the security on the basis of reasonable inquiry: (1) debt instruments that have a maturity of more than 397 days when issued, (2) debt instruments that had a maturity of 397 days or less when issued and have a remaining maturity of more than 60 days, and (3) non-money market debt instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less. |_| The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts: (1) money market debt securities held by a non-money market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and (2) debt instruments held by a money market fund that have a remaining maturity of 397 days or less. |_| Securities (including restricted securities) not having readily-available market quotations are valued at fair value determined under the Board's procedures. If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked" prices provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available). In the case of U.S. government securities, mortgage-backed securities, corporate bonds and foreign government securities, when last sale information is not generally available, the Manager may use pricing services approved by the Board of Directors. The pricing service may use "matrix" comparisons to the prices for comparable instruments on the basis of quality, yield, maturity. Other special factors may be involved (such as the tax-exempt status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing services. That monitoring may include comparing prices used for portfolio valuation to actual sales prices of selected securities. The closing prices in the London foreign exchange market on a particular business day that are provided to the Manager by a bank, dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency. Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on Nasdaq, as applicable, as determined by a pricing service approved by the Board of Directors or by the Manager. If there were no sales that day, they shall be valued at the last sale price on the preceding trading day if it is within the spread of the closing "bid" and "asked" prices on the principal exchange or on Nasdaq on the valuation date. If not, the value shall be the closing bid price on the principal exchange or on Nasdaq on the valuation date. If the put, call or future is not traded on an exchange or on Nasdaq, it shall be valued by the mean between "bid" and "asked" prices obtained by the Manager from two active market makers. In certain cases that may be at the "bid" price if no "asked" price is available. When a Portfolio writes an option, an amount equal to the premium received is included in the Portfolio's Statement of Assets and Liabilities as an asset. An equivalent credit is included in the liability section. The credit is adjusted ("marked-to-market") to reflect the current market value of the option. In determining the Portfolio's gain on investments, if a call or put written by the Portfolio is exercised, the proceeds are increased by the premium received. If a call or put written by the Portfolio expires, the Portfolio has a gain in the amount of the premium. If the Portfolio enters into a closing purchase transaction, it will have a gain or loss, depending on whether the premium received was more or less than the cost of the closing transaction. If the Portfolio exercises a put it holds, the amount the Portfolio receives on its sale of the underlying investment is reduced by the amount of premium paid by the Portfolio. Dividends, Capital Gains and Taxes Dividends and Distributions. The Portfolios have no fixed dividend and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and distributions paid by a Portfolio will vary from time to time depending on market conditions, the composition of the Portfolio's investment portfolio, and expenses borne by the Portfolio or borne separately by a class (if more than one class of shares are outstanding). Dividends are calculated in the same manner, at the same time, and on the same day for each class of shares. Dividends on Service shares are expected to be lower. That is because of the effect of the additional fee on Service shares. Those dividends will also differ in amount as a consequence of any difference in the net asset values of the different classes of shares. Tax Status of the Portfolios' Dividends and Distributions. The Company intends that each Portfolio shall qualify and be treated as a "regulated investment company" under Subchapter M of the Internal Revenue Code for each taxable year. By so qualifying, the Portfolios will not be subject to federal income taxes on amounts paid by them as dividends and distributions, as described in the respective Prospectuses. Each Portfolio is treated as a separate entity for purposes of determining federal tax treatment. The Company will endeavor to ensure that each Portfolio's assets are invested so that all requirements of Subchapter M are satisfied, but there can be no assurance that it will be successful in doing so. To qualify as a regulated investment company under Subchapter M of the Code, a Portfolio must, among other things, derive at least 90% of its gross income for the taxable year from dividends, interest, gains from the sale or other disposition of stock, securities or foreign currencies, fees from certain securities loans or other income (including gains from options, futures and forward contracts) derived with respect to its business of investing in such stock, securities or currencies (this is referred to as the "90% income test"). The Portfolio must also satisfy certain annual distribution and quarterly diversification requirements. For purposes of the 90% income test, income that a Portfolio earns from equity interests in certain entities that are not treated as corporations (e.g., they are treated as partnerships or trusts) for U.S. tax purposes will generally have the same character for the Portfolio as in the hands of such entities. Consequently, the Portfolio may be required to limit its equity investments in such entities that earn fee income, rental income, or other nonqualifying income. As noted in the Prospectuses, each Portfolio must, and intends to, comply with the diversification requirements imposed by Section 817(h) of the Code and the regulations under that section. Those requirements, which are in addition to the diversification requirements imposed on a Portfolio by the Investment Company Act and Subchapter M of the Code, place certain limitations on the assets of each separate account. Additionally, because Section 817(h) and those regulations treat the assets of a Portfolio as assets of the related separate account, there are restrictions on the amount of its assets a Portfolio may invest in securities of a single issuer. Specifically, the regulations provide that, except as permitted by the "safe harbor" described below, as of the end of each calendar quarter or within 30 days after a calendar quarter, no more than 55% of the total assets of a Portfolio may be represented by any one investment, no more than 70% by any two investments, no more than 80% by any three investments and no more than 90% by any four investments. For this purpose, all securities of the same issuer are considered a single investment, and each U.S. Government agency and instrumentality is considered a separate issuer. Section 817(h) provides, as a safe harbor, that a separate account will be treated as being adequately diversified if the diversification requirements under Subchapter M are satisfied and no more than 55% of the value of the account's total assets are cash and cash items (including receivables), U.S. Government securities and securities of other regulated investment companies. Failure by a Portfolio to both qualify as a regulated investment company and satisfy the Section 817(h) requirements would generally result in treatment of the variable contract holders other than as described in the applicable variable contract prospectus, including inclusion in ordinary income of income accrued under the contracts for the current and all prior taxable years. Any such failure may also result in adverse tax consequences for the Portfolio and the insurance company issuing the contracts. Foreign exchange gains and losses realized by a Portfolio in connection with certain transactions involving foreign currency denominated debt securities, certain options and futures contracts relating to foreign currency, forward foreign currency contracts, foreign currencies, or payables or receivables denominated in a foreign currency are subject to Section 988 of the Code, which generally causes such gains and losses to be treated as ordinary income and losses and may affect the amount, timing and character of distributions to shareholders. If the net foreign exchange loss for a year were to exceed the Portfolio's investment company taxable income (computed without regard to such loss) the resulting overall ordinary loss for such year would not be deductible by the Portfolio or its shareholders in future years. Limitations imposed by the Code on regulated investment companies like the Portfolios may restrict the Portfolios' ability to enter into futures, options and currency forward transactions. The Portfolios may be subject to withholding and other taxes imposed by foreign countries with respect to their investments in foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. The federal income tax rules applicable to mortgage dollar rolls and interest rate swaps, caps, floors and collars are unclear in certain respects, and the Portfolios may be required to account for these instruments under tax rules in a manner that, under certain circumstances, may limit their transactions in these instruments. If a Portfolio acquires stock in certain non-U.S. corporations that receive at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their assets in investments producing such passive income ("passive foreign investment companies"), the Portfolio could be subject to Federal income tax and additional interest charges on "excess distributions" received from such companies or gain from the sale of stock in such companies, even if all income or gain actually received by the Portfolio is timely distributed to its shareholders. The Portfolio would not be able to pass through to its shareholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election would require the Portfolio to recognize taxable income or gain without the concurrent receipt of cash. Each Portfolio may limit and/or manage its stock holdings in passive foreign investment companies to minimize its tax liability or maximize its return from these investments. Additional Information About the Portfolios The Transfer Agent. OppenheimerFunds Services, the Fund's Transfer Agent, is a division of the Manager. It is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It serves as the Transfer Agent for an annual per account fee. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover. ------------------------------------------------------------------------------------------------------------------- Investors under variable annuity contacts, variable life insurance policies and other investment products offered by the insurance companies that offer shares of the Portfolios as investments for those products should direct questions about their accounts to the servicing agent for their insurance company, because OppenheimerFunds Services does not maintain the records for those annuities, policies or other products. ------------------------------------------------------------------------------------------------------------------- The Custodian Bank. The Bank of New York is the custodian bank for the Portfolios' assets. The custodian bank's responsibilities include safeguarding and controlling the Portfolios' portfolio securities, collecting income on the portfolio securities and handling the delivery of such securities to and from the Portfolios. It will be the practice of the Portfolios to deal with the custodian bank in a manner uninfluenced by any banking relationship the custodian bank may have with the Manager and its affiliates. The Portfolios' cash balances with the custodian bank in excess of $100,000 are not protected by federal deposit insurance. Those uninsured balances at times may be substantial. Independent Auditors. The independent auditors of the Portfolios are Deloitte & Touche LLP. They audit the Portfolios' financial statements and perform other related audit services. They also act as auditors for certain other funds advised by the Manager and its affiliates and they are the auditors for the Manager and its affiliates. Independent Auditors' Report =============================================================================== The Board of Directors and Shareholders of Growth Portfolio: We have audited the accompanying statement of assets and liabilities of Growth Portfolio (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Growth Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. /s/ Deloitte & Touche LLP ------------------------- Deloitte & Touche LLP Denver, Colorado January 23, 2002 Statement of Investments December 31, 2001

                                                                       Market Value
                                                         Shares        See Note 1
===================================================================================

Common Stocks--97.5%
-----------------------------------------------------------------------------------
Basic Materials--1.2%
-----------------------------------------------------------------------------------
Chemicals--0.7%
Air Products & Chemicals, Inc.                             7,000         $  328,370
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Cabot Corp.                                                  800             28,560
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Cabot Microelectronics Corp.(1)                            6,800            538,900
-----------------------------------------------------------------------------------
Du Pont (E.I.) de Nemours & Co.                           12,500            531,375
-----------------------------------------------------------------------------------
Eastman Chemical Co.                                         500             19,510
-----------------------------------------------------------------------------------
Goodrich Corp.                                             6,700            178,354
-----------------------------------------------------------------------------------
International Flavors & Fragrances, Inc.                   3,200             95,072
-----------------------------------------------------------------------------------
Praxair, Inc.                                              1,200             66,300
                                                                         ----------
                                                                          1,786,441
-----------------------------------------------------------------------------------
Gold & Precious Minerals--0.0%
Barrick Gold Corp.                                         5,500             87,725
-----------------------------------------------------------------------------------
Metals--0.3%
Alcan, Inc.                                               16,700            600,031
-----------------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold, Inc., Cl. A(1)               500              6,450
-----------------------------------------------------------------------------------
Freeport-McMoRan Copper & Gold, Inc., Cl. B(1)             6,900             92,391
-----------------------------------------------------------------------------------
Inco Ltd.(1)                                               3,100             52,514
                                                                         ----------
                                                                            751,386
-----------------------------------------------------------------------------------
Paper--0.2%
Georgia-Pacific Corp.                                      3,800            104,918
-----------------------------------------------------------------------------------
Mead Corp.                                                   900             27,801
-----------------------------------------------------------------------------------
Smurfit-Stone Container Corp.(1)                           2,500             39,925
-----------------------------------------------------------------------------------
Weyerhaeuser Co.                                           6,300            340,704
                                                                         ----------
                                                                            513,348
-----------------------------------------------------------------------------------
Capital Goods--5.9%
-----------------------------------------------------------------------------------
Aerospace/Defense--0.6%
DRS Technologies, Inc.(1)                                  1,000             35,650
-----------------------------------------------------------------------------------
General Dynamics Corp.                                     2,700            215,028
-----------------------------------------------------------------------------------
Lockheed Martin Corp.                                     14,400            672,048
-----------------------------------------------------------------------------------
Precision Castparts Corp.                                  1,800             50,850
-----------------------------------------------------------------------------------
Raytheon Co.                                               4,500            146,115
-----------------------------------------------------------------------------------
Rockwell Collins, Inc.                                    11,200            218,400
                                                                         ----------
                                                                          1,338,091
-----------------------------------------------------------------------------------
Electrical Equipment--2.8%
Amphenol Corp., Cl. A(1)                                     300             14,415
-----------------------------------------------------------------------------------
AVX Corp.                                                  5,700            134,463
-----------------------------------------------------------------------------------
General Electric Co.                                     156,500          6,272,520
-----------------------------------------------------------------------------------
Integrated Device Technology, Inc.(1)                      5,500            146,245
-----------------------------------------------------------------------------------
Kemet Corp.(1)                                             2,400             42,600
-----------------------------------------------------------------------------------
Molex, Inc., Cl. A                                         5,300            143,365
-----------------------------------------------------------------------------------
Rockwell International Corp.                               6,200            110,732
                                                                         ----------
                                                                          6,864,340
Growth Portfolio 5 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Industrial Services--0.6%
Administaff, Inc.(1)                                        600          $   16,446
-----------------------------------------------------------------------------------
Allied Waste Industries, Inc.(1)                          6,000              84,360
-----------------------------------------------------------------------------------
CONSOL Energy, Inc.                                       1,500              37,260
-----------------------------------------------------------------------------------
Manpower, Inc.                                            1,700              57,307
-----------------------------------------------------------------------------------
Miller (Herman), Inc.                                     2,000              47,320
-----------------------------------------------------------------------------------
NDCHealth Corp.                                             300              10,365
-----------------------------------------------------------------------------------
Peabody Energy Corp.                                      2,900              81,751
-----------------------------------------------------------------------------------
Right Management Consultants, Inc.(1)                       450               7,785
-----------------------------------------------------------------------------------
Robert Half International, Inc.(1)                        1,600              42,720
-----------------------------------------------------------------------------------
Teekay Shipping Corp.                                     2,100              73,185
-----------------------------------------------------------------------------------
Viad Corp.                                                1,100              26,048
-----------------------------------------------------------------------------------
Waste Management, Inc.                                   27,000             861,570
                                                                         ----------
                                                                          1,346,117
-----------------------------------------------------------------------------------
Manufacturing--1.9%
Ball Corp.                                                1,000              70,700
-----------------------------------------------------------------------------------
Caterpillar, Inc.                                         8,100             423,225
-----------------------------------------------------------------------------------
Cooper Industries, Inc.                                   7,000             244,440
-----------------------------------------------------------------------------------
Dover Corp.                                               2,200              81,554
-----------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                      5,800             685,618
-----------------------------------------------------------------------------------
Oakley, Inc.(1)                                             800              13,008
-----------------------------------------------------------------------------------
Packaging Corp. of America(1)                               400               7,260
-----------------------------------------------------------------------------------
Pactiv Corp.(1)                                           7,800             138,450
-----------------------------------------------------------------------------------
Plexus Corp.(1)                                             600              15,936
-----------------------------------------------------------------------------------
Ryder Systems, Inc.                                         300               6,645
-----------------------------------------------------------------------------------
Sanmina-SCI Corp.(1)                                      6,000             119,400
-----------------------------------------------------------------------------------
Tektronix, Inc.(1)                                        1,600              41,248
-----------------------------------------------------------------------------------
Textron, Inc.                                             3,800             157,548
-----------------------------------------------------------------------------------
Tyco International Ltd.                                  44,900           2,644,610
                                                                         ----------
                                                                          4,649,642
-----------------------------------------------------------------------------------
Communication Services--4.2%
-----------------------------------------------------------------------------------
Telecommunications: Long Distance--2.5%
ALLTEL Corp.                                              4,100             253,093
-----------------------------------------------------------------------------------
AT&T Corp.                                              111,700           2,026,238
-----------------------------------------------------------------------------------
BroadWing, Inc.(1)                                        2,800              26,600
-----------------------------------------------------------------------------------
Corvis Corp.(1)                                           7,500              24,225
-----------------------------------------------------------------------------------
Sprint Corp. (Fon Group)                                 42,700             857,416
-----------------------------------------------------------------------------------
Verizon Communications, Inc.                             58,100           2,757,426
-----------------------------------------------------------------------------------
WorldCom, Inc./MCI Group                                  1,200              15,240
                                                                         ----------
                                                                          5,960,238
-----------------------------------------------------------------------------------
Telephone Utilities--1.1%
BellSouth Corp.                                          30,200           1,152,130
-----------------------------------------------------------------------------------
SBC Communications, Inc.                                 38,800           1,519,796
                                                                         ----------
                                                                          2,671,926
6 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                         Shares        See Note 1
-----------------------------------------------------------------------------------

Telecommunications: Wireless--0.6%
Amdocs Ltd.(1)                                           15,300          $  519,741
-----------------------------------------------------------------------------------
AT&T Wireless Services, Inc.(1)                          17,340             249,176
-----------------------------------------------------------------------------------
Metro One Telecommunication, Inc.(1)                      2,850              86,212
-----------------------------------------------------------------------------------
Sprint Corp. (PCS Group)(1)                              20,200             493,082
-----------------------------------------------------------------------------------
Williams Communications Group, Inc.(1)                   27,600              64,860
                                                                         ----------
                                                                          1,413,071
-----------------------------------------------------------------------------------
Consumer Cyclicals--11.3%
-----------------------------------------------------------------------------------
Autos & Housing--1.9%
Beazer Homes USA, Inc.(1)                                   300              21,951
-----------------------------------------------------------------------------------
Centex Corp.                                              6,000             342,540
-----------------------------------------------------------------------------------
Delphi Automotive Systems Corp.                           7,000              95,620
-----------------------------------------------------------------------------------
Direct Focus, Inc.(1)                                     1,400              43,680
-----------------------------------------------------------------------------------
Ford Motor Co.                                           65,911           1,036,121
-----------------------------------------------------------------------------------
Fortune Brands, Inc.                                      3,500             138,565
-----------------------------------------------------------------------------------
General Motors Corp.                                     20,200             981,720
-----------------------------------------------------------------------------------
Group 1 Automotive, Inc.(1)                                 200               5,702
-----------------------------------------------------------------------------------
Harman International Industries, Inc.                       400              18,040
-----------------------------------------------------------------------------------
KB Home                                                   8,200             328,820
-----------------------------------------------------------------------------------
Kennametal, Inc.                                            200               8,054
-----------------------------------------------------------------------------------
Lear Corp.(1)                                             3,900             148,746
-----------------------------------------------------------------------------------
Lennar Corp.                                              1,600              74,912
-----------------------------------------------------------------------------------
Masco Corp.                                               8,400             205,800
-----------------------------------------------------------------------------------
Pep Boys-Manny, Moe & Jack                                  800              13,720
-----------------------------------------------------------------------------------
Polaris Industries, Inc.                                    300              17,325
-----------------------------------------------------------------------------------
Ryland Group, Inc. (The)                                  4,400             322,080
-----------------------------------------------------------------------------------
St. Joe Co. (The)                                         3,100              86,025
-----------------------------------------------------------------------------------
Toll Brothers, Inc.(1)                                    7,300             320,470
-----------------------------------------------------------------------------------
Visteon Corp.                                             2,000              30,080
-----------------------------------------------------------------------------------
Whirlpool Corp.                                           5,300             388,649
-----------------------------------------------------------------------------------
York International Corp.                                  1,200              45,756
                                                                         ----------
                                                                          4,674,376
-----------------------------------------------------------------------------------
Consumer Services--0.9%
Boron, LePore & Associates, Inc.(1)                         500               6,895
-----------------------------------------------------------------------------------
Cendant Corp.(1)                                         36,300             711,843
-----------------------------------------------------------------------------------
H&R Block, Inc.                                          15,200             679,440
-----------------------------------------------------------------------------------
IMS Health, Inc.                                         27,500             536,525
-----------------------------------------------------------------------------------
Omnicom Group, Inc.                                       1,600             142,960
-----------------------------------------------------------------------------------
Travelocity.com, Inc.(1)                                    800              22,968
                                                                         ----------
                                                                          2,100,631
Growth Portfolio 7 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Leisure & Entertainment--0.8%
Action Performance Cos., Inc.(1)                            400          $   12,244
-----------------------------------------------------------------------------------
Argosy Gaming Co.(1)                                        300               9,756
-----------------------------------------------------------------------------------
Brunswick Corp.                                           2,700              58,752
-----------------------------------------------------------------------------------
Callaway Golf Co.                                           700              13,405
-----------------------------------------------------------------------------------
GTech Holdings Corp.(1)                                   2,300             104,167
-----------------------------------------------------------------------------------
Harley-Davidson, Inc.                                    14,200             771,202
-----------------------------------------------------------------------------------
Hasbro, Inc.                                              7,000             113,610
-----------------------------------------------------------------------------------
Hilton Hotels Corp.                                       6,800              74,256
-----------------------------------------------------------------------------------
Mandalay Resort Group(1)                                  2,200              47,080
-----------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                      12,800             520,320
-----------------------------------------------------------------------------------
MGM Mirage, Inc.(1)                                       2,600              75,062
-----------------------------------------------------------------------------------
Starwood Hotels & Resorts Worldwide, Inc.                 7,100             211,935
-----------------------------------------------------------------------------------
WMS Industries, Inc.(1)                                   1,800              36,000
                                                                         ----------
                                                                          2,047,789
-----------------------------------------------------------------------------------
Media--1.0%
AOL Time Warner, Inc.(1)                                 57,000           1,829,700
-----------------------------------------------------------------------------------
Deluxe Corp.                                              3,800             158,004
-----------------------------------------------------------------------------------
Donnelley (R.R.) & Sons Co.                                 400              11,876
-----------------------------------------------------------------------------------
Dow Jones & Co., Inc.                                       400              21,892
-----------------------------------------------------------------------------------
Imagistics International, Inc.                              280               3,458
-----------------------------------------------------------------------------------
McGraw-Hill Cos., Inc. (The)                              1,000              60,980
-----------------------------------------------------------------------------------
R.H. Donnelley Corp.(1)                                   3,200              92,960
-----------------------------------------------------------------------------------
Readers Digest Assn., Inc. (The), Cl. A                   4,400             101,552
-----------------------------------------------------------------------------------
USA Networks, Inc.(1)                                     4,500             122,895
                                                                         ----------
                                                                          2,403,317
-----------------------------------------------------------------------------------
Retail: General--3.3%
Costco Wholesale Corp.(1)                                11,500             510,370
-----------------------------------------------------------------------------------
Dillard's, Inc., Cl. A                                    1,800              28,800
-----------------------------------------------------------------------------------
Dollar General Corp.                                      1,300              19,370
-----------------------------------------------------------------------------------
Federated Department Stores, Inc.(1)                      7,200             294,480
-----------------------------------------------------------------------------------
Foot Locker, Inc.(1)                                     10,900             170,585
-----------------------------------------------------------------------------------
Kohl's Corp.(1)                                           7,900             556,476
-----------------------------------------------------------------------------------
May Department Stores Co.                                14,100             521,418
-----------------------------------------------------------------------------------
Sears Roebuck & Co.                                      24,600           1,171,944
-----------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                    82,800           4,765,140
                                                                         ----------
                                                                          8,038,583
-----------------------------------------------------------------------------------
Retail: Specialty--3.0%
American Eagle Outfitters, Inc.(1)                        5,300             138,701
-----------------------------------------------------------------------------------
AutoNation, Inc.(1)                                       4,900              60,417
-----------------------------------------------------------------------------------
Bed Bath & Beyond, Inc.(1)                                7,500             254,250
-----------------------------------------------------------------------------------
BJ's Wholesale Club, Inc.(1)                              3,400             149,940
-----------------------------------------------------------------------------------
Borders Group, Inc.(1)                                    1,500              29,760
-----------------------------------------------------------------------------------
Circuit City Stores, Inc./CarMax Group(1)                   600              13,644
8 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Retail: Specialty  (continued)
Electronics Boutique Holdings Corp.(1)                    1,600          $   63,904
-----------------------------------------------------------------------------------
Gap, Inc.                                                44,500             620,330
-----------------------------------------------------------------------------------
Genesco, Inc.(1)                                            500              10,380
-----------------------------------------------------------------------------------
Home Depot, Inc.                                         48,500           2,473,985
-----------------------------------------------------------------------------------
Hot Topic, Inc.(1)                                        4,800             150,672
-----------------------------------------------------------------------------------
Lands'End, Inc.(1)                                          300              15,048
-----------------------------------------------------------------------------------
Michaels Stores, Inc.(1)                                  2,300              75,785
-----------------------------------------------------------------------------------
Nike, Inc., Cl. B                                        11,000             618,640
-----------------------------------------------------------------------------------
Office Depot, Inc.(1)                                    12,500             231,750
-----------------------------------------------------------------------------------
Payless ShoeSource, Inc.(1)                                 300              16,845
-----------------------------------------------------------------------------------
Pier 1 Imports, Inc.                                        500               8,670
-----------------------------------------------------------------------------------
Reebok International Ltd.(1)                              1,200              31,800
-----------------------------------------------------------------------------------
Rite Aid Corp.(1)                                        15,400              77,924
-----------------------------------------------------------------------------------
Ross Stores, Inc.                                        11,900             381,752
-----------------------------------------------------------------------------------
Talbots, Inc. (The)                                       8,400             304,500
-----------------------------------------------------------------------------------
Target Corp.                                             13,300             545,965
-----------------------------------------------------------------------------------
Timberland Co., Cl. A(1)                                    300              11,124
-----------------------------------------------------------------------------------
TJX Cos., Inc. (The)                                     23,700             944,682
                                                                         ----------
                                                                          7,230,468
-----------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.4%
Abercrombie & Fitch Co., Cl. A(1)                         7,700             204,281
-----------------------------------------------------------------------------------
bebe stores, inc.(1)                                        400               7,464
-----------------------------------------------------------------------------------
Deb Shops, Inc.                                             100               2,425
-----------------------------------------------------------------------------------
Jones Apparel Group, Inc.(1)                              3,600             119,412
-----------------------------------------------------------------------------------
Liz Claiborne, Inc.                                       5,900             293,525
-----------------------------------------------------------------------------------
Mohawk Industries, Inc.(1)                                1,800              98,784
-----------------------------------------------------------------------------------
Tommy Hilfiger Corp.(1)                                   1,700              23,375
-----------------------------------------------------------------------------------
Too, Inc.(1)                                              3,200              88,000
                                                                         ----------
                                                                            837,266
-----------------------------------------------------------------------------------
Consumer Staples--9.3%
-----------------------------------------------------------------------------------
Beverages--1.6%
Anheuser-Busch Cos., Inc.                                24,900           1,125,729
-----------------------------------------------------------------------------------
Coca-Cola Co. (The)                                      43,900           2,069,885
-----------------------------------------------------------------------------------
PepsiCo, Inc.                                            15,420             750,800
                                                                         ----------
                                                                          3,946,414
-----------------------------------------------------------------------------------
Broadcasting--0.4%
Comcast Corp., Cl. A Special                              8,100             291,600
-----------------------------------------------------------------------------------
EchoStar Communications Corp., Cl. A(1)                   1,100              30,217
-----------------------------------------------------------------------------------
Fox Entertainment Group, Inc., A Shares(1)                  900              23,877
-----------------------------------------------------------------------------------
Gemstar-TV Guide International, Inc.(1)                  11,000             304,700
-----------------------------------------------------------------------------------
Hispanic Broadcasting Corp.(1)                            1,100              28,050
-----------------------------------------------------------------------------------
Univision Communications, Inc., Cl. A(1)                  5,600             226,576
                                                                         ----------
                                                                            905,020
Growth Portfolio 9 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Education--0.0%
Corinthian Colleges, Inc.(1)                                600          $   24,534
-----------------------------------------------------------------------------------
Education Management Corp.(1)                               400              14,500
-----------------------------------------------------------------------------------
ITT Educational Services, Inc.(1)                         1,200              44,244
                                                                         ----------
                                                                             83,278
-----------------------------------------------------------------------------------
Entertainment--1.2%
-----------------------------------------------------------------------------------
Applebee's International, Inc.                            1,850              63,270
-----------------------------------------------------------------------------------
CBRL Group, Inc.                                            600              17,664
-----------------------------------------------------------------------------------
Darden Restaurants, Inc.                                  6,800             240,720
-----------------------------------------------------------------------------------
Disney (Walt) Co.                                        28,200             584,304
-----------------------------------------------------------------------------------
Landry's Restaurants, Inc.                                  300               5,595
-----------------------------------------------------------------------------------
Liberty Media Corp., Cl. A(1)                            17,200             240,800
-----------------------------------------------------------------------------------
McDonald's Corp.                                         28,900             764,983
-----------------------------------------------------------------------------------
P.F. Chang's China Bistro, Inc.(1)                          400              18,920
-----------------------------------------------------------------------------------
Papa John's International, Inc.(1)                          300               8,244
-----------------------------------------------------------------------------------
Pixar, Inc.(1)                                              100               3,596
-----------------------------------------------------------------------------------
Royal Caribbean Cruises Ltd.                              4,400              71,280
-----------------------------------------------------------------------------------
Ruby Tuesday, Inc.                                       10,600             218,678
-----------------------------------------------------------------------------------
Ryan's Family Steak Houses, Inc.(1)                       1,900              41,135
-----------------------------------------------------------------------------------
Sonic Corp.(1)                                              400              14,400
-----------------------------------------------------------------------------------
THQ, Inc.(1)                                              4,500             218,115
-----------------------------------------------------------------------------------
Tricon Global Restaurants, Inc.(1)                        1,600              78,720
-----------------------------------------------------------------------------------
Viacom, Inc., Cl. B(1)                                    9,525             420,529
                                                                         ----------
                                                                          3,010,953
-----------------------------------------------------------------------------------
Food--2.1%
Archer-Daniels-Midland Co.                                4,305              61,777
-----------------------------------------------------------------------------------
Campbell Soup Co.                                        21,300             636,231
-----------------------------------------------------------------------------------
ConAgra Foods, Inc.                                      25,700             610,889
-----------------------------------------------------------------------------------
Interstate Bakeries Corp.                                   400               9,672
-----------------------------------------------------------------------------------
Kellogg Co.                                               3,700             111,370
-----------------------------------------------------------------------------------
Kraft Foods, Inc., Cl. A                                 31,700           1,078,751
-----------------------------------------------------------------------------------
Performance Food Group Co.(1)                               800              28,136
-----------------------------------------------------------------------------------
Sara Lee Corp.                                           34,948             776,894
-----------------------------------------------------------------------------------
Sysco Corp.                                               4,800             125,856
-----------------------------------------------------------------------------------
Tyson Foods, Inc., Cl. A                                  3,900              45,045
-----------------------------------------------------------------------------------
Unilever NV, NY Shares                                   17,700           1,019,697
-----------------------------------------------------------------------------------
Wrigley William Jr. Co.                                  12,100             621,577
                                                                         ----------
                                                                          5,125,895
-----------------------------------------------------------------------------------
Food & Drug Retailers--1.2%
Albertson's, Inc.                                        15,100             475,499
-----------------------------------------------------------------------------------
CVS Corp.                                                21,700             642,320
-----------------------------------------------------------------------------------
Duane Reade, Inc.(1)                                        700              21,245
-----------------------------------------------------------------------------------
Fleming Cos., Inc.                                        7,900             146,150
-----------------------------------------------------------------------------------
Kroger Co. (The)(1)                                      16,200             338,094
10 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                       Shares          See Note 1
-----------------------------------------------------------------------------------

Food & Drug Retailers (continued)
Safeway, Inc.(1)                                         15,800          $  659,650
-----------------------------------------------------------------------------------
Walgreen Co.                                             16,000             538,560
                                                                         ----------
                                                                          2,821,518
-----------------------------------------------------------------------------------
Household Goods--1.4%
Avon Products, Inc.                                       5,900            274,350
-----------------------------------------------------------------------------------
Colgate-Palmolive Co.                                     9,200            531,300
-----------------------------------------------------------------------------------
Dial Corp. (The)                                          1,100             18,865
-----------------------------------------------------------------------------------
Gillette Co.                                             20,000            668,000
-----------------------------------------------------------------------------------
Plum Creek Timber Co., Inc.                               8,100             229,635
-----------------------------------------------------------------------------------
Procter & Gamble Co.                                     19,600           1,550,948
                                                                         ----------
                                                                          3,273,098
-----------------------------------------------------------------------------------
Tobacco--1.4%
Philip Morris Cos., Inc.                                 55,800           2,558,430
-----------------------------------------------------------------------------------
R.J. Reynolds Tobacco Holdings, Inc.                     16,000             900,800
                                                                         ----------
                                                                          3,459,230
-----------------------------------------------------------------------------------
Energy--9.6%
-----------------------------------------------------------------------------------
Energy Services--0.6%
Baker Hughes, Inc.                                        6,000             218,820
-----------------------------------------------------------------------------------
ENSCO International, Inc.                                10,700             265,895
-----------------------------------------------------------------------------------
Halliburton Co.                                          19,700             258,070
-----------------------------------------------------------------------------------
Headwaters, Inc.(1)                                         700               8,022
-----------------------------------------------------------------------------------
Helmerich & Payne, Inc.                                   1,700              56,746
-----------------------------------------------------------------------------------
Massey Energy Co.                                         2,700              55,971
-----------------------------------------------------------------------------------
Nabors Industries, Inc.(1)                                4,100             140,753
-----------------------------------------------------------------------------------
PanCanadian Energy Corp.                                  2,000              51,745
-----------------------------------------------------------------------------------
Precision Drilling Corp.(1)                                 900              23,238
-----------------------------------------------------------------------------------
Schlumberger Ltd.                                         4,700             258,265
                                                                         ----------
                                                                          1,337,525
-----------------------------------------------------------------------------------
Oil: Domestic--7.0%
Amerada Hess Corp.                                        7,500             468,750
-----------------------------------------------------------------------------------
Anadarko Petroleum Corp.                                  9,800             557,130
-----------------------------------------------------------------------------------
Ashland, Inc.                                             3,500             161,280
-----------------------------------------------------------------------------------
Burlington Resources, Inc.                                5,200             195,208
-----------------------------------------------------------------------------------
Chesapeake Energy Corp.(1)                                2,500              16,525
-----------------------------------------------------------------------------------
ChevronTexaco Corp.                                      32,794           2,938,670
-----------------------------------------------------------------------------------
Conoco, Inc.                                             40,400           1,143,320
-----------------------------------------------------------------------------------
EOG Resources, Inc.                                      12,100             473,231
-----------------------------------------------------------------------------------
Exxon Mobil Corp.                                       131,376           5,163,077
-----------------------------------------------------------------------------------
Frontier Oil Corp.                                       44,200             735,488
-----------------------------------------------------------------------------------
GlobalSantaFe Corp.                                      17,610             502,237
-----------------------------------------------------------------------------------
Murphy Oil Corp.                                         11,400             958,056
----------------------------------------------------------------------------------
Newfield Exploration Co.(1)                               2,400              85,224
-----------------------------------------------------------------------------------
Occidental Petroleum Corp.                               25,500             676,515
-----------------------------------------------------------------------------------
Ocean Energy, Inc.                                        1,300              24,960
Growth Portfolio 11 Statement of Investments (Continued)

                                                                       Market Value
                                                       Shares          See Note 1
-----------------------------------------------------------------------------------

Oil: Domestic  (continued)
Phillips Petroleum Co.                                   20,360         $ 1,226,894
-----------------------------------------------------------------------------------
Stone Energy Corp.(1)                                     3,700             146,150
-----------------------------------------------------------------------------------
Sunoco, Inc.                                              7,500             280,050
-----------------------------------------------------------------------------------
Ultramar Diamond Shamrock Corp.                           1,400              69,272
-----------------------------------------------------------------------------------
Unocal Corp.                                             12,200             440,054
-----------------------------------------------------------------------------------
USX-Marathon Group, Inc.                                 19,700             591,000
                                                                        -----------
                                                                         16,853,091
-----------------------------------------------------------------------------------
Oil: International--2.0%
Baytex Energy Ltd.(1)                                    25,100              68,713
-----------------------------------------------------------------------------------
Canadian 88 Energy Corp.(1)                             177,300             199,925
-----------------------------------------------------------------------------------
Canadian Natural Resources Ltd.                          31,700             760,776
-----------------------------------------------------------------------------------
Paramount Resources Ltd.(1)                              30,000             264,988
-----------------------------------------------------------------------------------
Rio Alto Exploration Ltd.(1)                             15,600             182,747
-----------------------------------------------------------------------------------
Royal Dutch Petroleum Co., NY Shares                     49,200           2,411,784
-----------------------------------------------------------------------------------
Talisman Energy, Inc.                                    23,800             902,023
                                                                        -----------
                                                                          4,790,956
-----------------------------------------------------------------------------------
Financial--24.3%
-----------------------------------------------------------------------------------
Banks--5.4%
American Home Mortgage Holdings, Inc.                       300               3,630
-----------------------------------------------------------------------------------
AmSouth Bancorp                                           1,400              26,460
-----------------------------------------------------------------------------------
Astoria Financial Corp.                                   7,700             203,742
-----------------------------------------------------------------------------------
Bank of America Corp.                                    46,500           2,927,175
-----------------------------------------------------------------------------------
Bank of New York Co., Inc. (The)                         14,800             603,840
-----------------------------------------------------------------------------------
Bank One Corp.                                           27,800           1,085,590
-----------------------------------------------------------------------------------
Banknorth Group, Inc.                                       300               6,756
-----------------------------------------------------------------------------------
BB&T Corp.                                               13,900             501,929
-----------------------------------------------------------------------------------
Charter One Financial, Inc.                              10,645             289,012
-----------------------------------------------------------------------------------
City National Corp.                                         400              18,740
-----------------------------------------------------------------------------------
Comerica, Inc.                                            9,600             550,080
-----------------------------------------------------------------------------------
Compass Bancshares, Inc.                                    400              11,320
-----------------------------------------------------------------------------------
Cullen/Frost Bankers, Inc.                                  100               3,088
-----------------------------------------------------------------------------------
Downey Financial Corp.                                      400              16,500
-----------------------------------------------------------------------------------
FleetBoston Financial Corp.                               2,800             102,200
-----------------------------------------------------------------------------------
Hibernia Corp., Cl. A                                     2,100              37,359
-----------------------------------------------------------------------------------
Independence Community Bank Corp.                         1,900              43,244
-----------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                  47,700           1,733,895
-----------------------------------------------------------------------------------
KeyCorp                                                  13,000             316,420
-----------------------------------------------------------------------------------
Knight Trading Group, Inc.(1)                             2,900              31,958
-----------------------------------------------------------------------------------
Mellon Financial Corp.                                   16,700             628,254
-----------------------------------------------------------------------------------
National City Corp.                                      25,400             742,696
-----------------------------------------------------------------------------------
New York Community Bancorp, Inc.                          1,300              29,731
-----------------------------------------------------------------------------------
Northern Trust Corp.                                      2,400             144,528
-----------------------------------------------------------------------------------
Pacific Century Financial Corp.                           1,700              44,013
-----------------------------------------------------------------------------------
PNC Financial Services Group                             13,700             769,940
12 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Banks (continued)
Regions Financial Corp.                                     400         $    11,976
-----------------------------------------------------------------------------------
SunTrust Banks, Inc.                                     14,300             896,610
-----------------------------------------------------------------------------------
U.S. Bancorp                                              7,325             153,312
-----------------------------------------------------------------------------------
Union Planters Corp.                                      1,800              81,234
-----------------------------------------------------------------------------------
UnionBanCal Corp.                                         2,100              79,800
-----------------------------------------------------------------------------------
Wachovia Corp.                                           10,000             313,600
-----------------------------------------------------------------------------------
Wachovia Corp.(1)                                         2,000                   -
-----------------------------------------------------------------------------------
Wells Fargo Co.                                          15,700             682,165
                                                                        -----------
                                                                         13,090,797
-----------------------------------------------------------------------------------
Diversified Financial--12.0%
Affiliated Managers Group, Inc.(1)                        2,900             204,392
-----------------------------------------------------------------------------------
American Express Co.                                     30,500           1,088,545
-----------------------------------------------------------------------------------
AmeriCredit Corp.(1)                                      9,000             283,950
-----------------------------------------------------------------------------------
Bear Stearns Cos., Inc. (The)                            10,300             603,992
-----------------------------------------------------------------------------------
Capital One Financial Corp.                              16,100             868,595
-----------------------------------------------------------------------------------
Certegy, Inc.(1)                                            350              11,977
-----------------------------------------------------------------------------------
Citigroup, Inc                                           54,433           2,747,778
-----------------------------------------------------------------------------------
Concord EFS, Inc.(1)                                      3,000              98,340
-----------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.  .  .                13,100   .         536,707
-----------------------------------------------------------------------------------
Doral Financial Corp.                                       300               9,363
-----------------------------------------------------------------------------------
eFunds Corp.(1)                                           2,071              28,476
-----------------------------------------------------------------------------------
Fannie Mae                                               27,000           2,146,500
-----------------------------------------------------------------------------------
First American Corp. (The)                                  800              14,992
-----------------------------------------------------------------------------------
Freddie Mac                                              21,900           1,432,260
-----------------------------------------------------------------------------------
Goldman Sachs Group, Inc. (The)                          15,300           1,419,075
-----------------------------------------------------------------------------------
Household International, Inc.                            20,600           1,193,564
-----------------------------------------------------------------------------------
Instinet Group, Inc.(1)                                   4,900              49,245
-----------------------------------------------------------------------------------
iShares Russell 2000 Index Fund                          91,500           8,816,025
-----------------------------------------------------------------------------------
iShares Russell 2000 Value Index Fund                     6,000             768,000
-----------------------------------------------------------------------------------
iShares S&P SmallCap 600 Index Fund                       6,500             743,600
-----------------------------------------------------------------------------------
John Hancock Financial Services, Inc.                    18,000             743,400
-----------------------------------------------------------------------------------
Lehman Brothers Holdings, Inc.                           16,000           1,068,800
-----------------------------------------------------------------------------------
Merrill Lynch & Co., Inc.                                 2,400             125,088
-----------------------------------------------------------------------------------
Metris Cos., Inc.                                         6,700             172,257
-----------------------------------------------------------------------------------
MGIC Investment Corp.                                    10,800             666,576
-----------------------------------------------------------------------------------
Morgan Stanley Dean Witter & Co.                         22,500           1,258,650
-----------------------------------------------------------------------------------
PMI Group, Inc. (The)                                     8,600             576,286
-----------------------------------------------------------------------------------
Providian Financial Corp.                                15,900              56,445
-----------------------------------------------------------------------------------
Prudential Financial, Inc.(1)                             5,000             165,950
-----------------------------------------------------------------------------------
Simon Property Group, Inc.                                2,600              76,258
-----------------------------------------------------------------------------------
Stilwell Financial, Inc.                                 16,600             451,852
-----------------------------------------------------------------------------------
T. Rowe Price Group, Inc.                                   500              17,365
-----------------------------------------------------------------------------------
USA Education, Inc.                                       8,900             747,778
                                                                        -----------
                                                                         29,192,081
Growth Portfolio 13 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Insurance--5.5%
AFLAC, Inc.                                              34,800         $   854,688
-----------------------------------------------------------------------------------
Allmerica Financial Corp.                                   900              40,095
-----------------------------------------------------------------------------------
Allstate Corp.                                           35,500           1,196,350
-----------------------------------------------------------------------------------
American International Group, Inc.                       43,337           3,440,958
-----------------------------------------------------------------------------------
Cigna Corp.                                              14,900           1,380,485
-----------------------------------------------------------------------------------
Cincinnati Financial Corp.                                2,000              76,300
-----------------------------------------------------------------------------------
Fidelity National Financial, Inc.                        14,560             361,088
-----------------------------------------------------------------------------------
First Health Group Corp.(1)                               2,700              66,798
-----------------------------------------------------------------------------------
Hilb, Rogal & Hamilton Co.                                  800              44,840
-----------------------------------------------------------------------------------
Jefferson-Pilot Corp.                                     2,800             129,556
-----------------------------------------------------------------------------------
Lincoln National Corp.                                   14,600             709,122
-----------------------------------------------------------------------------------
Loews Corp.                                               3,900             215,982
-----------------------------------------------------------------------------------
Marsh & McLennan Cos., Inc.                               4,700             505,015
-----------------------------------------------------------------------------------
MBIA, Inc.                                                9,050             485,351
-----------------------------------------------------------------------------------
MetLife, Inc.                                            44,600           1,412,928
-----------------------------------------------------------------------------------
Ohio Casualty Corp.(1)                                      600               9,630
-----------------------------------------------------------------------------------
Phoenix Cos., Inc. (The)(1)                               6,300             116,550
-----------------------------------------------------------------------------------
Principal Financial Group, Inc. (The)(1)                  5,600             134,400
-----------------------------------------------------------------------------------
Progressive Corp.                                         6,300             940,590
-----------------------------------------------------------------------------------
Radian Group, Inc.                                        6,900             296,355
-----------------------------------------------------------------------------------
RenaissanceRe Holdings Ltd.                                 300              28,620
-----------------------------------------------------------------------------------
St. Paul Cos., Inc                                       12,700             558,419
-----------------------------------------------------------------------------------
UnumProvident Corp.                                       5,000             132,550
-----------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                    3,400             310,624
                                                                        -----------
                                                                         13,447,294
-----------------------------------------------------------------------------------
Real Estate Investment Trusts--0.2%
Equity Office Properties Trust                           13,900             418,112
-----------------------------------------------------------------------------------
Equity Residential Properties Trust                         800              22,968
-----------------------------------------------------------------------------------
Indymac Mortgage Holdings, Inc.(1)                        3,400              79,492
                                                                        -----------
                                                                            520,572
-----------------------------------------------------------------------------------
Savings & Loans--1.2%
Dime Bancorp, Inc.                                        2,800             101,024
-----------------------------------------------------------------------------------
Golden State Bancorp, Inc.                               21,900             572,685
-----------------------------------------------------------------------------------
Golden West Financial Corp.                              12,600             741,510
-----------------------------------------------------------------------------------
Greenpoint Financial Corp.                                8,000             286,000
-----------------------------------------------------------------------------------
Washington Mutual, Inc.                                  34,750           1,136,325
-----------------------------------------------------------------------------------
Webster Financial Corp.                                     200               6,306
                                                                        -----------
                                                                          2,843,850
14 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                         Shares        See Note 1
-----------------------------------------------------------------------------------

Healthcare--11.7%
-----------------------------------------------------------------------------------
Healthcare/Drugs--9.2%
Abbott Laboratories                                       12,300        $   685,725
-----------------------------------------------------------------------------------
American Home Products Corp.                              10,400            638,144
-----------------------------------------------------------------------------------
Amgen, Inc.(1)                                            19,800          1,117,512
-----------------------------------------------------------------------------------
Applera Corp./Celera Genomics Group(1)                       800             21,352
-----------------------------------------------------------------------------------
Biogen, Inc.(1)                                            3,000            172,050
-----------------------------------------------------------------------------------
Bristol-Myers Squibb Co.                                  21,400          1,091,400
-----------------------------------------------------------------------------------
Chiron Corp.(1)                                           11,900            521,696
-----------------------------------------------------------------------------------
CIMA Labs, Inc.(1)                                         1,200             43,380
-----------------------------------------------------------------------------------
COR Therapeutics, Inc.(1)                                    900             21,537
-----------------------------------------------------------------------------------
Edwards Lifesciences Corp.(1)                                400             11,052
-----------------------------------------------------------------------------------
Forest Laboratories, Inc.(1)                              10,800            885,060
-----------------------------------------------------------------------------------
Genentech, Inc.(1)                                        17,100            927,675
-----------------------------------------------------------------------------------
Genta, Inc.(1)                                             2,500             35,575
-----------------------------------------------------------------------------------
HCA, Inc.                                                 27,600          1,063,704
-----------------------------------------------------------------------------------
Humana, Inc.(1)                                            1,200             14,148
-----------------------------------------------------------------------------------
Incyte Pharmaceuticals, Inc.(1)                            2,200             42,768
-----------------------------------------------------------------------------------
Isis Pharmaceuticals, Inc.(1)                                300              6,657
-----------------------------------------------------------------------------------
IVAX Corp.(1)                                              9,050            182,267
-----------------------------------------------------------------------------------
Johnson & Johnson                                         49,518          2,926,514
-----------------------------------------------------------------------------------
Lilly (Eli) & Co.                                         23,900          1,877,106
-----------------------------------------------------------------------------------
Merck & Co., Inc.                                         45,100          2,651,880
-----------------------------------------------------------------------------------
Myriad Genetics, Inc.(1)                                   2,000            105,280
-----------------------------------------------------------------------------------
Pfizer, Inc.                                             109,125          4,348,631
-----------------------------------------------------------------------------------
Pharmaceutical Resources, Inc.(1)                            400             13,520
-----------------------------------------------------------------------------------
Schering-Plough Corp.                                     28,200          1,009,842
-----------------------------------------------------------------------------------
Sepracor, Inc.(1)                                          3,200            182,592
-----------------------------------------------------------------------------------
Sicor, Inc.(1)                                             4,600             72,128
-----------------------------------------------------------------------------------
Taro Pharmaceutical Industries Ltd.(1)                     4,800            191,760
-----------------------------------------------------------------------------------
UnitedHealth Group, Inc.                                  18,500          1,309,245
-----------------------------------------------------------------------------------
Vertex Pharmaceuticals, Inc.(1)                            1,800             44,262
-----------------------------------------------------------------------------------
XOMA Ltd.(1)                                                 100                985
-----------------------------------------------------------------------------------
Zimmer Holdings, Inc.(1)                                   6,750            206,145
                                                                        -----------
                                                                         22,421,592
Growth Portfolio 15 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Healthcare/Supplies & Services--2.5%
Accredo Health, Inc.(1)                                     600          $   23,820
-----------------------------------------------------------------------------------
Allergan, Inc.                                            6,000             450,300
-----------------------------------------------------------------------------------
Apria Healthcare Group, Inc.(1)                           1,900              47,481
-----------------------------------------------------------------------------------
Baxter International, Inc.                                8,000             429,040
-----------------------------------------------------------------------------------
Becton, Dickinson & Co.                                  12,000             397,800
-----------------------------------------------------------------------------------
Biosite, Inc.(1)                                            100               1,837
-----------------------------------------------------------------------------------
Caremark Rx, Inc.(1)                                     27,400             446,894
-----------------------------------------------------------------------------------
Cooper Cos., Inc. (The)                                     500              24,990
-----------------------------------------------------------------------------------
Covance, Inc.(1)                                          1,500              34,050
-----------------------------------------------------------------------------------
DaVita, Inc.(1)                                           1,800              44,010
-----------------------------------------------------------------------------------
Health Net, Inc.(1)                                       4,600             100,188
-----------------------------------------------------------------------------------
HEALTHSOUTH Corp.(1)                                      1,700              25,194
-----------------------------------------------------------------------------------
Lincare Holdings, Inc.(1)                                 5,200             148,980
-----------------------------------------------------------------------------------
Manor Care, Inc.(1)                                      14,500             343,795
-----------------------------------------------------------------------------------
Medtronic, Inc.                                           2,500             128,025
-----------------------------------------------------------------------------------
Mid Atlantic Medical Services, Inc.(1)                      500              11,350
-----------------------------------------------------------------------------------
Orthodontic Centers of America, Inc.(1)                     400              12,200
-----------------------------------------------------------------------------------
Oxford Health Plans, Inc.(1)                             18,800             566,632
-----------------------------------------------------------------------------------
Pediatrix Medical Group, Inc.(1)                          1,300              44,096
-----------------------------------------------------------------------------------
Quest Diagnostics, Inc.(1)                                2,000             143,420
-----------------------------------------------------------------------------------
RehabCare Group, Inc.(1)                                    700              20,720
-----------------------------------------------------------------------------------
Schein (Henry), Inc.(1)                                   2,200              81,466
-----------------------------------------------------------------------------------
Stryker Corp.(1)                                          4,100             239,317
-----------------------------------------------------------------------------------
SurModics, Inc.(1)                                          300              10,938
-----------------------------------------------------------------------------------
Techne Corp.(1)                                           1,900              70,015
-----------------------------------------------------------------------------------
Tenet Healthcare Corp.(1)                                20,600           1,209,632
-----------------------------------------------------------------------------------
Trigon Healthcare, Inc.(1)                                4,900             340,305
-----------------------------------------------------------------------------------
Universal Health Services, Inc., Cl. B(1)                 3,700             158,286
-----------------------------------------------------------------------------------
WellPoint Health Networks, Inc.(1)                        5,100             595,935
                                                                         ----------
                                                                          6,150,716
-----------------------------------------------------------------------------------
Technology--12.9%
-----------------------------------------------------------------------------------
Computer Hardware--3.2%
Adaptec, Inc.(1)                                          4,100              59,450
-----------------------------------------------------------------------------------
Agilent Technologies, Inc.(1)                             1,900              54,169
-----------------------------------------------------------------------------------
Compaq Computer Corp.                                    90,300             881,328
-----------------------------------------------------------------------------------
Dell Computer Corp.(1)                                   51,700           1,405,206
-----------------------------------------------------------------------------------
Handspring, Inc.(1)                                       5,900              39,766
-----------------------------------------------------------------------------------
Hewlett-Packard Co.                                       7,000             143,780
-----------------------------------------------------------------------------------
Ingram Micro, Inc., Cl. A(1)                                800              13,856
-----------------------------------------------------------------------------------
International Business Machines Corp.                    33,300           4,027,968
-----------------------------------------------------------------------------------
Juniper Networks, Inc.(1)                                21,100             399,845
-----------------------------------------------------------------------------------
Lexmark International, Inc., Cl. A(1)                     5,100             300,900
16 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Computer Hardware  (continued)
Mentor Graphics Corp.(1)                                    800         $    18,856
-----------------------------------------------------------------------------------
Mercury Computer Systems, Inc.(1)                           400              15,644
-----------------------------------------------------------------------------------
Microtune, Inc.(1)                                        6,400             150,144
-----------------------------------------------------------------------------------
Network Appliance, Inc.(1)                                6,400             139,968
-----------------------------------------------------------------------------------
Storage Technology Corp.(1)                               2,100              43,407
-----------------------------------------------------------------------------------
Stratos Lightwave, Inc.(1)                                2,000              12,300
-----------------------------------------------------------------------------------
Western Digital Corp.(1)                                  2,100              13,167
                                                                        -----------
                                                                          7,719,754
-----------------------------------------------------------------------------------
Computer Services--0.7%
Emulex Corp.(1)                                           4,000             158,040
-----------------------------------------------------------------------------------
First Data Corp.                                         12,900           1,012,005
-----------------------------------------------------------------------------------
Foundry Networks, Inc.(1)                                 7,700              62,755
-----------------------------------------------------------------------------------
Kronos, Inc.(1)                                             450              21,771
-----------------------------------------------------------------------------------
Openwave Systems, Inc.(1)                                12,000             117,480
-----------------------------------------------------------------------------------
Overture Services, Inc.(1)                                2,900             102,747
-----------------------------------------------------------------------------------
Paychex, Inc.                                             5,000             174,250
-----------------------------------------------------------------------------------
Sonus Networks, Inc.(1)                                   8,700              40,194
-----------------------------------------------------------------------------------
Unisys Corp.(1)                                           5,100              63,954
-----------------------------------------------------------------------------------
Websense, Inc.(1)                                         1,100              35,277
                                                                        -----------
                                                                          1,788,473
-----------------------------------------------------------------------------------
Computer Software--4.8%
-----------------------------------------------------------------------------------
Acclaim Entertainment, Inc.(1)                            5,200              27,560
-----------------------------------------------------------------------------------
Adobe Systems, Inc.                                      14,800             459,540
-----------------------------------------------------------------------------------
Cadence Design Systems, Inc.(1)                           9,500             208,240
-----------------------------------------------------------------------------------
Citrix Systems, Inc.(1)                                  18,000             407,880
-----------------------------------------------------------------------------------
CSG Systems International, Inc.(1)                        1,000              40,450
-----------------------------------------------------------------------------------
Electronic Arts, Inc.(1)                                  4,900             293,755
-----------------------------------------------------------------------------------
Fair, Isaac & Co., Inc.                                     400              25,208
-----------------------------------------------------------------------------------
Interwoven, Inc.(1)                                       1,600              15,584
-----------------------------------------------------------------------------------
Liberate Technologies, Inc.(1)                            1,100              12,628
-----------------------------------------------------------------------------------
McDATA Corp., Cl. A(1)                                    1,534              37,583
-----------------------------------------------------------------------------------
McDATA Corp., Cl. B(1)                                    4,200             105,462
-----------------------------------------------------------------------------------
Mercury Interactive Corp.(1)                              8,300             282,034
-----------------------------------------------------------------------------------
Micromuse, Inc.(1)                                        7,800             117,000
-----------------------------------------------------------------------------------
Microsoft Corp.(1)                                      102,000           6,757,500
-----------------------------------------------------------------------------------
Oracle Corp.(1)                                         131,700           1,818,777
-----------------------------------------------------------------------------------
Retek, Inc.(1)                                            2,800              83,636
-----------------------------------------------------------------------------------
RSA Security, Inc.(1)                                     3,900              68,094
-----------------------------------------------------------------------------------
Sabre Holdings Corp.(1)                                   4,200             177,870
-----------------------------------------------------------------------------------
StorageNetworks, Inc.(1)                                  7,600              46,968
-----------------------------------------------------------------------------------
VeriSign, Inc.(1)                                         9,600             365,184
-----------------------------------------------------------------------------------
Veritas Software Corp.(1)                                 8,500             381,055
                                                                        -----------
                                                                         11,732,008
Growth Portfolio 17 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Communications Equipment--0.7%
Agere Systems, Inc.(1)                                    6,000          $   34,140
-----------------------------------------------------------------------------------
Cisco Systems, Inc.(1)                                   75,600           1,369,116
-----------------------------------------------------------------------------------
Enterasys Networks, Inc.(1)                               5,000              44,250
-----------------------------------------------------------------------------------
Scientific-Atlanta, Inc.                                  5,600             134,064
-----------------------------------------------------------------------------------
Tellium, Inc.(1)                                          9,300              57,939
                                                                         ----------
                                                                          1,639,509
-----------------------------------------------------------------------------------
Electronics--3.2%
Advanced Micro Devices, Inc.(1)                          24,800             393,328
-----------------------------------------------------------------------------------
Altera Corp.(1)                                           8,900             188,858
-----------------------------------------------------------------------------------
Analog Devices, Inc.(1)                                  19,900             883,361
-----------------------------------------------------------------------------------
Arrow Electronics, Inc.(1)                                1,700              50,830
-----------------------------------------------------------------------------------
Cree, Inc.(1)                                               800              23,568
-----------------------------------------------------------------------------------
Elantec Semiconductor, Inc.(1)                              400              15,360
-----------------------------------------------------------------------------------
Engineered Support Systems, Inc.                          2,100              71,841
-----------------------------------------------------------------------------------
Fairchild Semiconductor International, Inc., Cl. A(1)     4,000             112,800
-----------------------------------------------------------------------------------
FEI Co.(1)                                                  400              12,604
-----------------------------------------------------------------------------------
FLIR Systems, Inc.(1)                                       700              26,544
-----------------------------------------------------------------------------------
General Motors Corp., Cl. H(1)                            5,500              84,975
-----------------------------------------------------------------------------------
Integrated Circuit Systems, Inc.(1)                       3,300              74,547
-----------------------------------------------------------------------------------
Intel Corp.                                              96,700           3,041,215
-----------------------------------------------------------------------------------
KLA-Tencor Corp.(1)                                      16,500             817,740
-----------------------------------------------------------------------------------
Lam Research Corp.(1)                                     5,600             130,032
-----------------------------------------------------------------------------------
Linear Technology Corp.                                  15,100             589,504
-----------------------------------------------------------------------------------
Maxim Integrated Products, Inc.(1)                        2,700             141,777
-----------------------------------------------------------------------------------
Rambus, Inc.(1)                                           5,700              45,543
-----------------------------------------------------------------------------------
Semtech Corp.(1)                                          3,300             117,777
-----------------------------------------------------------------------------------
Silicon Laboratories, Inc.(1)                               400              13,484
-----------------------------------------------------------------------------------
TriQuint Semiconductor, Inc.(1)                           8,200             100,532
-----------------------------------------------------------------------------------
Xilinx, Inc.(1)                                          18,600             726,330
                                                                         ----------
                                                                          7,662,550
-----------------------------------------------------------------------------------
Photography--0.3%
Eastman Kodak Co.                                        23,900             703,377
-----------------------------------------------------------------------------------
Transportation--1.5%
-----------------------------------------------------------------------------------
Air Transportation--0.5%
Continental Airlines, Inc., Cl. B(1)                     12,000             314,520
-----------------------------------------------------------------------------------
Southwest Airlines Co.                                   48,100             888,888
-----------------------------------------------------------------------------------
UAL Corp.                                                 3,000              40,500
-----------------------------------------------------------------------------------
US Airways Group, Inc.(1)                                 1,800              11,412
                                                                         ----------
                                                                          1,255,320
18 Growth Portfolio Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Railroads & Truckers--0.5%
Burlington Northern Santa Fe Corp.                       20,500         $   584,865
-----------------------------------------------------------------------------------
CSX Corp.                                                   400              14,020
-----------------------------------------------------------------------------------
GATX Corp.                                                  400              13,008
-----------------------------------------------------------------------------------
Union Pacific Corp.                                      11,900             678,300
                                                                        -----------
                                                                          1,290,193
-----------------------------------------------------------------------------------
Shipping--0.5%
United Parcel Service, Inc., Cl. B                       20,700           1,128,150
-----------------------------------------------------------------------------------
Utilities--5.6%
-----------------------------------------------------------------------------------
Electric Utilities--4.8%
ALLETE, Inc.                                              1,100              27,720
-----------------------------------------------------------------------------------
Alliant Energy Corp.                                        600              18,216
-----------------------------------------------------------------------------------
American Electric Power Co., Inc.                        23,700           1,031,661
-----------------------------------------------------------------------------------
Cinergy Corp.                                             1,500              50,145
-----------------------------------------------------------------------------------
CMS Energy Corp.                                          2,400              57,672
-----------------------------------------------------------------------------------
Conectiv, Inc.                                           11,500             281,635
-----------------------------------------------------------------------------------
Consolidated Edison Co. of New York, Inc.                 7,100             286,556
-----------------------------------------------------------------------------------
Dominion Resources, Inc.                                 18,700           1,123,870
-----------------------------------------------------------------------------------
DPL, Inc.                                                   200               4,816
-----------------------------------------------------------------------------------
DTE Energy Co.                                           13,300             557,802
-----------------------------------------------------------------------------------
Duke Energy Corp.                                        29,400           1,154,244
-----------------------------------------------------------------------------------
Entergy Corp.                                            13,600             531,896
-----------------------------------------------------------------------------------
Exelon Corp.                                             23,675           1,133,559
-----------------------------------------------------------------------------------
FirstEnergy Corp.                                        27,300             954,954
-----------------------------------------------------------------------------------
FPL Group, Inc.                                          10,100             569,640
-----------------------------------------------------------------------------------
KeySpan Corp.                                               600              20,790
-----------------------------------------------------------------------------------
Mirant Corp.(1)                                          28,788             461,184
-----------------------------------------------------------------------------------
NRG Energy, Inc.(1)                                       1,000              15,500
-----------------------------------------------------------------------------------
PPL Corp.                                                13,400             466,990
-----------------------------------------------------------------------------------
Public Service Enterprise Group, Inc.                    15,100             637,069
-----------------------------------------------------------------------------------
Reliant Energy, Inc.                                        700              18,564
-----------------------------------------------------------------------------------
Southern Co.                                             33,500             849,225
-----------------------------------------------------------------------------------
Teco Energy, Inc.                                           800              20,992
-----------------------------------------------------------------------------------
TXU Corp.                                                21,600           1,018,440
-----------------------------------------------------------------------------------
Xcel Energy, Inc.                                        11,100             307,914
                                                                        -----------
                                                                         11,601,054
Growth Portfolio 19 Statement of Investments (Continued)

                                                                       Market Value
                                                        Shares         See Note 1
-----------------------------------------------------------------------------------

Gas Utilities--0.8%
Dynegy, Inc.                                             16,100        $    410,550
-----------------------------------------------------------------------------------
El Paso Corp.                                             8,411             375,215
-----------------------------------------------------------------------------------
Enron Corp.                                              17,300              10,380
-----------------------------------------------------------------------------------
Kinder Morgan, Inc.                                      11,400             634,866
-----------------------------------------------------------------------------------
NICOR, Inc.                                               1,800              74,952
-----------------------------------------------------------------------------------
Western Gas Resources, Inc.                               1,100              35,552
-----------------------------------------------------------------------------------
Williams Cos., Inc. (The)                                18,100             461,912
                                                                       ------------
                                                                          2,003,427
                                                                       ------------
Total Common Stocks (Cost $246,895,786)                                 236,512,450

                                                     Principal
                                                     Amount
===================================================================================

Repurchase Agreements--1.3%
-----------------------------------------------------------------------------------
Repurchase agreement with Zion First National
Bank, 1.55%, dated 12/31/01, to be repurchased
at $3,146,271 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with
a value of $3,221,722 (Cost $3,146,000)              $3,146,000           3,146,000
-----------------------------------------------------------------------------------
Total Investments, at Value (Cost $250,041,786)            98.8%        239,658,450
-----------------------------------------------------------------------------------
Other Assets Net of Liabilities                             1.2           2,916,155
                                                     -----------       ------------
Net Assets                                                100.0%       $242,574,605
                                                     ===========       ============
1. Non-income-producing security. See accompanying Notes to Financial Statements. 20 Growth Portfolio Statement of Assets and Liabilities December 31, 2001
===============================================================================================================

Assets
Investments, at value (cost $250,041,786)--see accompanying statement                              $239,658,450
---------------------------------------------------------------------------------------------------------------
Cash                                                                                                      4,412
---------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Investments sold                                                                                      4,405,065
Interest and dividends                                                                                  247,619
Shares of capital stock sold                                                                             11,266
Other                                                                                                     3,403
                                                                                                   ------------
Total assets                                                                                        244,330,215
===============================================================================================================
Liabilities
Payables and other liabilities:
Investments purchased                                                                                 1,402,793
Shares of capital stock redeemed                                                                        316,941
Shareholder reports                                                                                      13,594
Directors' compensation                                                                                     238
Other                                                                                                    22,044
                                                                                                   ------------
Total liabilities                                                                                     1,755,610
===============================================================================================================
Net Assets                                                                                         $242,574,605
                                                                                                   ============
===============================================================================================================
Composition of Net Assets
Par value of shares of capital stock                                                               $    140,017
---------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                          323,228,877
---------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                                 2,018,034
---------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions               (72,428,955)
---------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                            (10,383,368)
                                                                                                   ------------
Net assets--applicable to 140,016,719 shares of capital stock outstanding                          $242,574,605
                                                                                                   ============
===============================================================================================================
Net Asset Value, Redemption Price Per Share and Offering Price Per Share                                  $1.73
See accompanying Notes to Financial Statements. Growth Portfolio 21 Statement of Operations For the Year Ended December 31, 2001
================================================================================================================

Investment Income
Dividends (net of foreign withholding taxes of $25,790)                                             $  3,484,263
----------------------------------------------------------------------------------------------------------------
Interest                                                                                                 349,083
                                                                                                    ------------
Total income                                                                                           3,833,346
================================================================================================================
Expenses
Management fees                                                                                        1,708,136
----------------------------------------------------------------------------------------------------------------
Accounting service fees                                                                                   15,000
----------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                              7,381
----------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                        6,096
----------------------------------------------------------------------------------------------------------------
Directors' compensation                                                                                    5,550
----------------------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                                1,048
----------------------------------------------------------------------------------------------------------------
Other                                                                                                     23,955
                                                                                                    ------------
Total expenses                                                                                         1,767,166
Less reduction to custodian expenses                                                                      (1,048)
                                                                                                    ------------
Net expenses                                                                                           1,766,118
================================================================================================================
Net Investment Income                                                                                  2,067,228
================================================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                                          (38,340,661)
Foreign currency transactions                                                                           (379,479)
                                                                                                    ------------
Net realized gain (loss)                                                                             (38,720,140)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                                            3,960,864
Translation of assets and liabilities denominated in foreign currencies                                   45,805
                                                                                                    ------------
Net change                                                                                             4,006,669
                                                                                                    ------------
Net realized and unrealized gain (loss)                                                              (34,713,471)
================================================================================================================
Net Decrease in Net Assets Resulting from Operations                                                $(32,646,243)
                                                                                                    ============
See accompanying Notes to Financial Statements. 22 Growth Portfolio Statements of Changes in Net Assets

                                                                                 Year Ended December 31,
                                                                                 2001              2000
================================================================================================================

Operations
Net investment income (loss)                                                        $  2,067,228   $   3,589,257
----------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                             (38,720,140)    (27,057,758)
----------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                   4,006,669     (38,839,353)
                                                                                    ------------   -------------
Net increase (decrease) in net assets resulting from operations                      (32,646,243)    (62,307,854)
================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income                                                  (3,553,353)    (10,380,186)
----------------------------------------------------------------------------------------------------------------
Distributions from net realized gain                                                           -    (124,242,402)
================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from
capital stock transactions                                                           (54,436,409)   (137,997,773)
================================================================================================================
Net Assets
Total decrease                                                                       (90,636,005)   (334,928,215)
----------------------------------------------------------------------------------------------------------------
Beginning of period                                                                  333,210,610     668,138,825
                                                                                    ------------   -------------
End of period [including undistributed (overdistributed) net investment
income of $2,018,034 and $3,528,418, respectively]                                  $242,574,605   $ 333,210,610
                                                                                    ============   =============
See accompanying Notes to Financial Statements. Growth Portfolio 23 Financial Highlights

                                                         Year Ended December 31,
                                                         2001          2000        1999        1998        1997
===================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                        $1.96         $2.99       $3.27       $3.45       $2.98
-------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                         .02           .03         .05         .04         .04
Net realized and unrealized gain (loss)                      (.23)         (.35)       (.17)        .26         .69
-------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations               (.21)         (.32)       (.12)        .30         .73
-------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                         (.02)         (.05)       (.04)       (.04)       (.03)
Distributions from net realized gain                            -          (.66)       (.12)       (.44)       (.23)
-------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                              (.02)         (.71)       (.16)       (.48)       (.26)
-------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                              $1.73         $1.96       $2.99       $3.27       $3.45
                                                            =====         =====       =====       =====       =====
===================================================================================================================
Total Return, at Net Asset Value(1)                        (10.61)%      (12.66)%     (3.76)%      8.43%      26.37%
===================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                 $242,575      $333,211    $668,139    $918,871    $831,371
-------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                        $273,890      $460,272    $808,715    $877,874    $721,555
-------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(2)
Net investment income                                        0.75%         0.78%       1.28%       1.16%       1.38%
Expenses                                                     0.64%         0.59%       0.53%       0.53%(3)    0.54%(3)
-------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                        76%          118%        132%         98%         92%
1. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. 2. Annualized for periods of less than one full year. 3. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. 24 Growth Portfolio Notes to Financial Statements =============================================================================== 1. Significant Accounting Policies Growth Portfolio (the Portfolio) is a series of Panorama Series Fund, Inc. (the Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Portfolio's investment objective is to seek long-term growth of capital by investing primarily in common stocks with low price-earnings ratios and better-than-anticipated earnings. The Portfolio's investment advisor is OppenheimerFunds, Inc. (the Manager). Shares of the Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio. ------------------------------------------------------------------------------- Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). ------------------------------------------------------------------------------- Foreign Currency Translation. The accounting records of the Portfolio are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Portfolio's Statement of Operations. ------------------------------------------------------------------------------- Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited. ------------------------------------------------------------------------------- Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders. As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

          Expiring
          --------------------------------

             2008              $32,898,936
             2009               38,285,188
                               -----------
             Total             $71,184,124
                               ===========
As of December 31, 2001, the Portfolio had approximately $5,000 of post-October foreign currency losses which were deferred. If unutilized by the Portfolio in the following fiscal year, such losses will expire. Growth Portfolio 25 Notes to Financial Statements (Continued) =============================================================================== 1. Significant Accounting Policies (continued) Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. ------------------------------------------------------------------------------- Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio. The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in undistributed net investment income of $24,259. Accumulated net realized loss on investments was decreased by the same amount. Net assets of the Portfolio were unaffected by the reclassifications. ------------------------------------------------------------------------------- Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned. ------------------------------------------------------------------------------- Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost. ------------------------------------------------------------------------------- Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. =============================================================================== 2. Shares of Capital Stock The Portfolio has authorized 510 million shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                           Year Ended December 31, 2001        Year Ended December 31, 2000
                                           ------------------------------      --------------------------------
                                           Shares            Amount            Shares             Amount
---------------------------------------------------------------------------------------------------------------

Sold                                         5,192,716       $  9,276,909        10,225,962       $  23,395,805
Dividends and/or distributions reinvested    2,042,156          3,553,353        62,907,751         134,622,588
Redeemed                                   (37,333,091)       (67,266,671)     (126,534,028)       (296,016,166)
                                           -----------       ------------      ------------       -------------
Net increase (decrease)                    (30,098,219)      $(54,436,409)      (53,400,315)      $(137,997,773)
                                           ===========       ============      ============       =============
26 Growth Portfolio Notes to Financial Statements (Continued) =============================================================================== 3. Purchases and Sales of Securities The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were $200,776,515 and $246,200,793, respectively. As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $251,281,379 was:

            Gross unrealized appreciation                $ 14,662,844
            Gross unrealized depreciation                 (26,285,773)
                                                         ------------
            Net unrealized appreciation (depreciation)   $(11,622,929)
                                                         ============
=============================================================================== 4. Fees and Other Transactions with Affiliates Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio which provides for a fee of 0.625% of the first $300 million of average daily net assets of the Portfolio, 0.50% of the next $100 million and 0.45% of average daily net assets over $400 million. The Portfolio's management fee for the year ended December 31, 2001, was an annualized rate of 0.62%. ------------------------------------------------------------------------------- Accounting Fees. The Manager acts as the accounting agent for the Portfolio at an annual fee of $15,000, plus out-of-pocket costs and expenses reasonably incurred. ------------------------------------------------------------------------------- Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Portfolio. The Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time. Growth Portfolio 27 Independent Auditors' Report =============================================================================== The Board of Directors and Shareholders of Total Return Portfolio: We have audited the accompanying statement of assets and liabilities of Total Return Portfolio (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Total Return Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. /s/ Deloitte & Touche LLP

__________ Deloitte & Touche LLP Denver, Colorado January 23, 2002 Statement of Investments December 31, 2001

                                                                   Market Value
                                                     Shares        See Note 1
===============================================================================

Common Stocks--69.4%
-------------------------------------------------------------------------------
Basic Materials--1.4%
-------------------------------------------------------------------------------
Chemicals--0.9%
Dow Chemical Co.                                      26,900        $   908,682
-------------------------------------------------------------------------------
Eastman Chemical Co.                                  24,200            944,284
-------------------------------------------------------------------------------
Goodrich Corp.                                        42,100          1,120,702
-------------------------------------------------------------------------------
PPG Industries, Inc.                                  23,200          1,199,904
                                                                    -----------
                                                                      4,173,572
-------------------------------------------------------------------------------
Metals--0.5%
Alcoa, Inc.                                           45,300          1,610,415
-------------------------------------------------------------------------------
USX-U.S. Steel Group, Inc.                            43,400            785,974
                                                                    -----------
                                                                      2,396,389
-------------------------------------------------------------------------------
Capital Goods--6.0%
-------------------------------------------------------------------------------
Aerospace/Defense--1.9%
Boeing Co.                                            80,200          3,110,156
-------------------------------------------------------------------------------
General Dynamics Corp.                                10,300            820,292
-------------------------------------------------------------------------------
Lockheed Martin Corp.                                 31,600          1,474,772
-------------------------------------------------------------------------------
Northrop Grumman Corp.                                29,900          3,014,219
                                                                    -----------
                                                                      8,419,439
-------------------------------------------------------------------------------
Electrical Equipment--1.5%
General Electric Co.                                 169,700          6,801,576
-------------------------------------------------------------------------------
Industrial Services--0.6%
Waste Management, Inc.                                89,000          2,839,990
-------------------------------------------------------------------------------
Manufacturing--2.0%
Corning, Inc.                                         95,000            847,400
-------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                  25,100          2,967,071
-------------------------------------------------------------------------------
Tyco International Ltd.                               88,500          5,212,650
                                                                    -----------
                                                                      9,027,121
-------------------------------------------------------------------------------
Communication Services--3.0%
-------------------------------------------------------------------------------
Telecommunications: Long Distance--2.6%
Avaya, Inc.(1)                                        41,300            501,795
-------------------------------------------------------------------------------
Sprint Corp. (Fon Group)                             156,600          3,144,528
-------------------------------------------------------------------------------
Verizon Communications, Inc.                         117,200          5,562,312
-------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group(1)                     154,300          2,172,544
                                                                    -----------
                                                                     11,381,179
-------------------------------------------------------------------------------
Telephone Utilities--0.4%
BellSouth Corp.                                       20,900            797,335
-------------------------------------------------------------------------------
SBC Communications, Inc.                              23,600            924,412
                                                                    -----------
                                                                      1,721,747
Total Return Portfolio 5 Statement of Investments (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Consumer Cyclicals--8.9%
-------------------------------------------------------------------------------
Autos & Housing--2.3%
Black & Decker Corp.                                  28,400        $ 1,071,532
-------------------------------------------------------------------------------
Ford Motor Co.                                       183,428          2,883,488
-------------------------------------------------------------------------------
General Motors Corp.                                  46,400          2,255,040
-------------------------------------------------------------------------------
Johnson Controls, Inc.                                28,300          2,285,225
-------------------------------------------------------------------------------
Vulcan Materials Co.                                  38,600          1,850,484
                                                                    -----------
                                                                     10,345,769
-------------------------------------------------------------------------------
Leisure & Entertainment--1.1%
Harley-Davidson, Inc.                                 38,700          2,101,797
-------------------------------------------------------------------------------
Marriott International, Inc., Cl. A                   63,900          2,597,535
                                                                    -----------
                                                                      4,699,332
-------------------------------------------------------------------------------
Media--1.5%
AOL Time Warner, Inc.(1)                             132,900          4,266,090
-------------------------------------------------------------------------------
Donnelley (R.R.) & Sons Co.                           34,300          1,018,367
-------------------------------------------------------------------------------
Knight-Ridder, Inc.                                   23,800          1,545,334
                                                                    -----------
                                                                      6,829,791
-------------------------------------------------------------------------------
Retail: General--2.5%
Penney (J.C.) Co., Inc.                               88,900          2,391,410
-------------------------------------------------------------------------------
Sears Roebuck & Co.                                   80,100          3,815,964
-------------------------------------------------------------------------------
Wal-Mart Stores, Inc.                                 86,500          4,978,075
                                                                    -----------
                                                                     11,185,449
-------------------------------------------------------------------------------
Retail: Specialty--1.3%
Home Depot, Inc.                                      99,100          5,055,091
-------------------------------------------------------------------------------
Lowe's Cos., Inc.                                     11,600            538,356
                                                                    -----------
                                                                      5,593,447
-------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.2%
Liz Claiborne, Inc.                                   17,700            880,575
-------------------------------------------------------------------------------
Consumer Staples--6.0%
-------------------------------------------------------------------------------
Beverages--1.7%
Anheuser-Busch Cos., Inc.                             39,000          1,763,190
-------------------------------------------------------------------------------
Coca-Cola Co. (The)                                   31,400          1,480,510
-------------------------------------------------------------------------------
PepsiCo, Inc.                                         86,500          4,211,685
                                                                    -----------
                                                                      7,455,385
-------------------------------------------------------------------------------
Broadcasting--1.6%
Clear Channel Communications, Inc.(1)                 71,400          3,634,974
-------------------------------------------------------------------------------
Comcast Corp., Cl. A Special                         102,700          3,697,200
                                                                    -----------
                                                                      7,332,174
-------------------------------------------------------------------------------
Entertainment--1.2%
Disney (Walt) Co.                                    217,900          4,514,888
-------------------------------------------------------------------------------
Viacom, Inc., Cl. B(1)                                20,300            896,245
                                                                    -----------
                                                                      5,411,133
-------------------------------------------------------------------------------
Food--0.5%
Sysco Corp.                                           79,700          2,089,734
6 Total Return Portfolio Statement of Investments (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Food & Drug Retailers--0.6%
Kroger Co. (The)(1)                                   39,700        $   828,539
-------------------------------------------------------------------------------
Walgreen Co.                                          60,800          2,046,528
                                                                    -----------
                                                                      2,875,067
-------------------------------------------------------------------------------
Tobacco--0.4%
Philip Morris Cos., Inc.                              43,400          1,989,890
-------------------------------------------------------------------------------
Energy--6.7%
-------------------------------------------------------------------------------
Energy Services--0.7%
Transocean Sedco Forex, Inc.                          87,300          2,952,486
-------------------------------------------------------------------------------
Oil: Domestic--4.8%
Amerada Hess Corp.                                    15,800            987,500
-------------------------------------------------------------------------------
Anadarko Petroleum Corp.                              10,900            619,665
-------------------------------------------------------------------------------
Apache Corp.                                          49,610          2,474,547
-------------------------------------------------------------------------------
ChevronTexaco Corp.                                   16,400          1,469,604
-------------------------------------------------------------------------------
Exxon Mobil Corp.                                    246,600          9,691,380
-------------------------------------------------------------------------------
Occidental Petroleum Corp.                           131,200          3,480,736
-------------------------------------------------------------------------------
USX-Marathon Group, Inc.                              89,000          2,670,000
                                                                    -----------
                                                                     21,393,432
-------------------------------------------------------------------------------
Oil: International--1.2%
Royal Dutch Petroleum Co., NY Shares                 109,400          5,362,788
-------------------------------------------------------------------------------
Financial--16.9%
-------------------------------------------------------------------------------
Banks--6.5%
Bank of America Corp.                                 49,200          3,097,140
-------------------------------------------------------------------------------
BB&T Corp.                                            87,400          3,156,014
-------------------------------------------------------------------------------
Charter One Financial, Inc.                           54,285          1,473,838
-------------------------------------------------------------------------------
Comerica, Inc.                                        44,500          2,549,850
-------------------------------------------------------------------------------
FleetBoston Financial Corp.                           42,200          1,540,300
-------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                               92,950          3,378,732
-------------------------------------------------------------------------------
National City Corp.                                   36,800          1,076,032
-------------------------------------------------------------------------------
SouthTrust Corp.                                      55,300          1,364,251
-------------------------------------------------------------------------------
SunTrust Banks, Inc.                                  56,700          3,555,090
-------------------------------------------------------------------------------
Wachovia Corp.                                       128,400          4,026,624
-------------------------------------------------------------------------------
Wells Fargo Co.                                       43,100          1,872,695
-------------------------------------------------------------------------------
Zions Bancorp                                         35,400          1,861,332
                                                                    -----------
                                                                     28,951,898
-------------------------------------------------------------------------------
Diversified Financial--6.0%
AMBAC Financial Group, Inc.                           33,400          1,932,524
-------------------------------------------------------------------------------
Capital One Financial Corp.                           29,000          1,564,550
-------------------------------------------------------------------------------
Citigroup, Inc.                                      170,000          8,581,600
-------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.                   45,000          1,843,650
-------------------------------------------------------------------------------
Fannie Mae                                            56,800          4,515,600
-------------------------------------------------------------------------------
Household International, Inc.                         49,100          2,844,854
-------------------------------------------------------------------------------
MBNA Corp.                                            97,500          3,432,000
-------------------------------------------------------------------------------
MGIC Investment Corp.                                 32,700          2,018,244
                                                                    -----------
                                                                     26,733,022
Total Return Portfolio 7 Statement of Investments (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Insurance--3.2%
AFLAC, Inc.                                           85,800        $ 2,107,248
-------------------------------------------------------------------------------
American International Group, Inc.                    82,800          6,574,320
-------------------------------------------------------------------------------
Cigna Corp.                                           33,100          3,066,715
-------------------------------------------------------------------------------
MBIA, Inc.                                            44,800          2,402,624
                                                                    -----------
                                                                     14,150,907
-------------------------------------------------------------------------------
Real Estate Investment Trusts--0.3%
Equity Office Properties Trust                        45,500          1,368,640
-------------------------------------------------------------------------------
Savings & Loans--0.9%
Golden West Financial Corp.                           42,300          2,489,355
-------------------------------------------------------------------------------
Washington Mutual, Inc.                               44,900          1,468,230
                                                                    -----------
                                                                      3,957,585
-------------------------------------------------------------------------------
Healthcare--5.1%
-------------------------------------------------------------------------------
Healthcare/Drugs--4.8%
Bristol-Myers Squibb Co.                              17,500            892,500
-------------------------------------------------------------------------------
Johnson & Johnson                                     33,800          1,997,580
-------------------------------------------------------------------------------
Merck & Co., Inc.                                     66,900          3,933,720
-------------------------------------------------------------------------------
Pfizer, Inc.                                         190,775          7,602,384
-------------------------------------------------------------------------------
Pharmacia Corp.                                       88,800          3,787,320
-------------------------------------------------------------------------------
UnitedHealth Group, Inc.                              45,500          3,220,035
                                                                    -----------
                                                                     21,433,539
-------------------------------------------------------------------------------
Healthcare/Supplies & Services--0.3%
Alberto-Culver Co., Cl. B                             26,300          1,176,662
-------------------------------------------------------------------------------
Technology--11.1%
-------------------------------------------------------------------------------
Computer Hardware--2.1%
Hewlett-Packard Co.                                  101,300          2,080,702
-------------------------------------------------------------------------------
International Business Machines Corp.                 33,100          4,003,776
-------------------------------------------------------------------------------
Lexmark International, Inc., Cl. A(1)                 17,800          1,050,200
-------------------------------------------------------------------------------
NCR Corp.(1)                                          34,000          1,253,240
-------------------------------------------------------------------------------
Pitney Bowes, Inc.                                    30,100          1,132,061
                                                                    -----------
                                                                      9,519,979
-------------------------------------------------------------------------------
Computer Services--1.1%
First Data Corp.                                      39,500          3,098,775
-------------------------------------------------------------------------------
Unisys Corp.(1)                                      141,400          1,773,156
                                                                    -----------
                                                                      4,871,931
-------------------------------------------------------------------------------
Computer Software--4.4%
Computer Associates International, Inc.              123,300          4,252,617
-------------------------------------------------------------------------------
Computer Sciences Corp.(1)                            40,800          1,998,384
-------------------------------------------------------------------------------
Electronic Data Systems Corp.                         44,400          3,043,620
-------------------------------------------------------------------------------
Intuit, Inc.(1)                                       27,700          1,185,006
-------------------------------------------------------------------------------
Microsoft Corp.(1)                                   121,100          8,022,875
-------------------------------------------------------------------------------
Oracle Corp.(1)                                       88,000          1,215,280
                                                                    -----------
                                                                     19,717,782
8 Total Return Portfolio Statement of Investments (Continued)

                                                                   Market Value
                                                     Shares        See Note 1
-------------------------------------------------------------------------------

Communications Equipment--1.2%
Cisco Systems, Inc.(1)                               115,500       $  2,091,705
-------------------------------------------------------------------------------
Nortel Networks Corp.                                412,900          3,096,750
                                                                   ------------
                                                                      5,188,455
-------------------------------------------------------------------------------
Electronics--2.3%
Intel Corp.                                          100,700          3,167,015
-------------------------------------------------------------------------------
JDS Uniphase Corp.(1)                                139,700          1,212,596
-------------------------------------------------------------------------------
Linear Technology Corp.                               46,900          1,830,976
-------------------------------------------------------------------------------
Maxim Integrated Products, Inc.(1)                    38,400          2,016,384
-------------------------------------------------------------------------------
Motorola, Inc.                                       129,400          1,943,588
                                                                   ------------
                                                                     10,170,559
-------------------------------------------------------------------------------
Transportation--0.5%
-------------------------------------------------------------------------------
Railroads & Truckers--0.5%
Norfolk Southern Corp.                                65,500          1,200,615
-------------------------------------------------------------------------------
Union Pacific Corp.                                   19,600          1,117,200
                                                                   ------------
                                                                      2,317,815
-------------------------------------------------------------------------------
Utilities--3.8%
-------------------------------------------------------------------------------
Electric Utilities--2.7%
Allegheny Energy, Inc.                                34,200          1,238,724
-------------------------------------------------------------------------------
American Electric Power Co., Inc.                     48,200          2,098,146
-------------------------------------------------------------------------------
Calpine Corp.(1)                                      31,300            525,527
-------------------------------------------------------------------------------
Cinergy Corp.                                          5,400            180,522
-------------------------------------------------------------------------------
CMS Energy Corp.                                      41,500            997,245
-------------------------------------------------------------------------------
Mirant Corp.(1)                                       87,900          1,408,158
-------------------------------------------------------------------------------
Reliant Energy, Inc.                                  62,500          1,657,500
-------------------------------------------------------------------------------
TXU Corp.                                             23,000          1,084,450
-------------------------------------------------------------------------------
Xcel Energy, Inc.                                    102,900          2,854,446
                                                                   ------------
                                                                     12,044,718
-------------------------------------------------------------------------------
Gas Utilities--1.1%
Sempra Energy                                         81,900          2,010,645
-------------------------------------------------------------------------------
Williams Cos., Inc. (The)                            108,700          2,774,024
                                                                   ------------
                                                                      4,784,669
                                                                   ------------
Total Common Stocks (Cost $336,973,667)                             309,545,626
Total Return Portfolio 9 Statement of Investments (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
===============================================================================

Asset-Backed Securities--0.4%
-------------------------------------------------------------------------------
Litigation Settlement Monetized Fee Trust,
Asset-Backed Certificates,
Series 2001-1A, Cl. A1, 8.33%, 4/25/31(2)
(Cost $1,886,198)                                   $1,886,918      $ 1,941,168
===============================================================================
Mortgage-Backed Obligations--5.5%
-------------------------------------------------------------------------------
Asset Securitization Corp., Commercial Mtg.
Pass-Through Certificates,
Series 1996-D2, Cl. A3, 7.38%, 2/14/29(3)            3,000,000        2,925,000
-------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6.50%, 4/1/24-3/1/26                                 1,433,463        1,440,979
7.50%, 5/1/07-12/1/08                                  483,591          509,798
8%, 3/1/17-6/1/17                                      106,618          113,341
-------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real
Estate Mtg. Investment Conduit
Pass-Through Certificates, Trust 1992-15,
Cl. KZ, 7%, 2/25/22                                  2,979,628        3,055,966
-------------------------------------------------------------------------------
Federal National Mortgage Assn., Gtd. Real
Estate Mtg. Investment Conduit
Pass-Through Certificates, Interest-Only
Stripped Mtg.-Backed Security,
Trust 1993-223, Cl. PM, 7.01%, 10/25/23(2)(4)        2,210,618          262,942
-------------------------------------------------------------------------------
GE Capital Mortgage Services, Inc., Collateralized
Mtg. Obligations,
Series 1999-2, Cl. A3, 6.50%, 4/25/29                2,500,000        2,469,525
-------------------------------------------------------------------------------
Government National Mortgage Assn.:
7%, 11/15/08-1/15/24                                   960,395          997,119
7.50%, 1/15/09-6/15/24                               2,274,882        2,382,559
8%, 5/15/17                                            374,290          398,912
-------------------------------------------------------------------------------
Norwest Asset Securities Corp., Multiclass Mtg.
Pass-Through Certificates:
Series 1999-16, Cl. A3, 6%, 6/25/29                  2,000,000        2,039,360
Series 1999-18, Cl. A2, 6%, 7/25/29                  4,000,000        4,066,240
-------------------------------------------------------------------------------
Residential Funding Mortgage Securities I, Inc.,
Mtg. Pass-Through Certificates,
Series 1998-S4, Cl. M1, 6.50%, 2/25/13               1,739,822        1,732,202
-------------------------------------------------------------------------------
Structured Asset Securities Corp., Sub.
Multiclass Pass-Through Certificates,
Series 1996-CFL, Cl. G, 7.75%, 2/25/28               2,000,000        2,007,813
                                                                    -----------
Total Mortgage-Backed Obligations
(Cost $23,675,388)                                                   24,401,756
===============================================================================
U.S. Government Obligations--1.9%
-------------------------------------------------------------------------------
U.S. Treasury Bonds, 6.25%, 5/15/30                  5,075,000        5,499,042
-------------------------------------------------------------------------------
U.S. Treasury Nts., 5%, 8/15/11                      3,010,000        3,003,417
                                                                    -----------
Total U.S. Government Obligations
(Cost $8,661,438)                                                     8,502,459
===============================================================================
Non-Convertible Corporate Bonds and Notes--21.4%
-------------------------------------------------------------------------------
Basic Materials--0.6%
-------------------------------------------------------------------------------
Paper--0.6%
Donohue Forest Products, Inc., 7.625% Gtd.
Sr. Nts., 5/15/07                                    2,500,000        2,609,432
-------------------------------------------------------------------------------
Capital Goods--2.7%
-------------------------------------------------------------------------------
Industrial Services--1.3%
Interface, Inc., 7.30% Sr. Nts., 4/1/08              2,000,000        1,730,000
-------------------------------------------------------------------------------
Norse CBO Ltd., 6.515% Collateralized Bond
Obligations,
Series 1A, Cl. A3, 8/13/10(2)                        4,000,000        4,000,000
                                                                    -----------
                                                                      5,730,000
-------------------------------------------------------------------------------
Manufacturing--1.4%
Owens-Illinois, Inc., 7.15% Sr. Nts., 5/15/05        5,000,000        4,725,000
-------------------------------------------------------------------------------
Scotia Pacific Co. LLC, 7.71% Sec. Nts.,
Series B, Cl. A-3, 1/20/14                           2,000,000        1,644,440
                                                                    -----------
                                                                      6,369,440
10 Total Return Portfolio Statement of Investments (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
-------------------------------------------------------------------------------

Communication Services--2.4%
-------------------------------------------------------------------------------
Telecommunications: Long Distance--1.2%
Calpoint Receivable Strip Trust 2001, 7.44%
Bonds, 12/10/06(5)                                  $4,000,000      $ 3,929,852
-------------------------------------------------------------------------------
Qwest Capital Funding, Inc., 7.625% Bonds,
8/3/21(5)                                            1,000,000          956,229
-------------------------------------------------------------------------------
WorldCom, Inc., 8.25% Bonds, 5/15/31                   600,000          636,047
                                                                    -----------
                                                                      5,522,128
-------------------------------------------------------------------------------
Telephone Utilities--0.7%
Qwest Corp., 6.875% Unsec. Debs., 9/15/33            2,000,000        1,682,946
-------------------------------------------------------------------------------
Telefonica de Argentina SA, 9.125% Nts.,
Series 1, 5/7/08                                     2,000,000        1,360,000
                                                                    -----------
                                                                      3,042,946
-------------------------------------------------------------------------------
Telecommunications: Wireless--0.5%
VoiceStream Wireless Corp., 10.375% Sr. Unsec.
Nts., 11/15/09                                       1,928,000        2,197,920
-------------------------------------------------------------------------------
Consumer Cyclicals--3.9%
-------------------------------------------------------------------------------
Autos & Housing--2.6%
CPG Partners LP, 8.25% Unsec. Unsub. Nts., 2/1/11    1,500,000        1,520,879
-------------------------------------------------------------------------------
Lear Corp., 7.96% Sr. Unsec. Nts., Series B,
5/15/05                                              2,000,000        2,029,726
-------------------------------------------------------------------------------
Pulte Corp., 8.125% Sr. Unsec. Nts., 3/1/11          2,000,000        1,979,214
-------------------------------------------------------------------------------
Shurgard Storage Centers, Inc., 7.50% Sr.
Unsec. Nts., 4/25/04                                 2,000,000        2,103,334
-------------------------------------------------------------------------------
Socgen Real Estate LLC, 7.64% Bonds, 12/29/49(5)     4,000,000        4,129,556
                                                                    -----------
                                                                     11,762,709
-------------------------------------------------------------------------------
Consumer Services--0.9%
PHH Corp., 8.125% Nts., 2/3/03                       4,000,000        4,000,064
-------------------------------------------------------------------------------
Leisure & Entertainment--0.4%
Felcor Suites LP, 7.375% Sr. Nts., 10/1/04(2)        2,000,000        1,990,000
-------------------------------------------------------------------------------
Consumer Staples--2.2%
-------------------------------------------------------------------------------
Entertainment--1.1%
Tricon Global Restaurants, Inc., 7.45% Sr.
Unsec. Nts., 5/15/05                                 4,650,000        4,743,000
-------------------------------------------------------------------------------
Household Goods--1.1%
Fort James Corp., 6.875% Sr. Nts., 9/15/07           5,000,000        4,814,870
-------------------------------------------------------------------------------
Energy--2.3%
-------------------------------------------------------------------------------
Energy Services--1.2%
Colorado Interstate Gas Corp., 10% Sr.
Debs., 6/15/05                                         455,000          525,517
-------------------------------------------------------------------------------
Columbia Gas System, Inc., 6.80% Nts.,
Series C, 11/28/05                                   2,000,000        2,076,966
-------------------------------------------------------------------------------
TransCanada PipeLines Ltd., 9.875%
Debs., 1/1/21                                        2,250,000        2,775,364
                                                                    -----------
                                                                      5,377,847
-------------------------------------------------------------------------------
Oil: Domestic--1.1%
Devon Financing Corp., 7.875% Debs., 9/30/31(5)      2,000,000        2,030,098
-------------------------------------------------------------------------------
Kinder Morgan Energy Partners LP, 6.75% Sr.
Unsec. Nts., 3/15/11                                 3,000,000        3,004,746
                                                                    -----------
                                                                      5,034,844
-------------------------------------------------------------------------------
Financial--3.1%
-------------------------------------------------------------------------------
Banks--0.7%
Colonial Bank, 9.375% Sub. Nts., 6/1/11              1,000,000        1,053,838
-------------------------------------------------------------------------------
Credit Suisse First Boston (USA), Inc.,
6.125% Nts., 11/15/11                                1,000,000          977,823
-------------------------------------------------------------------------------
Oversea-Chinese Banking Corp. Ltd., 7.75%
Unsec. Sub. Nts., 9/6/11                             1,000,000        1,046,056
                                                                    -----------
                                                                      3,077,717
Total Return Portfolio 11 Statement of Investments (Continued)

                                                    Principal      Market Value
                                                    Amount         See Note 1
-------------------------------------------------------------------------------

Diversified Financial--1.9%
BT Institutional Cap Trust A, 8.09%
Bonds, 12/1/26(5)                                   $2,000,000     $  2,003,600
-------------------------------------------------------------------------------
Dime Capital Trust I, 9.33% Capital
Securities, Series A, 5/6/27                         2,000,000        2,125,092
-------------------------------------------------------------------------------
Finova Group, Inc. (The), 7.50%
Nts., 11/15/09                                         969,000          411,825
-------------------------------------------------------------------------------
Osprey Trust/Osprey I, Inc., 8.31%
Sr. Sec. Nts., 1/15/03(5)(6)                         4,000,000          820,000
-------------------------------------------------------------------------------
Stilwell Financial, Inc., 7% Nts., 11/1/06           3,000,000        2,939,604
                                                                   ------------
                                                                      8,300,121
-------------------------------------------------------------------------------
Insurance--0.5%
Nationwide CSN Trust, 9.875% Sec. Nts., 2/15/25(5)   2,000,000        2,080,442
-------------------------------------------------------------------------------
Transportation--0.5%
-------------------------------------------------------------------------------
Railroads & Truckers--0.5%
Union Pacific Corp., 7.60% Unsec. Nts., 5/1/05       2,000,000        2,153,936
-------------------------------------------------------------------------------
Utilities--3.7%
-------------------------------------------------------------------------------
Electric Utilities--3.3%
Cleveland Electric Illumination, Inc., 6.86%
First Mtg. Nts., 10/1/08                             4,000,000        4,025,672
-------------------------------------------------------------------------------
El Paso Electric Co., 8.25% First Mtg. Bonds,
Series C, 2/1/03                                     3,278,000        3,418,521
-------------------------------------------------------------------------------
PSEG Energy Holdings, Inc., 8.625% Sr. Unsec.
Nts., 2/15/08                                        1,000,000        1,017,561
-------------------------------------------------------------------------------
PSEG Power LLC, 8.625% Sr. Unsec. Nts., 4/15/31      2,000,000        2,227,296
-------------------------------------------------------------------------------
Teco Energy, Inc., 7.20% Unsec. Unsub. Nts.,
5/1/11                                               1,900,000        1,976,034
-------------------------------------------------------------------------------
Xcel Energy, Inc., 7% Sr. Unsec. Sub. Nts.,
12/1/10                                              2,000,000        2,023,378
                                                                   ------------
                                                                     14,688,462
-------------------------------------------------------------------------------
Gas Utilities--0.4%
AGL Capital Corp., 7.125% Sr. Unsec. Nts., 1/14/11   2,000,000        1,978,900
                                                                   ------------
Total Non-Convertible Corporate Bonds and Notes
(Cost $98,582,040)                                                   95,474,778
===============================================================================
Repurchase Agreements--0.9%
-------------------------------------------------------------------------------
Repurchase agreement with Zion First National
Bank, 1.55%, dated 12/31/01, to be repurchased
at $4,252,366 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with
a value of $4,354,342 (Cost $4,252,000)              4,252,000        4,252,000
-------------------------------------------------------------------------------
Total Investments, at Value (Cost $474,030,731)           99.5%     444,117,787
-------------------------------------------------------------------------------
Other Assets Net of Liabilities                            0.5        2,123,624
                                                    ----------     ------------
Net Assets                                               100.0%    $446,241,411
                                                    ==========     ============
1. Non-income-producing security. 2. Identifies issues considered to be illiquid or restricted--See Note 5 of Notes to Financial Statements. 3. Represents the current interest rate for a variable or increasing rate security. 4. Interest-Only Strips represent the right to receive the monthly interest payments on an underlying pool of mortgage loans. These securities typically decline in price as interest rates decline. Most other fixed income securities increase in price when interest rates decline. The principal amount of the underlying pool represents the notional amount on which current interest is calculated. The price of these securities is typically more sensitive to changes in prepayment rates than traditional mortgage-backed securities (for example, GNMA pass-throughs). Interest rates disclosed represent current yields based upon the current cost basis and estimated timing and amount of future cash flows. 5. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Directors. These securities amount to $15,949,777 or 3.57% of the Portfolio's net assets as of December 31, 2001. 6. Issuer is in default. See accompanying Notes to Financial Statements. 12 Total Return Portfolio Statement of Assets and Liabilities December 31, 2001
==============================================================================

Assets
Investments, at value (cost $474,030,731)--see
accompanying statement                                            $444,117,787
------------------------------------------------------------------------------
Receivables and other assets:
Interest, dividends and principal paydowns                           2,541,156
Investments sold                                                       882,951
Shares of capital stock sold                                            66,477
Other                                                                    4,499
                                                                  ------------
Total assets                                                       447,612,870
==============================================================================
Liabilities
Bank overdraft                                                             153
------------------------------------------------------------------------------
Payables and other liabilities:
Investments purchased                                                  914,475
Shares of capital stock redeemed                                       396,282
Shareholder reports                                                     16,872
Directors' compensation                                                    721
Other                                                                   42,956
                                                                  ------------
Total liabilities                                                    1,371,459
==============================================================================
Net Assets                                                        $446,241,411
                                                                  ============
==============================================================================
Composition of Net Assets
Par value of shares of capital stock                              $    347,230
------------------------------------------------------------------------------
Additional paid-in capital                                         550,284,129
------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income               13,131,027
------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment
transactions                                                       (87,608,031)
------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments          (29,912,944)
                                                                  ------------
Net assets--applicable to 347,230,018 shares of capital
stock outstanding                                                 $446,241,411
                                                                  ============
==============================================================================
Net Asset Value, Redemption Price Per Share and Offering Price
Per Share                                                                $1.29
See accompanying Notes to Financial Statements. Total Return Portfolio 13 Statement of Operations For the Year Ended December 31, 2001
==============================================================================

Investment Income
Interest                                                          $ 10,622,668
------------------------------------------------------------------------------
Dividends (net of foreign withholding taxes of $32,992)              4,537,339
                                                                  ------------
Total income                                                        15,160,007
==============================================================================
Expenses
Management fees                                                      3,181,642
------------------------------------------------------------------------------
Custodian fees and expenses                                             42,553
------------------------------------------------------------------------------
Shareholder reports                                                     16,525
------------------------------------------------------------------------------
Accounting service fees                                                 15,000
------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                            7,062
------------------------------------------------------------------------------
Directors' compensation                                                  6,648
------------------------------------------------------------------------------
Other                                                                   51,626
                                                                  ------------
Total expenses                                                       3,321,056
Less reduction to custodian expenses                                   (10,659)
                                                                  ------------
Net expenses                                                         3,310,397
==============================================================================
Net Investment Income                                               11,849,610
==============================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                        (49,223,145)
Closing of futures contracts                                          (256,286)
                                                                  ------------
Net realized gain (loss)                                           (49,479,431)
------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on
investments                                                         (5,070,834)
                                                                  ------------
Net realized and unrealized gain (loss)                            (54,550,265)
==============================================================================
Net Decrease in Net Assets Resulting from Operations              $(42,700,655)
                                                                  ============
See accompanying Notes to Financial Statements. 14 Total Return Portfolio Statements of Changes in Net Assets

                                                 Year Ended December 31,
                                                 2001                2000
==================================================================================

Operations
Net investment income (loss)                     $  11,849,610      $   23,479,629
----------------------------------------------------------------------------------
Net realized gain (loss)                           (49,479,431)        (27,920,582)
----------------------------------------------------------------------------------
Net change in unrealized appreciation
(depreciation)                                      (5,070,834)        (15,244,818)
                                                 -------------      --------------
Net increase (decrease) in net assets resulting
 from operations                                   (42,700,655)        (19,685,771)
==================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income               (23,459,957)        (40,253,730)
----------------------------------------------------------------------------------
Distributions from net realized gain                        --         (98,059,927)
==================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting
from capital stock transactions                    (93,718,070)       (309,917,342)
==================================================================================
Net Assets
Total decrease                                    (159,878,682)       (467,916,770)
----------------------------------------------------------------------------------
Beginning of period                                606,120,093       1,074,036,863
                                                 -------------      --------------
End of period [including undistributed
(overdistributed) net investment income
of $13,131,027 and $23,435,504, respectively]    $ 446,241,411      $  606,120,093
                                                 =============      ==============
See accompanying Notes to Financial Statements. Total Return Portfolio 15 Financial Highlights

                                                     Year Ended December 31,
                                                     2001            2000            1999            1998            1997
==========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                 $1.45           $1.75           $1.91           $2.00           $1.91
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                  .04(1)          .07             .07             .06             .07
Net realized and unrealized gain (loss)               (.14)(1)        (.10)           (.10)            .14             .25
--------------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations        (.10)           (.03)           (.03)            .20             .32
--------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                  (.06)           (.08)           (.06)           (.07)           (.07)
Distributions from net realized gain                    --            (.19)           (.07)           (.22)           (.16)
--------------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.06)           (.27)           (.13)           (.29)           (.23)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $1.29           $1.45           $1.75           $1.91           $2.00
                                                     =====           =====           =====           =====           =====
==========================================================================================================================
Total Return, at Net Asset Value(2)                  (6.94)%         (2.51)%         (1.54)%         10.90%          18.81%
==========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in millions)               $446            $606          $1,074          $1,344          $1,279
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in millions)                      $509            $791          $1,230          $1,299          $1,208
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                 2.33%(1)        2.97%           3.27%           3.30%           3.57%
Expenses                                              0.65%           0.61%           0.55%           0.55%(4)        0.55%(4)
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                108%            123%            113%             93%            104%
1. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been: Net investment income Change less than $0.005 Net realized and unrealized gain (loss) Change less than $0.005 Net investment income ratio 2.38% 2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. 3. Annualized for periods of less than one full year. 4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. 16 Total Return Portfolio Notes to Financial Statements =============================================================================== 1. Significant Accounting Policies Total Return Portfolio (the Portfolio) is a series of Panorama Series Fund, Inc. (the Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Portfolio's investment objective is to seek to maximize total investment return (including capital appreciation and income) principally by allocating its assets among stocks, corporate bonds, U.S. Government securities and money market instruments, according to changing market conditions. The Portfolio's investment advisor is OppenheimerFunds, Inc. (the Manager). Shares of thea Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio. ------------------------------------------------------------------------------- Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). ------------------------------------------------------------------------------- Security Credit Risk. The Portfolio invests in high yield securities, which may be subject to a greater degree of credit risk, greater market fluctuations and risk of loss of income and principal, and may be more sensitive to economic conditions than lower yielding, higher rated fixed income securities. The Portfolio may acquire securities in default, and is not obligated to dispose of securities whose issuers subsequently default. As of December 31, 2001, securities with an aggregate market value of $820,000, representing 0.18% of the Portfolio's net assets, were in default. ------------------------------------------------------------------------------- Foreign Currency Translation. The accounting records of the Portfolio are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Portfolio's Statement of Operations. ------------------------------------------------------------------------------- Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited. ------------------------------------------------------------------------------- Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders. Total Return Portfolio 17 Notes to Financial Statements (Continued) =============================================================================== 1. Significant Accounting Policies (continued) As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

               Expiring
               ------------------------------------

                   2008                 $18,461,536
                   2009                  62,949,621
                                        -----------
                  Total                 $81,411,157
                                        ===========
As of December 31, 2001, the Portfolio had approximately $6,197,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. ------------------------------------------------------------------------------- Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. ------------------------------------------------------------------------------- Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of paydown gains and losses and the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio. The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $1,305,870. Accumulated net realized loss on investments was increased by the same amount. Net assets of the Portfolio were unaffected by the reclassifications. ------------------------------------------------------------------------------- Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned. ------------------------------------------------------------------------------- Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost. ------------------------------------------------------------------------------- Other. The Portfolio adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. The Portfolio elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Portfolio did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Portfolio, but resulted in a $1,306,164 decrease to cost of securities and a corresponding $1,306,164 decrease in net unrealized depreciation, based on securities held as of December 31, 2000. For the year ended December 31, 2001, interest income decreased by $267,177, net realized loss on investments increased by $893,063, and the change in net unrealized depreciation on investments decreased by $1,160,240. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. 18 Total Return Portfolio Notes to Financial Statements (Continued) =============================================================================== 2. Shares of Capital Stock The Portfolio has authorized 1.51 billion shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                                 Year Ended December 31, 2001                Year Ended December 31, 2000
                                                 ---------------------------------           ----------------------------------
                                                 Shares              Amount                   Shares              Amount
-------------------------------------------------------------------------------------------------------------------------------

Sold                                               8,835,947         $  11,692,900             19,462,896         $  30,030,006
Dividends and/or distributions reinvested         18,186,012            23,459,957             93,455,174           138,313,657
Redeemed                                         (96,915,489)         (128,870,927)          (307,792,871)         (478,261,005)
                                                 -----------         -------------           ------------         -------------
Net increase (decrease)                          (69,893,530)        $ (93,718,070)          (194,874,801)        $(309,917,342)
                                                 ===========         =============           ============         =============
===============================================================================================================================
3. Purchases and Sales of Securities The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were $538,047,288 and $629,715,465, respectively. As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $474,030,731 was:

          Gross unrealized appreciation                   $ 21,665,495
          Gross unrealized depreciation                    (51,578,439)
                                                          ------------
          Net unrealized appreciation (depreciation)      $(29,912,944)
                                                          ============
=============================================================================== 4. Fees and Other Transactions with Affiliates Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio. The annual fees are 0.625% of the first $600 million of average daily net assets of the Portfolio and 0.45% of average daily net assets in excess of $600 million. The Portfolio's management fee for the year ended December 31, 2001, was an annualized rate of 0.625%. ------------------------------------------------------------------------------- Accounting Fees. The Manager acts as the accounting agent for the Portfolio at an annual fee of $15,000 plus out-of-pocket costs and expenses reasonably incurred. ------------------------------------------------------------------------------- Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Portfolio. The Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time. Total Return Portfolio 19 Notes to Financial Statements (Unaudited) =============================================================================== 5. Futures Contract A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Portfolio may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Portfolio may also buy or write put or call options on these futures contracts. The Portfolio generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Portfolio may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities. Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts. Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities. =============================================================================== 6. Illiquid Securities As of December 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The Portfolio intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of December 31, 2001, was $8,194,110, which represents 1.84% of the Portfolio's net assets. Total Return Portfolio Independent Auditors' Report ================================================================================ The Board of Directors and Shareholders of Government Securities Portfolio: We have audited the accompanying statement of assets and liabilities of Government Securities Portfolio (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Government Securities Portfolio as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America. /s/ Deloitte & Touche LLP

__________ Deloitte & Touche LLP Denver, Colorado January 23, 2002 Statement of Investments December 31, 2001

                                                                                                Principal           Market Value
                                                                                                 Amount              See Note 1
================================================================================================================================

Mortgage-Backed Obligations--19.4%
--------------------------------------------------------------------------------------------------------------------------------
Government Agency--19.4%
--------------------------------------------------------------------------------------------------------------------------------
FHLMC/FNMA/Sponsored--12.3%
Federal Home Loan Mortgage Corp., Gtd. Multiclass Mtg.
Participation Certificates:
6.50%, 12/1/28                                                                                   $  889,303          $   893,573
10.50%, 10/1/20                                                                                      42,308               47,915
--------------------------------------------------------------------------------------------------------------------------------
Federal National Mortgage Assn.:
6.50%, 2/1/09-8/1/28                                                                              1,317,574            1,326,168
7.50%, 9/1/22                                                                                        65,138               67,829
                                                                                                                     -----------
                                                                                                                       2,335,485
--------------------------------------------------------------------------------------------------------------------------------
GNMA/Guaranteed--7.1%
Government National Mortgage Assn., 7%, 10/15/23-3/15/26                                          1,312,097            1,350,686
                                                                                                                     -----------
Total Mortgage-Backed Obligations (Cost $3,577,490)                                                                    3,686,171
================================================================================================================================
U.S. Government Obligations--43.7%
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Bonds:
7.50%, 11/15/16(1)                                                                                1,075,000            1,271,566
8.125%, 8/15/19                                                                                     500,000              631,445
9.25%, 2/15/16                                                                                    1,200,000            1,623,000
--------------------------------------------------------------------------------------------------------------------------------
U.S. Treasury Nts.:
4.625%, 5/15/06                                                                                   1,700,000            1,724,239
5.75%, 8/15/03                                                                                      500,000              523,965
7.875%, 11/15/04                                                                                  2,255,000            2,508,072
                                                                                                                     -----------
Total U.S. Government Obligations (Cost $7,591,505)                                                                    8,282,287
================================================================================================================================
Corporate Bonds and Notes--27.8%
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank Unsec. Bonds, Series S706, 5.375%, 5/15/06                                 1,500,000            1,538,511
--------------------------------------------------------------------------------------------------------------------------------
Financing Corp. Debs., FICO Strips, Series 13, Zero Coupon:
6.71%, 12/27/02(2)                                                                                1,200,000            1,168,680
6.77%, 12/27/06(2)                                                                                1,000,000              780,430
--------------------------------------------------------------------------------------------------------------------------------
Resolution Funding Corp., Zero Coupon Strip Bonds:
6.18%, 7/15/04(2)                                                                                 1,500,000            1,366,357
6.23%, 7/15/05(2)                                                                                   489,000              420,263
                                                                                                                     -----------
Total Corporate Bonds and Notes (Cost $5,029,423)                                                                      5,274,241
================================================================================================================================
Short-Term Notes--4.2%
--------------------------------------------------------------------------------------------------------------------------------
Federal Home Loan Bank, 1.45%, 1/2/02 (Cost $799,968)                                               800,000              799,968
================================================================================================================================
Repurchase Agreements--4.1%
--------------------------------------------------------------------------------------------------------------------------------
Repurchase agreement with Zion First National Bank, 1.55%, dated 12/31/01, to be repurchased at $781,067 on 1/2/02, collateralized by U.S. Treasury Nts.,
4.75%-7%, 7/15/06-11/15/08, with a value of $799,798 (Cost $781,000)                                781,000              781,000
--------------------------------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $17,779,386)                                                         99.2%          18,823,667
--------------------------------------------------------------------------------------------------------------------------------
Other Assets Net of Liabilities                                                                         0.8              160,111
                                                                                                 ----------          -----------
Net Assets                                                                                            100.0%         $18,983,778
                                                                                                 ==========          ===========
1. Securities with an aggregate market value of $47,314 are held in collateralized accounts to cover initial margin requirements on open futures sales contracts. See Note 5 of Notes to Financial Statements. 2. Zero-coupon bond reflects the effective yield on the date of purchase. See accompanying Notes to Financial Statements. 4 Government Securities Portfolio Statement of Assets and Liabilities December 31, 2001
================================================================================================================================

Assets
Investments, at value (cost $17,779,386)--see accompanying statement                                                 $18,823,667
--------------------------------------------------------------------------------------------------------------------------------
Cash                                                                                                                         853
--------------------------------------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and principal paydowns                                                                                          144,442
Shares of capital stock sold                                                                                              21,081
Daily variation on futures contracts                                                                                      12,000
Other                                                                                                                        820
                                                                                                                     -----------
Total assets                                                                                                          19,002,863
================================================================================================================================
Liabilities
Payables and other liabilities:
Legal, auditing and other professional fees                                                                                8,784
Shareholder reports                                                                                                        6,578
Shares of capital stock redeemed                                                                                           2,478
Directors' compensation                                                                                                      152
Other                                                                                                                      1,093
                                                                                                                     -----------
Total liabilities                                                                                                         19,085
================================================================================================================================
Net Assets                                                                                                           $18,983,778
                                                                                                                     ===========
================================================================================================================================
Composition of Net Assets
Par value of shares of capital stock                                                                                 $    17,120
--------------------------------------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                                            17,832,754
--------------------------------------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                                                    933,612
--------------------------------------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investment transactions                                                         (821,958)
--------------------------------------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments                                                              1,022,250
                                                                                                                     -----------
Net assets--applicable to 17,119,800 shares of capital stock outstanding                                             $18,983,778
                                                                                                                     ===========
================================================================================================================================
Net Asset Value, Redemption Price and Offering Price Per Share                                                             $1.11
See accompanying Notes to Financial Statements. Government Securities Portfolio 5 Statement of Operations For the Year Ended December 31, 2001
================================================================================================================================

Investment Income
Interest                                                                                                              $  804,632
================================================================================================================================
Expenses
Management fees                                                                                                           98,727
--------------------------------------------------------------------------------------------------------------------------------
Accounting service fees                                                                                                   15,000
--------------------------------------------------------------------------------------------------------------------------------
Legal, auditing and other professional fees                                                                               11,720
--------------------------------------------------------------------------------------------------------------------------------
Shareholder reports                                                                                                        9,112
--------------------------------------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                                              7,362
--------------------------------------------------------------------------------------------------------------------------------
Directors' compensation                                                                                                    2,954
--------------------------------------------------------------------------------------------------------------------------------
Other                                                                                                                      3,478
                                                                                                                      ----------
Total expenses                                                                                                           148,353
Less reduction to custodian expenses                                                                                        (129)
                                                                                                                      ----------
Net expenses                                                                                                             148,224
================================================================================================================================
Net Investment Income                                                                                                    656,408
================================================================================================================================
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                                                              289,208
Closing of futures contracts                                                                                              53,801
                                                                                                                      ----------
Net realized gain (loss)                                                                                                 343,009
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on investments                                                      206,255
                                                                                                                      ----------
Net realized and unrealized gain (loss)                                                                                  549,264
================================================================================================================================
Net Increase in Net Assets Resulting from Operations                                                                  $1,205,672
                                                                                                                      ==========
See accompanying Notes to Financial Statements. 6 Government Securities Portfolio Statements of Changes in Net Assets

                                                                                                Year Ended December 31,
                                                                                                2001                 2000
================================================================================================================================

Operations
Net investment income (loss)                                                                    $   656,408          $ 1,134,707
--------------------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                                            343,009               40,667
--------------------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                                206,255            1,140,510
                                                                                                -----------          -----------
Net increase (decrease) in net assets resulting from operations                                   1,205,672            2,315,884
================================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income                                                             (1,112,769)          (1,331,594)
================================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from
capital stock transactions                                                                          (13,063)          (2,230,791)
================================================================================================================================
Net Assets
Total increase (decrease)                                                                            79,840           (1,246,501)
--------------------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                              18,903,938           20,150,439
                                                                                                -----------          -----------
End of period [including undistributed (overdistributed) net investment
income of $933,612 and $1,104,567, respectively]                                                $18,983,778          $18,903,938
                                                                                                ===========          ===========
See accompanying Notes to Financial Statements. Government Securities Portfolio 7 Financial Highlights

                                                      Year Ended December 31,
                                                      2001         2000          1999          1998          1997
====================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                    $1.10        $1.05         $1.13         $1.11         $1.09
--------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                     .04(1)       .07           .07           .06           .07
Net realized and unrealized gain (loss)                   .04(1)       .05          (.09)          .03           .02
--------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations            .08          .12          (.02)          .09           .09
--------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                     (.07)        (.07)         (.06)         (.07)         (.07)
--------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $1.11        $1.10         $1.05         $1.13         $1.11
                                                        =====        =====         =====         =====         =====
====================================================================================================================
Total Return, at Net Asset Value(2)                      7.23%       12.36%        (1.73)%        8.14%         8.82%
====================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)              $18,984      $18,904       $20,150       $24,923       $23,719
--------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                     $18,805      $18,702       $22,683       $24,044       $23,034
--------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                    3.49%(1)     6.07%         5.80%         5.64%         5.96%
Expenses                                                 0.79%        0.74%         0.70%         0.68%(4)      0.67%(4)
--------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    19%          31%           14%           43%            0%
1. Without the adoption of the change in amortization method as discussed in Note 1 in the Notes to Financial Statements, these amounts would have been:

    Net investment income                    Change less than $.005 per share
    Net realized and unrealized gain (loss)  Change less than $.005 per share
    Net investment income ratio                                          3.85%
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods of less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce figures for all periods shown. 3. Annualized for periods of less than one full year. 4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. 8 Government Securities Portfolio Notes to Financial Statements ================================================================================ 1. Significant Accounting Policies Government Securities Portfolio (the Portfolio) is a series of Panorama Series Fund, Inc. (the Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Portfolio's investment objective is to seek a high level of current income with a high degree of safety of principal, by investing primarily (at least 65% of its total assets under normal market conditions) in U.S. Government securities and U.S. Government-related securities. The Portfolio's investment advisor is OppenheimerFunds, Inc. (the Manager). Shares of the Portfolio are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The following is a summary of significant accounting policies consistently followed by the Portfolio. -------------------------------------------------------------------------------- Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Portfolio's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). -------------------------------------------------------------------------------- Securities Purchased on a When-Issued Basis. Delivery and payment for securities that have been purchased by the Portfolio on a when-issued basis can take place a month or more after the trade date. Normally the settlement date occurs within six months after the trade date; however, the Portfolio may, from time to time, purchase securities whose settlement date extends beyond six months or more beyond trade date. During this period, such securities do not earn interest, are subject to market fluctuation and may increase or decrease in value prior to their delivery. The Portfolio maintains segregated assets with a market value equal to or greater than the amount of its purchase commitments. The purchase of securities on a when-issued basis may increase the volatility of the Portfolio's net asset value to the extent the Portfolio makes such purchases while remaining substantially fully invested. In connection with its ability to purchase securities on a when-issued basis, the Portfolio may enter into forward roll transactions with respect to mortgage-related securities. Forward roll transactions require the sale of securities for delivery in the current month, and a simultaneous agreement with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date. The forward roll may not extend for a period of greater than one year. The Portfolio generally records the incremental difference between the forward purchase and sell of each forward roll as interest income. Risks to the Portfolio of entering into forward roll transactions include the potential inability of the counterparty to meet the terms of the agreement; the potential of the Portfolio to receive inferior securities to what was sold to the counterparty at redelivery; counterparty credit risk; and the potential paydown speed variance between the mortgage-related pools. -------------------------------------------------------------------------------- Repurchase Agreements. The Portfolio requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Portfolio may be delayed or limited. Government Securities Portfolio 9 Notes to Financial Statements (Continued) ================================================================================ 1. Significant Accounting Policies (continued) Federal Taxes. The Portfolio intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders. As of December 31, 2001, the Portfolio had available for federal income tax purposes unused capital loss carryovers as follows:

                      Expiring
                      ----------------------------------

                          2002                  $187,580
                          2003                   120,749
                          2005                   103,711
                          2006                    62,129
                          2007                   335,952
                                                --------
                         Total                  $810,121
                                                ========
As of December 31, 2001, the Portfolio had approximately $24,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. -------------------------------------------------------------------------------- Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. -------------------------------------------------------------------------------- Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because paydown gains and losses are treated as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Portfolio. The Portfolio adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect an increase in undistributed net investment income of $285,406. Accumulated net realized loss on investments was increased by the same amount. Net assets of the Portfolio were unaffected by the reclassifications. -------------------------------------------------------------------------------- Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned. -------------------------------------------------------------------------------- Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost. 10 Government Securities Portfolio Notes to Financial Statements (Continued) ================================================================================ 1. Significant Accounting Policies (continued) Other. The Portfolio adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies, as revised, effective for fiscal years beginning after December 15, 2000. The Portfolio elected to begin amortizing premiums on debt securities effective January 1, 2001. Prior to this date, the Portfolio did not amortize premiums on debt securities. The cumulative effect of this accounting change had no impact on the total net assets of the Portfolio, but resulted in a $285,406 decrease to cost of securities and a corresponding $285,406 increase in net unrealized appreciation, based on securities held as of December 31, 2000. For the year ended December 31, 2001, interest income decreased by $67,246, net realized gain on investments decreased by $18,646, and the change in net unrealized appreciation on investments increased by $85,892. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. ================================================================================ 2. Shares of Capital Stock The Portfolio has authorized 160 million shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                               Year Ended December 31, 2001              Year Ended December 31, 2000
                                               --------------------------------          --------------------------------
                                               Shares               Amount               Shares              Amount
-------------------------------------------------------------------------------------------------------------------

Sold                                            3,017,758           $ 3,326,540           2,061,609          $ 2,162,940
Dividends and/or distributions reinvested       1,039,970             1,112,769           1,331,594            1,331,594
Redeemed                                       (4,061,125)           (4,452,372)         (5,547,687)          (5,725,325)
                                               ----------           -----------          ----------          -----------
Net increase (decrease)                            (3,397)          $   (13,063)         (2,154,484)         $(2,230,791)
                                               ==========           ===========          ==========          ===========
================================================================================ 3. Purchases and Sales of Securities The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were $3,345,211 and $3,368,744, respectively. As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $17,789,386 was:

        Gross unrealized appreciation                      $1,044,281
        Gross unrealized depreciation                         (10,000)
                                                           ----------
        Net unrealized appreciation (depreciation)         $1,034,281
                                                           ==========
Government Securities Portfolio 11 Notes to Financial Statements (Continued) ================================================================================ 4. Fees and Other Transactions with Affiliates Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Portfolio. The annual fees are 0.525% of the first $300 million of average daily net assets of the Portfolio, 0.50% of the next $100 million and 0.45% of average daily net assets over $400 million. The Portfolio's management fee for the year ended December 31, 2001, was an annualized rate of 0.525%. -------------------------------------------------------------------------------- Accounting Fees. The Manager acts as the accounting agent for the Portfolio at an annual fee of $15,000, plus out-of-pocket costs and expenses reasonably incurred. -------------------------------------------------------------------------------- Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Portfolio. The Portfolio pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Portfolio is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time. ================================================================================ 5. Futures Contracts A futures contract is a commitment to buy or sell a specific amount of a commodity or financial instrument at a particular price on a stipulated future date at a negotiated price. Futures contracts are traded on a commodity exchange. The Portfolio may buy and sell futures contracts that relate to broadly based securities indices "financial futures" or debt securities "interest rate futures" in order to gain exposure to or to seek to protect against changes in market value of stock and bonds or interest rates. The Portfolio may also buy or write put or call options on these futures contracts. The Portfolio generally sells futures contracts to hedge against increases in interest rates and decreases in market value of portfolio securities. The Portfolio may also purchase futures contracts to gain exposure to market changes as it may be more efficient or cost effective than actually buying fixed income securities. Upon entering into a futures contract, the Portfolio is required to deposit either cash or securities (initial margin) in an amount equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Portfolio each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Portfolio recognizes a realized gain or loss when the contract is closed or expires. Securities held in collateralized accounts to cover initial margin requirements on open futures contracts are noted in the Statement of Investments. The Statement of Assets and Liabilities reflects a receivable and/or payable for the daily mark to market for variation margin. Realized gains and losses are reported on the Statement of Operations as closing and expiration of futures contracts. Risks of entering into futures contracts (and related options) include the possibility that there may be an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities. As of December 31, 2001, the Portfolio had outstanding futures contracts as follows:

                                                                                                  Unrealized
                                 Expiration           Number of        Valuation as of            Appreciation
Contract Description             Date                 Contracts        December 31, 2001          (Depreciation)
----------------------------------------------------------------------------------------------------------------
Contracts to Purchase
---------------------

U.S. Long Bond                   3/19/02              12               $1,218,375                 $(22,031)
                                                                                                  ========
12 Government Securities Portfolio Independent Auditors' Report ================================================================================ The Board of Directors and Shareholders of Oppenheimer International Growth Fund/VA: We have audited the accompanying statement of assets and liabilities of Oppenheimer International Growth Fund/VA (which is a series of Panorama Series Fund, Inc.), including the statement of investments, as of December 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Oppenheimer International Growth Fund/VA as of December 31, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the periods indicated, in conformity with accounting principles generally accepted in the United States of America. /s/ Deloitte & Touche LLP ------------------------- Deloitte & Touche LLP Denver, Colorado January 23, 2002 Statement of Investments December 31, 2001

                                                                                             Market Value
                                                                          Shares             See Note 1
=========================================================================================================

Common Stocks--99.1%
---------------------------------------------------------------------------------------------------------
Capital Goods--22.3%
---------------------------------------------------------------------------------------------------------
Aerospace/Defense--3.3%
Empresa Brasileira de Aeronautica SA (Embraer), Preference                   575,000         $  3,285,003
---------------------------------------------------------------------------------------------------------
Electrical Equipment--3.6%
Halma plc                                                                  1,027,000            2,301,831
---------------------------------------------------------------------------------------------------------
Toshiba Corp.                                                                372,000            1,277,278
                                                                                             ------------
                                                                                                3,579,109
---------------------------------------------------------------------------------------------------------
Industrial Services--10.3%
3i Group plc                                                                  75,700              946,944
---------------------------------------------------------------------------------------------------------
BTG plc(1)                                                                   108,500            1,187,490
---------------------------------------------------------------------------------------------------------
Hays plc                                                                     216,649              655,847
---------------------------------------------------------------------------------------------------------
Hyundai Heavy Industries Co. Ltd.                                             58,712            1,130,882
---------------------------------------------------------------------------------------------------------
ICTS International NV                                                         40,100              281,502
---------------------------------------------------------------------------------------------------------
Koninklijke Boskalis Westminster NV                                          149,600            4,009,436
---------------------------------------------------------------------------------------------------------
Technip-Coflexip SA, Sponsored ADR(1)                                         61,875            2,079,000
                                                                                             ------------
                                                                                               10,291,101
---------------------------------------------------------------------------------------------------------
Manufacturing--5.1%
FKI plc                                                                      232,613              626,308
---------------------------------------------------------------------------------------------------------
GSI Lumonics, Inc.(1)                                                         88,000              745,360
---------------------------------------------------------------------------------------------------------
Jenoptik AG                                                                  156,051            2,973,483
---------------------------------------------------------------------------------------------------------
Shire Pharmaceuticals Group plc(1)                                            62,800              786,032
                                                                                             ------------
                                                                                                5,131,183
---------------------------------------------------------------------------------------------------------
Communication Services--2.6%
---------------------------------------------------------------------------------------------------------
Telecommunications: Long Distance--1.5%
Matsushita Communication Industrial Co.(1)                                     9,283              251,447
---------------------------------------------------------------------------------------------------------
Videsh Sanchar Nigam Ltd., Sponsored ADR                                     126,901            1,218,250
                                                                                             ------------
                                                                                                1,469,697
---------------------------------------------------------------------------------------------------------
Telephone Utilities--1.1%
---------------------------------------------------------------------------------------------------------
Cable & Wireless plc(1)                                                       65,100              313,137
---------------------------------------------------------------------------------------------------------
Tele Norte Leste Participacoes SA (Telemar)                               58,433,327              771,355
                                                                                             ------------
                                                                                                1,084,492
---------------------------------------------------------------------------------------------------------
Consumer Cyclicals--14.7%
---------------------------------------------------------------------------------------------------------
Autos & Housing--2.1%
Aucnet, Inc.                                                                  26,500              263,868
---------------------------------------------------------------------------------------------------------
Ducati Motor Holding SpA(1)                                                  400,000              644,650
---------------------------------------------------------------------------------------------------------
Porsche AG, Preferred                                                          2,054              780,750
---------------------------------------------------------------------------------------------------------
Solidere, GDR(1)(2)                                                          100,000              437,500
                                                                                             ------------
                                                                                                2,126,768
---------------------------------------------------------------------------------------------------------
Consumer Services--2.0%
Prosegur Compania de Seguridad SA                                             83,200            1,121,591
---------------------------------------------------------------------------------------------------------
Randstad Holding NV(1)                                                        64,500              858,016
                                                                                             ------------
                                                                                                1,979,607
Oppenheimer International Growth Fund/VA 5 Statement of Investments (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

Media--4.9%
Reed International plc                                                       285,000         $  2,364,297
---------------------------------------------------------------------------------------------------------
Wolters Kluwer NV                                                            110,721            2,523,801
                                                                                             ------------
                                                                                                4,888,098
---------------------------------------------------------------------------------------------------------
Retail: General--0.3%
Compagnie Financiere Richemont AG, A Units(1)                                 18,500              343,748
---------------------------------------------------------------------------------------------------------
Retail: Specialty--4.9%
Boots Co. plc                                                                229,100            1,948,911
---------------------------------------------------------------------------------------------------------
UBI Soft Entertainment SA(1)                                                  89,590            2,991,410
                                                                                             ------------
                                                                                                4,940,321
---------------------------------------------------------------------------------------------------------
Textile, Apparel & Home Furnishings--0.5%
Bulgari SpA(1)                                                                60,300              468,187
---------------------------------------------------------------------------------------------------------
Consumer Staples--18.3%
---------------------------------------------------------------------------------------------------------
Beverages--0.9%
Aalberts Industries NV(1)                                                     45,200              887,426
---------------------------------------------------------------------------------------------------------
Broadcasting--4.4%
Grupo Televisa SA, Sponsored GDR(1)                                           36,000            1,554,480
---------------------------------------------------------------------------------------------------------
LG Home Shopping, Inc.                                                        38,849            2,324,729
---------------------------------------------------------------------------------------------------------
Sogecable SA(1)                                                               23,900              553,295
                                                                                             ------------
                                                                                                4,432,504
---------------------------------------------------------------------------------------------------------
Entertainment--10.7%
Infogrames Entertainment SA(1)                                               225,140            2,726,319
---------------------------------------------------------------------------------------------------------
Nintendo Co. Ltd.                                                             27,300            4,780,520
---------------------------------------------------------------------------------------------------------
Sega Corp.(1)                                                                126,700            2,528,006
---------------------------------------------------------------------------------------------------------
Zee Telefilms Ltd.                                                           271,300              628,176
                                                                                             ------------
                                                                                               10,663,021
---------------------------------------------------------------------------------------------------------
Household Goods--2.3%
Wella AG, Preference, Non-Vtg.                                                45,000            2,319,937
---------------------------------------------------------------------------------------------------------
Energy--1.7%
---------------------------------------------------------------------------------------------------------
Energy Services--1.7%
Expro International Group plc                                                167,500              958,663
---------------------------------------------------------------------------------------------------------
Innogy Holdings plc                                                          264,400              738,831
                                                                                             ------------
                                                                                                1,697,494
---------------------------------------------------------------------------------------------------------
Financial--9.7%
---------------------------------------------------------------------------------------------------------
Banks--2.1%
Julius Baer Holding AG, Cl. B                                                  4,000            1,349,154
---------------------------------------------------------------------------------------------------------
Uniao de Bancos Brasileiros SA (Unibanco), Sponsored ADR                      33,200              740,360
                                                                                             ------------
                                                                                                2,089,514
---------------------------------------------------------------------------------------------------------
Diversified Financial--6.3%
Collins Stewart Ltd.                                                         216,400            1,228,299
---------------------------------------------------------------------------------------------------------
Espirito Santo Financial Group, ADR                                           70,000            1,225,700
---------------------------------------------------------------------------------------------------------
ICICI Ltd., Sponsored ADR                                                    134,500              804,310
---------------------------------------------------------------------------------------------------------
Van der Moolen Holding NV                                                    105,300            3,023,732
                                                                                             ------------
                                                                                                6,282,041
6 Oppenheimer International Growth Fund/VA Statement of Investments (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

Insurance--1.3%
Axa SA(1)                                                                     51,440         $  1,074,977
---------------------------------------------------------------------------------------------------------
Scor SA                                                                        5,800              182,869
                                                                                             ------------
                                                                                                1,257,846
---------------------------------------------------------------------------------------------------------
Healthcare--15.1%
---------------------------------------------------------------------------------------------------------
Healthcare/Drugs--8.3%
---------------------------------------------------------------------------------------------------------
Biocompatibles International plc(1)                                          334,000              520,131
---------------------------------------------------------------------------------------------------------
Cambridge Antibody Technology Group plc(1)                                    26,600              746,399
---------------------------------------------------------------------------------------------------------
Dr. Reddy's Laboratories Ltd., Sponsored ADR                                  62,100            1,176,795
---------------------------------------------------------------------------------------------------------
Elan Corp. plc, ADR(1)                                                        40,000            1,802,400
---------------------------------------------------------------------------------------------------------
NeuroSearch AS(1)                                                             34,000              521,173
---------------------------------------------------------------------------------------------------------
Nicox SA(1)                                                                   29,550            1,286,097
---------------------------------------------------------------------------------------------------------
Oxford GlycoSciences plc(1)                                                   56,294              532,547
---------------------------------------------------------------------------------------------------------
Pliva d.d., GDR(2)                                                           164,700            1,704,645
                                                                                             ------------
                                                                                                8,290,187
---------------------------------------------------------------------------------------------------------
Healthcare/Supplies & Services--6.8%
Fresenius AG, Preference(1)                                                   14,000            1,138,109
---------------------------------------------------------------------------------------------------------
Novogen Ltd.(1)                                                              962,000            1,580,757
---------------------------------------------------------------------------------------------------------
Ortivus AB, B Shares(1)                                                      306,500              613,602
---------------------------------------------------------------------------------------------------------
PowderJect Pharmaceuticals plc(1)                                            216,600            1,796,866
---------------------------------------------------------------------------------------------------------
SkyePharma plc(1)                                                          1,906,200            1,699,249
                                                                                             ------------
                                                                                                6,828,583
---------------------------------------------------------------------------------------------------------
Technology--14.2%
---------------------------------------------------------------------------------------------------------
Computer Hardware--0.6%
Oberthur Card Systems SA(1)                                                   75,410              600,948
---------------------------------------------------------------------------------------------------------
Computer Services--2.7%
Alten SA(1)                                                                   35,080              481,023
---------------------------------------------------------------------------------------------------------
Computer Services Solutions Holding NV                                        85,401              509,475
---------------------------------------------------------------------------------------------------------
Magnus Holding NV                                                            172,158              222,270
---------------------------------------------------------------------------------------------------------
Redbus Interhouse plc(1)                                                     210,900               33,457
---------------------------------------------------------------------------------------------------------
Ushio, Inc.                                                                  126,000            1,423,821
                                                                                             ------------
                                                                                                2,670,046
---------------------------------------------------------------------------------------------------------
Computer Software--5.5%
Capcom Co. Ltd.                                                               55,200            1,461,498
---------------------------------------------------------------------------------------------------------
Eidos plc(1)                                                                 282,600              740,333
---------------------------------------------------------------------------------------------------------
Koei Co. Ltd.                                                                 27,860              829,040
---------------------------------------------------------------------------------------------------------
Konami Co. Ltd.                                                               23,500              697,505
---------------------------------------------------------------------------------------------------------
NIIT Ltd.                                                                    190,000              883,803
---------------------------------------------------------------------------------------------------------
Unit 4 Agresso NV(1)                                                         106,300              913,368
                                                                                             ------------
                                                                                                5,525,547
Oppenheimer International Growth Fund/VA 7 Statement of Investments (Continued)

                                                                                             Market Value
                                                                          Shares             See Note 1
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Communications Equipment--0.1%
Pace Micro Technology plc(1)                                                  24,400         $    124,291
---------------------------------------------------------------------------------------------------------
Electronics--5.3%
ASM International NV(1)                                                       67,900            1,324,729
---------------------------------------------------------------------------------------------------------
Electrocomponents plc                                                         78,400              611,594
---------------------------------------------------------------------------------------------------------
Hamamatsu Photonics K.K.                                                      68,000            1,556,539
---------------------------------------------------------------------------------------------------------
Hoya Corp.                                                                    11,700              699,000
---------------------------------------------------------------------------------------------------------
Keyence Corp.                                                                  3,900              648,413
---------------------------------------------------------------------------------------------------------
Sony Corp.                                                                     9,857              450,507
                                                                                             ------------
                                                                                                5,290,782
---------------------------------------------------------------------------------------------------------
Utilities--0.5%
---------------------------------------------------------------------------------------------------------
Electric Utilities--0.5%
Nordex AG(1)                                                                  87,392              517,462
                                                                                             ------------
Total Common Stocks (Cost $117,207,508)                                                        99,064,943
=========================================================================================================
Preferred Stocks--1.0%
---------------------------------------------------------------------------------------------------------
Fresenius Medical Care AG, Preferred (Cost $1,058,370)                        21,000              969,325

                                                                          Principal
                                                                          Amount
=========================================================================================================

Repurchase Agreements--1.5%
---------------------------------------------------------------------------------------------------------
Repurchase agreement with Zion First National Bank, 1.55%, dated 12/31/01, to be repurchased at $1,536,132 on 1/2/02, collateralized by U.S.
Treasury Nts., 4.75%-7%, 7/15/06-11/15/08, with a value of
$1,572,970 (Cost $1,536,000)                                              $1,536,000            1,536,000
---------------------------------------------------------------------------------------------------------
Total Investments, at Value (Cost $119,801,878)                                101.6%         101,570,268
---------------------------------------------------------------------------------------------------------
Liabilities in Excess of Other Assets                                           (1.6)          (1,635,736)
                                                                          ----------         ------------
Net Assets                                                                     100.0%        $ 99,934,532
                                                                          ==========         ============
1. Non-income-producing security. 2. Represents securities sold under Rule 144A, which are exempt from registration under the Securities Act of 1933, as amended. These securities have been determined to be liquid under guidelines established by the Board of Directors. These securities amount to $2,142,145 or 2.14% of the Fund's net assets as of December 31, 2001. 8 Oppenheimer International Growth Fund/VA Statement of Investments (Continued) -------------------------------------------------------------------------------- Distribution of investments representing geographic diversification, as a percentage of total investments at value, is as follows:

Geographical Diversification                        Market Value        Percent
--------------------------------------------------------------------------------

Great Britain                                        $ 20,861,458          20.6%
Japan                                                  16,867,443          16.7
The Netherlands                                        14,553,754          14.3
France                                                 11,422,643          11.2
Germany                                                 8,699,066           8.6
Brazil                                                  4,796,719           4.7
India                                                   4,711,334           4.6
Korea, Republic of (South)                              3,455,611           3.4
Ireland                                                 1,802,400           1.8
Croatia                                                 1,704,645           1.7
Switzerland                                             1,692,902           1.7
Spain                                                   1,674,885           1.6
Australia                                               1,580,757           1.6
Mexico                                                  1,554,480           1.5
United States                                           1,536,000           1.5
Portugal                                                1,225,700           1.2
Italy                                                   1,112,836           1.1
Canada                                                    745,360           0.7
Sweden                                                    613,602           0.6
Denmark                                                   521,173           0.5
Lebanon                                                   437,500           0.4
                                                     ------------         -----
Total                                                $101,570,268         100.0%
                                                     ============         =====
See accompanying Notes to Financial Statements. Oppenheimer International Growth Fund/VA 9 Statement of Assets and Liabilities December 31, 2001

=====================================================================================================

Assets
Investments, at value (cost $119,801,878)--see accompanying statement                    $101,570,268
-----------------------------------------------------------------------------------------------------
Unrealized appreciation on foreign currency contracts                                             158
-----------------------------------------------------------------------------------------------------
Receivables and other assets:
Interest and dividends                                                                        204,259
Investments sold                                                                               98,512
Shares of capital stock sold                                                                   18,011
Other                                                                                           2,652
                                                                                         ------------
Total assets                                                                              101,893,860
=====================================================================================================
Liabilities
Bank overdraft                                                                                    461
-----------------------------------------------------------------------------------------------------
Unrealized depreciation on foreign currency contracts                                             498
-----------------------------------------------------------------------------------------------------
Payables and other liabilities:
Shares of capital stock redeemed                                                            1,830,166
Investments purchased                                                                          89,914
Shareholder reports                                                                             2,030
Directors' compensation                                                                           202
Distribution and service plan fees                                                                 41
Other                                                                                          36,016
                                                                                         ------------
Total liabilities                                                                           1,959,328
=====================================================================================================
Net Assets                                                                               $ 99,934,532
                                                                                         ============
=====================================================================================================
Composition of Net Assets
Par value of shares of capital stock                                                     $     92,973
-----------------------------------------------------------------------------------------------------
Additional paid-in capital                                                                136,092,023
-----------------------------------------------------------------------------------------------------
Undistributed (overdistributed) net investment income                                         620,003
-----------------------------------------------------------------------------------------------------
Accumulated net realized gain (loss) on investments and foreign currency transactions     (18,637,197)
-----------------------------------------------------------------------------------------------------
Net unrealized appreciation (depreciation) on investments and translation of
assets and liabilities denominated in foreign currencies                                  (18,233,270)
                                                                                         ------------
Net Assets                                                                               $ 99,934,532
                                                                                         ============
=====================================================================================================
Net Asset Value Per Share
Non-Service shares:

Net asset value, redemption price per share and offering price per share (based on
net assets of $99,831,241 and 92,877,181 shares of capital stock outstanding)                   $1.07
-----------------------------------------------------------------------------------------------------
Service shares:
Net asset value, redemption price per share and offering price per share (based
on net assets of $103,291 and 95,818 shares of capital stock outstanding)                       $1.08
See accompanying Notes to Financial Statements. 10 Oppenheimer International Growth Fund/VA Statement of Operations For the Year Ended December 31, 2001

=====================================================================================================

Investment Income
Dividends (net of foreign withholding taxes of $174,400)                                 $  1,961,156
-----------------------------------------------------------------------------------------------------
Interest                                                                                       92,953
                                                                                         ------------
Total income                                                                                2,054,109
=====================================================================================================
Expenses
Management fees                                                                             1,179,660
-----------------------------------------------------------------------------------------------------
Distribution and service plan fees:
Service shares                                                                                     42
-----------------------------------------------------------------------------------------------------
Custodian fees and expenses                                                                    21,253
-----------------------------------------------------------------------------------------------------
Shareholder reports                                                                            10,382
-----------------------------------------------------------------------------------------------------
Transfer and shareholder servicing agent fees                                                   8,187
-----------------------------------------------------------------------------------------------------
Directors' compensation                                                                         2,108
-----------------------------------------------------------------------------------------------------
Other                                                                                          20,914
                                                                                         ------------
Total expenses                                                                              1,242,546
Less reduction to custodian expenses                                                             (604)
                                                                                         ------------
Net expenses                                                                                1,241,942
=====================================================================================================
Net Investment Income                                                                         812,167
-----------------------------------------------------------------------------------------------------
Realized and Unrealized Gain (Loss)
Net realized gain (loss) on:
Investments                                                                               (10,606,200)
Foreign currency transactions                                                              (5,040,484)
                                                                                         ------------
Net realized gain (loss)                                                                  (15,646,684)
-----------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation) on:
Investments                                                                               (13,826,593)
Translation of assets and liabilities denominated in foreign currencies                    (2,901,751)
                                                                                         ------------
Net change                                                                                (16,728,344)
                                                                                         ------------
Net realized and unrealized gain (loss)                                                   (32,375,028)
=====================================================================================================
Net Decrease in Net Assets Resulting from Operations                                     $(31,562,861)
                                                                                         ============
See accompanying Notes to Financial Statements. Oppenheimer International Growth Fund/VA 11 Statements of Changes in Net Assets

                                                                                      Year Ended December 31,
                                                                                      2001                 2000
=======================================================================================================================

Operations
Net investment income (loss)                                                          $    812,167         $    388,805
-----------------------------------------------------------------------------------------------------------------------
Net realized gain (loss)                                                               (15,646,684)          29,533,847
-----------------------------------------------------------------------------------------------------------------------
Net change in unrealized appreciation (depreciation)                                   (16,728,344)         (45,921,739)
                                                                                      ------------         ------------
Net increase (decrease) in net assets resulting from operations                        (31,562,861)         (15,999,087)
=======================================================================================================================
Dividends and/or Distributions to Shareholders
Dividends from net investment income:
Non-Service shares                                                                          (2,436)          (1,797,509)
Service shares                                                                                  --                   --
-----------------------------------------------------------------------------------------------------------------------
Distributions from net realized gain:
Non-Service shares                                                                     (23,429,756)         (28,230,274)
Service shares                                                                                  --                   --
=======================================================================================================================
Capital Stock Transactions
Net increase (decrease) in net assets resulting from capital stock transactions:
Non-Service shares                                                                       9,925,269           43,582,904
Service shares                                                                             103,291                   --
=======================================================================================================================
Net Assets
Total decrease                                                                         (44,966,493)          (2,443,966)
-----------------------------------------------------------------------------------------------------------------------
Beginning of period                                                                    144,901,025          147,344,991
                                                                                      ------------         ------------
End of period [including undistributed (overdistributed) net investment
income of $620,003 and $(7,161), respectively]                                        $ 99,934,532         $144,901,025
                                                                                      ============         ============
See accompanying Notes to Financial Statements. 12 Oppenheimer International Growth Fund/VA Financial Highlights

                                                    Year Ended December 31,
Non-Service shares                                  2001             2000          1999            1998            1997
==========================================================================================================================

Per Share Operating Data
Net asset value, beginning of period                    $1.74           $2.30         $1.57           $1.36          $1.29
--------------------------------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                     .01              --(1)         --(1)          .01            .01
Net realized and unrealized gain (loss)                  (.39)           (.11)          .77             .25            .09
--------------------------------------------------------------------------------------------------------------------------
Total income (loss) from investment operations           (.38)           (.11)          .77             .26            .10
--------------------------------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                       --(1)         (.03)         (.01)           (.01)          (.01)
Distributions from net realized gain                     (.29)           (.42)         (.03)           (.04)          (.02)
--------------------------------------------------------------------------------------------------------------------------
Total dividends and/or distributions
to shareholders                                          (.29)           (.45)         (.04)           (.05)          (.03)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period                          $1.07           $1.74         $2.30           $1.57          $1.36
                                                        =====           =====         =====           =====          =====
==========================================================================================================================
Total Return, at Net Asset Value(2)                    (24.31)%         (9.43)%       50.37%          19.40%          8.11%
==========================================================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)             $ 99,831        $144,901      $147,345        $103,404        $82,257
--------------------------------------------------------------------------------------------------------------------------
Average net assets (in thousands)                    $117,814        $162,028      $107,403        $ 94,651        $73,318
--------------------------------------------------------------------------------------------------------------------------
Ratios to average net assets:(3)
Net investment income                                    0.69%           0.24%         0.17%           0.68%          0.72%
Expenses                                                 1.05%           1.17%         1.08%           1.09%(4)       1.12%(4)
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                    44%             72%          127%             48%            49%
1. Less than $0.005 per share. 2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. 3. Annualized for periods of less than one full year. 4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses. See accompanying Notes to Financial Statements. Oppenheimer International Growth Fund/VA 13 Financial Highlights (Continued)

                                                            Period Ended
Service shares                                              December 31, 2001(1)
================================================================================

Per Share Operating Data
Net asset value, beginning of period                                       $1.22
--------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income                                                         --(2)
Net realized and unrealized gain (loss)                                     (.14)
--------------------------------------------------------------------------------
Total income (loss) from investment operations                              (.14)
--------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income                                          --
Distributions from net realized gain                                          --
--------------------------------------------------------------------------------
Total dividends and/or distributions to shareholders                          --
--------------------------------------------------------------------------------
Net asset value, end of period                                             $1.08
                                                                          ======
================================================================================
Total Return, at Net Asset Value(3)                                       (11.48)%
================================================================================
Ratios/Supplemental Data
Net assets, end of period (in thousands)                                    $103
--------------------------------------------------------------------------------
Average net assets (in thousands)                                           $ 36
--------------------------------------------------------------------------------
Ratios to average net assets:(4)
Net investment income                                                       0.28%
Expenses                                                                    1.20%
--------------------------------------------------------------------------------
Portfolio turnover rate                                                       44%
1. For the period from March 19, 2001 (inception of offering) to December 31, 2001. 2. Less than $0.005 per share. 3. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Total returns are not annualized for periods less than one full year. Total return information does not reflect expenses that apply at the separate account level or to related insurance products. Inclusion of these charges would reduce the total return figures for all periods shown. 4. Annualized for periods of less than one full year. See accompanying Notes to Financial Statements. 14 Oppenheimer International Growth Fund/VA Notes to Financial Statements ================================================================================ 1. Significant Accounting Policies Oppenheimer International Growth Fund/VA (the Fund) is a series of Panorama Series Fund, Inc. (the Company) which is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. The Fund's investment objective is to seek long-term growth of capital by investing under normal circumstances, at least 90% of its assets in equity securities of companies wherever located, the primary stock market of which is outside the United States. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). Shares of the Fund are sold only to separate accounts of life insurance companies, a majority of such shares are held by separate accounts of Massachusetts Mutual Life Insurance Co., an affiliate of the investment advisor. The Fund offers two classes of shares. Both classes are sold at their offering price, which is the net asset value per share, to separate investment accounts of participating insurance companies as an underlying investment for variable life insurance policies, variable annuity contracts or other investment products. The class of shares designated as Service shares is subject to a distribution and service plan. The following is a summary of significant accounting policies consistently followed by the Fund. -------------------------------------------------------------------------------- Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities (including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value. Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type" debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value). -------------------------------------------------------------------------------- Foreign Currency Translation. The accounting records of the Fund are maintained in U.S. dollars. Prices of securities denominated in foreign currencies are translated into U.S. dollars at the closing rates of exchange. Amounts related to the purchase and sale of foreign securities and investment income are translated at the rates of exchange prevailing on the respective dates of such transactions. The effect of changes in foreign currency exchange rates on investments is separately identified from the fluctuations arising from changes in market values of securities held and reported with all other foreign currency gains and losses in the Fund's Statement of Operations. -------------------------------------------------------------------------------- Repurchase Agreements. The Fund requires its custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian's vault, all securities held as collateral for repurchase agreements. The market value of the underlying securities is required to be at least 102% of the resale price at the time of purchase. If the seller of the agreement defaults and the value of the collateral declines, or if the seller enters an insolvency proceeding, realization of the value of the collateral by the Fund may be delayed or limited. -------------------------------------------------------------------------------- Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class. Oppenheimer International Growth Fund/VA 15 Notes to Financial Statements (Continued) ================================================================================ 1. Significant Accounting Policies (continued) Federal Taxes. The Fund intends to continue to comply with provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers to shareholders. As of December 31, 2001, the Fund had available for federal income tax purposes an unused capital loss carryover as follows: Expiring ----------------------------- 2009 $16,530,049 As of December 31, 2001, the Fund had approximately $2,098,000 of post-October losses available to offset future capital gains, if any. Such losses, if unutilized, will expire in 2010. Additionally, the Fund had approximately $9,000 of post-October foreign currency losses which were deferred. If unutilized by the Fund in the following fiscal year, such losses will expire. -------------------------------------------------------------------------------- Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date. -------------------------------------------------------------------------------- Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes primarily because of the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund. The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended December 31, 2001, amounts have been reclassified to reflect a decrease in undistributed net investment income of $182,567. Accumulated net realized loss on investments was decreased by the same amount. Net assets of the Fund were unaffected by the reclassifications. -------------------------------------------------------------------------------- Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received. Interest income, which includes accretion of discount and amortization of premium, is accrued as earned. -------------------------------------------------------------------------------- Security Transactions. Security transactions are accounted for as of trade date. Gains and losses on securities sold are determined on the basis of identified cost. -------------------------------------------------------------------------------- Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates. 16 Oppenheimer International Growth Fund/VA Notes to Financial Statements (Continued) ================================================================================ 2. Shares of Capital Stock The Fund has authorized 160 million shares of $0.001 par value capital stock. Transactions in shares of capital stock were as follows:

                                                     Year Ended December 31, 2001(1)            Year Ended December 31, 2000
                                                     ----------------------------------         --------------------------------
                                                     Shares               Amount                Shares             Amount
--------------------------------------------------------------------------------------------------------------------------------

Non-Service shares
Sold                                                  190,493,161         $ 224,286,344          63,483,684        $ 129,978,876
Dividends and/or distributions reinvested              18,745,753            23,432,192          13,228,098           30,027,783
Redeemed                                             (199,740,358)         (237,793,267)        (57,285,689)        (116,423,755)
                                                     ------------         -------------         -----------        -------------
Net increase (decrease)                                 9,498,556         $   9,925,269          19,426,093        $  43,582,904
                                                     ============         =============         ===========        =============
Service shares
Sold                                                       96,467         $     103,972                  --        $          --
Dividends and/or distributions reinvested                      --                    --                  --                   --
Redeemed                                                     (649)                 (681)                 --                   --
                                                     ------------         -------------         -----------        -------------
Net increase (decrease)                                    95,818         $     103,291                  --        $          --
                                                     ============         =============         ===========        =============
1. For the year ended December 31, 2001, for Non-Service shares and for the period from March 19, 2001 (inception of offering) to December 31, 2001, for Service shares. ================================================================================ 3. Purchases and Sales of Securities The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended December 31, 2001, were $51,238,452 and $58,590,866, respectively. As of December 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $119,801,878 was: Gross unrealized appreciation $ 8,106,334 Gross unrealized depreciation (26,337,944)

Net unrealized appreciation (depreciation) $(18,231,610) ============ ================================================================================ 4. Fees and Other Transactions with Affiliates Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund. The annual fees are 1.00% of the first $250 million of average daily net assets of the Fund and 0.90% of average daily net assets in excess of $250 million. The Fund's management fee for the year ended December 31, 2001, was an annualized rate of 1.00%. -------------------------------------------------------------------------------- Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays OFS an agreed-upon per account fee. Additionally, funds offered in variable annuity separate accounts are subject to minimum fees of $5,000 for assets of less than $10 million and $10,000 for assets of $10 million or more. The Fund is subject to the minimum fee in the event that the per account fee does not equal or exceed the applicable minimum fee. OFS has voluntarily agreed to limit transfer and shareholder servicing agent fees to 0.25% per annum of funds offered in variable annuity separate accounts, effective January 1, 2001. This undertaking may be amended or withdrawn at any time. Oppenheimer International Growth Fund/VA 17 Notes to Financial Statements (Continued) ================================================================================ 4. Fees and Other Transactions with Affiliates (continued) Distribution and Service Plan for Service Shares. The Fund has adopted a Distribution and Service Plan for Service shares to pay OppenheimerFunds Distributor, Inc., the Distributor, for distribution-related services for the Fund's Service shares. Although the plan allows for payment to be made quarterly at an annual rate of up to 0.25% of the average annual net assets of Service shares of the Fund, that rate is currently reduced to 0.15%. The Board of Directors may increase that rate to no more than 0.25% per annum, without notification in advance. The Distributor currently uses all of those fees to compensate sponsor(s) of the insurance product that offers Fund shares, for providing personal service and maintenance of accounts of their variable contract owners that hold Service shares. The impact of the service plan is to increase operating expenses of the service shares, which results in lower performance compared to the Fund's shares that are not subject to a service fee. ================================================================================ 5. Foreign Currency Contracts A foreign currency contract is a commitment to purchase or sell a foreign currency at a future date, at a negotiated rate. The Fund may enter into foreign currency contracts for operational purposes and to seek to protect against adverse exchange rate fluctuations. Risks to the Fund include the potential inability of the counterparty to meet the terms of the contract. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates as provided by a reliable bank, dealer or pricing service. Unrealized appreciation and depreciation on foreign currency contracts are reported in the Statement of Assets and Liabilities as a receivable or payable and in the Statement of Operations with the change in unrealized appreciation or depreciation. The Fund may realize a gain or loss upon the closing or settlement of the foreign currency transactions. Such realized gains and losses are reported with all other foreign currency gains and losses in the Statement of Operations.

                                             Expiration      Contract            Valuation as of     Unrealized      Unrealized
Contract Description                         Dates           Amount (000s)       December 31, 2001   Appreciation    Depreciation
---------------------------------------------------------------------------------------------------------------------------------

Contracts to Purchase
---------------------
British Pound Sterling (GBP)                 1/2/02          20  GBP             $28,798             $15                     $ --
                                                                                                     ----                    ----
Contracts to Sell
-----------------
Euro (EUR)                                   1/2/02          51  EUR              45,259               --                     498
                                                                                                     ----                    ----
Total Unrealized Appreciation and Depreciation                                                       $158                    $498
                                                                                                     ====                    ====
18 Oppenheimer International Growth Fund/VA

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody’s Investors Service, Inc.

------------------------------------------------------------------------------------------------------------------- Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated “Aaa” are judged to be the best quality. They carry the smallest degree of investment risk. Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as with “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of “Aaa” securities.

A: Bonds rated “A” possess many favorable investment attributes and are to be considered as upper-medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated “Baa” are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated “Ba” are judged to have speculative elements. Their future cannot be considered well-assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B: Bonds rated “B” generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest. Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings. C: Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Con. (…): Bonds for which the security depends on the completion of some act or the fulfillment of some condition are rated conditionally. These bonds are secured by (a) earnings of projects under construction, (b) earnings of projects unseasoned in operating experience, (c) rentals that begin when facilities are completed, or (d) payments to which some other limiting condition attaches. The parenthetical rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody’s applies numerical modifiers 1, 2, and 3 in each generic rating classification from “Aa” through “Caa.” The modifier “1” indicates that the obligation ranks in the higher end of its generic rating category; the modifier “2” indicates a mid-range ranking; and the modifier “3” indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year: Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor’s Rating Services

------------------------------------------------------------------------------------------------------------------- Long-Term Credit Ratings AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong. AA: Bonds rated "AA" differ from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated “A” are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB: Bonds rated “BBB” exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C

Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are regarded as having significant speculative characteristics. “BB” indicates the least degree of speculation, and “C” the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: Bonds rated “BB” are less vulnerable to nonpayment than other speculative issues. However, these face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated “B” are more vulnerable to nonpayment than obligations rated “BB”, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated “CCC” are currently vulnerable to nonpayment, and are dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC: Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated debt or preferred stock obligation rated “C” is currently highly vulnerable to nonpayment. The “C” rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued. A “C” also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

D: Bonds rated “D” are in default. Payments on the obligation are not being made on the date due even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The “D” rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The “r” symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor’s capacity to meet its financial obligation is extremely strong.

A-2: Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor’s believes that such payments will be made during such grace period. The “D” rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.

------------------------------------------------------------------------------------------------------------------- International Long-Term Credit Ratings

Investment Grade:

AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events. AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events. A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade. B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment. CCC, CC C: High Default Risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C" ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. “DDD” obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. “DD” indicates potential recoveries in the range of 50%-90%, and “D” the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated “DDD” have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated “DD” and “D” are generally undergoing a formal reorganization or liquidation process; those rated “DD” are likely to satisfy a higher portion of their outstanding obligations, while entities rated “D” have a poor prospect for repaying all obligations.

Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories. Plus and minus signs are not added to the “AAA” category or to categories below “CCC,” nor to short-term ratings other than “F1” (see below).

International Short-Term Credit Ratings

F1: Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature. F2: Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings. F3: Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade. B: Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions. C: High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment. D: Default. Denotes actual or imminent payment default. B-1

Appendix B

----------------------------------------------------------- Household Durables INDUSTRY CLASSIFICATIONS ----------------------------------------------------------- Aerospace & Defense Air Freight & Couriers Household Products Airlines Industrial Conglomerates Auto Components Insurance Automobiles Internet & Catalog Retail Banks Internet Software & Services Beverages Information Technology Consulting & Services Biotechnology Leisure Equipment & Products Building Products Machinery Chemicals Marine Commercial Services & Supplies Media Communications Equipment Metals & Mining Computers & Peripherals Multiline Retail Construction & Engineering Multi-Utilities Construction Materials Office Electronics Containers & Packaging Oil & Gas Distributors Paper & Forest Products Diversified Financials Personal Products Diversified Telecommunication Services Pharmaceuticals Electric Utilities Real Estate Electrical Equipment Road & Rail Electronic Equipment & Instruments Semiconductor Equipment & Products Energy Equipment & Services Software Food & Drug Retailing Specialty Retail Food Products Textiles & Apparel Gas Utilities Tobacco Health Care Equipment & Supplies Trading Companies & Distributors Health Care Providers & Services Transportation Infrastructure Hotels Restaurants & Leisure Water Utilities Wireless Telecommunication Services -------------------------------------------------------------------------------------------------------------------

Panorama Series Fund, Inc.

------------------------------------------------------------------------------------------------------------------- Investment Advisor OppenheimerFunds, Inc. 498 Seventh Avenue New York, New York 10018

Distributor

OppenheimerFunds Distributor, Inc. 498 Seventh Avenue New York, New York 10018

Transfer Agent

OppenheimerFunds Services P.O. Box 5270 Denver, Colorado 80217 1-888-470-0861

Custodian Bank

The Bank of New York 90 Washington Street New York, NY

Independent Auditors

Deloitte & Touche LLP 555 Seventeenth Street Denver, Colorado 80202

Legal Counsel

Myer, Swanson, Adams & Wolf, P.C. 1600 Broadway Denver, Colorado 80202

PX.4/02

__________ 1 Messrs. Armstrong and Fossel are not Managing General Partners of Centennial America Fund, L.P. 2 The address of each Trustee is 6803 S. Tucson Way, Englewood, CO 80112-3924. 3 Each Trustee serves for an indefinite term, until his resignation, death or removal. 4 The address of each Officer is 498 Seventh Avenue, New York, NY 10018 except for Mr. Wixted and Ms. Ives, whose address is 6803 S. Tucson Way, Englewood, CO 80112-3924.

5 Each Officer serves for an annual term or until his or her resignation, death or removal.